AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 10, 1999
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                 SCHEDULE 14A
                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant[x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            THE VINCAM GROUP, INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):
[ ] No fee required.
[x] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    (1) Title of each class of securities to which transaction applies: Common Stock, par value $0.001 per share, of The Vincam Group, Inc. ("Vincam Common Stock")
    (2) Aggregate number of securities to which transaction applies: 15,735,131 shares of Vincam Common Stock
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: $16.78125 (based on the average of the high and low prices of the Common Stock of The Vincam Group, Inc. as quoted on the Nasdaq National Market on December 21, 1998)
    (4) Proposed maximum aggregate value of transaction: $264,055,167.09
    (5) Total fee paid: $52,811.03 (fee paid by wire transfer on December 29, 1998). The Vincam Group, Inc.'s CIK number is 0001008896.

[x] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

[GRAPHIC OMITTED]

                                 PROXY STATEMENT

[GRAPHIC OMITTED]

                                   PROSPECTUS

                 MERGER PROPOSED -- YOUR VOTE IS VERY IMPORTANT

        The board of directors of The Vincam Group, Inc. has agreed to merge our company with a subsidiary of Automatic Data Processing, Inc., so that Vincam would become a wholly-owned subsidiary of ADP.

        If the merger is completed, you will receive between 0.4198 shares and
0.5152 shares of ADP common stock for each Vincam share you own, depending on the average price of ADP common stock. This means that you will receive a minimum of $15.75 per share, unless the average of ADP's stock price is below $30.5690. In that case, Vincam can request that ADP give you ADP shares worth at least $15.75 for each Vincam share you own. If ADP refuses this request, Vincam can refuse to merge.

        You may call toll free any time at 1-800-322-2885 for the current average ADP stock price and the number of ADP shares you would receive for your Vincam shares based on that price. After March 8, 1999, we will calculate the actual number of ADP shares you will receive.

        ADP's shares are traded on the New York Stock Exchange under the symbol "AUD." As of February 8, 1999, ADP's stock price was $41.00.

        We cannot complete the merger without the approval of the holders of a majority of Vincam's common stock. Holders of approximately 45% of Vincam's common stock have agreed to vote for the merger. This means that only 5% more of Vincam's shareholders must vote for the merger to ensure its approval.

        We have scheduled a special meeting to vote on the merger. If you were a shareholder of record on January 20, 1999, you may vote at the meeting. Whether or not you plan to attend, please take the time to vote by completing and mailing the enclosed voting form to us.

        The date, time and place of the special meeting is as follows:

                  MARCH 11, 1999
                  9:00 A.M.
                  10200 SUNSET DRIVE
                  MIAMI, FLORIDA 33173

        This proxy statement/prospectus provides you with detailed information about the merger. This document is also the prospectus of ADP for the ADP common stock that will be issued to you in the merger. We encourage you to read this entire document carefully.

/s/ Carlos A. Saladrigas
------------------------------------
Carlos A. Saladrigas
Chairman and Chief Executive Officer

 NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE ADP COMMON STOCK TO BE ISSUED IN CONNECTION WITH THIS DOCUMENT OR DETERMINED THAT THIS DOCUMENT IS ACCURATE OR ADEQUATE.

                                February 10, 1999

                               TABLE OF CONTENTS

                                                                              PAGE
                                                                             -----
QUESTIONS AND ANSWERS ABOUT THE ADP/VINCAM MERGER ........................     1
SUMMARY ..................................................................     2
 The Companies ...........................................................     2
 What You Will Receive in the Merger .....................................     2
 Reasons for the Merger ..................................................     3
 Voting Agreement ........................................................     3
 Recommendation of the Board .............................................     3
 Opinion of Vincam's Financial Advisor ...................................     3
 Interests of Directors and Officers in the Merger .......................     3
 Dissenters' Rights ......................................................     4
 Conditions to the Merger ................................................     4
 Termination of the Merger Agreement .....................................     4
 Termination Payments ....................................................     4
 Income Tax Consequences of the Merger ...................................     4
 ADP Dividends ...........................................................     4
 Accounting Treatment ....................................................     5
 Comparison of Shareholder Rights ........................................     5
 Forward-Looking Statements ..............................................     5
 Selected Historical Financial Information ...............................     6
 Comparative Per Share Information .......................................     8
 Comparative Per Share Market Price Information ..........................     9
THE SPECIAL MEETING ......................................................    10
 Time and Place of Special Meeting .......................................    10
 Purposes of the Special Meeting; The Merger .............................    10
 Record Date .............................................................    10
 Required Votes ..........................................................    10
 Proxies; Voting and Revocation ..........................................    11
 Solicitation of Proxies .................................................    11
 No Dissenters' Appraisal Rights .........................................    11
THE MERGER ...............................................................    12
 Background ..............................................................    12
 Recommendation of the Board; Vincam's Reasons for the Merger ............    13
 Opinion of Financial Advisor to Vincam ..................................    16
 Federal Income Tax Consequences to Holders of Vincam Common Stock .......    26
 Accounting Treatment ....................................................    28
 Dividend Policy .........................................................    28
 Interests of Directors and Officers in the Merger .......................    28
 Regulatory Approvals ....................................................    29
 Stock Exchange Listing ..................................................    30
 Federal Securities Laws Consequences ....................................    30
THE MERGER AGREEMENT .....................................................    31
 Terms of the Merger .....................................................    31
 Exchange of New Stock Certificates ......................................    32

                                                                         PAGE
                                                                         -----
 Representations and Warranties .....................................    34
 Covenants ..........................................................    35
 No Solicitation of Transactions ....................................    36
 Employment Matters .................................................    37
 Indemnification and Insurance ......................................    37
 Conditions to the Merger ...........................................    38
 Termination ........................................................    39
 Termination Fees and Expenses ......................................    40
RELATED AGREEMENTS ..................................................    41
 Voting Agreement ...................................................    41
 Employment Agreements ..............................................    41
BUSINESS OF ADP .....................................................    42
BUSINESS OF VINCAM ..................................................    42
DESCRIPTION OF ADP ACQUISITION CORP. (FLORIDA) ......................    43
COMPARISON OF RIGHTS OF HOLDERS OF ADP COMMON STOCK
  AND VINCAM COMMON STOCK ...........................................    44
 General ............................................................    44
 Charter Amendments .................................................    44
 By-Law Amendments ..................................................    44
 Special Meetings of Stockholders ...................................    45
 Quorum for Stockholder Meetings ....................................    45
 Stockholder Voting Requirements ....................................    45
 Vote Required for Mergers ..........................................    46
 Proxies ............................................................    46
 Action by Written Consent of Stockholders ..........................    46
 Board Recommendations Regarding Merger .............................    47
 Merger with Subsidiary .............................................    47
 Consideration for Stock ............................................    47
 Board Vacancies ....................................................    47
 Removal of Directors ...............................................    48
 Committees of the Board of Directors ...............................    48
 Affiliated Transactions ............................................    49
 Control Share Acquisitions .........................................    51
 Other Constituencies ...............................................    51
 Indemnification of Directors and Officers ..........................    51
 Limitation of Personal Liability of Directors and Officers .........    52
 Derivative Actions .................................................    53
 Appraisal and Dissenters' Rights ...................................    54
 Distributions and Redemptions.......................................    55
 Inspection of Books and Records ....................................    56
LEGAL MATTERS .......................................................    56
EXPERTS .............................................................    56
WHERE YOU CAN FIND MORE INFORMATION .................................    57
APPENDIX A--THE MERGER AGREEMENT ....................................    A-1
APPENDIX B--OPINION OF GOLDMAN, SACHS & CO. .........................    B-1

               QUESTIONS AND ANSWERS ABOUT THE ADP/VINCAM MERGER

Q. WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A. By March 15, 1999.

Q. WHAT DO I NEED TO DO NOW?

A. After carefully reading and considering the information contained in this document, please indicate on your voting form how you want to vote and mail your signed and dated voting form in the enclosed return envelope as soon as possible.

Q.  WHAT DO I DO IF I WANT TO CHANGE MY VOTE?

A. Just send in a later-dated, signed voting form to the Secretary of Vincam before the special meeting or attend the meeting in person and vote.

Q.  SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A. No. After the merger is completed, the exchange agent will send you written instructions for exchanging your stock certificates.

Q. IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME WITHOUT MY INSTRUCTIONS?

A. No. You should instruct your broker to vote your shares, following the directions provided by your broker. Your failure to instruct your broker to vote your shares will be the equivalent of voting against the merger.

Q.  WHAT IF I PLAN TO ATTEND THE SPECIAL MEETING IN PERSON?

A. We recommend that you send in your voting form in any event. You may request a ticket for admission to the special meeting by marking the appropriate box on the voting form and returning it no later than February 25, 1999.
    If you hold Vincam shares through a third party, such as a broker, you should send an account statement or similar documentation of ownership to MacKenzie Partners, Inc., the proxy solicitors, requesting a ticket.

                      WHO CAN HELP ANSWER YOUR QUESTIONS?

        If you have more questions about the merger, you should contact:

                            MacKenzie Partners, Inc.
                                156 Fifth Avenue
                            New York, New York 10010
                           Telephone: (800) 322-2885

                                    SUMMARY

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE MERGER FULLY AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT, INCLUDING THE APPENDICES AND THE OTHER DOCUMENTS TO WHICH WE HAVE REFERRED YOU. SEE "WHERE YOU CAN FIND MORE INFORMATION" (PAGE 57). WE HAVE INCLUDED PAGE REFERENCES PARENTHETICALLY TO DIRECT YOU TO MORE COMPLETE DESCRIPTIONS OF THE TOPICS PRESENTED IN THIS SUMMARY.

THE COMPANIES (PAGE 42)

THE VINCAM GROUP, INC.
10200 Sunset Drive
Miami, Florida 33173
800-962-4404

        Vincam was incorporated in Florida in 1984 as Human Power Resources, Inc., and changed its name to The Vincam Group, Inc. in 1989. Vincam is a professional employer organization which provides employee leasing services primarily to small and medium-sized businesses.

AUTOMATIC DATA PROCESSING, INC.
One ADP Boulevard
Roseland, New Jersey 07068
(973) 994-5000

        ADP was incorporated in Delaware in 1961 and is engaged in the computer services business. With over 425,000 clients, ADP is one of the largest companies in the world dedicated to providing computerized transaction processing, data communications and information services.

WHAT YOU WILL RECEIVE IN THE MERGER (PAGE 31)

What you will receive in the merger for your Vincam shares will depend on the average stock price of ADP common stock, as follows:

 AVERAGE ADP STOCK PRICE:                   WHAT YOU WILL RECEIVE:
 Equal to or greater than $34.3905 and      0.4580 shares of ADP common stock
 less than or equal to $42.0325             per Vincam share

 Greater than $42.0325 and less than or     ADP shares with a value of $19.25 per
 equal to $45.8540                          Vincam share

 Equal to or greater than $30.5690 and      ADP shares with a value of $15.75 per
 less than $34.3905                         Vincam share

 Greater than $45.8540                      0.4198 shares of ADP common stock
                                            per Vincam share

 Less than $30.5690                         At Vincam's option, (a) 0.5152 shares
                                            of ADP common stock per Vincam
                                            share or (b) Vincam may request that
                                            ADP issue ADP shares with a value of
                                            $15.75 per Vincam share. If ADP
                                            declines this request, Vincam can
                                            terminate the merger agreement.

        You will not receive any fractional shares of ADP common stock. Instead, you will receive cash.

REASONS FOR THE MERGER

        The Vincam board considered a number of factors in approving the merger agreement and recommending it to you, including:

        /bullet/ the ability of the combined company to respond more quickly and effectively to intensifying and increasing competition in the employee leasing industry;

        /bullet/ Vincam's need for continued investment in computer systems;

        /bullet/ the potential for each company to market its services to the other company's customers;

        /bullet/ improved sales force recruitment and training;

        /bullet/ potential reductions in overhead costs from the elimination of duplicative administrative and operational facilities; and

        /bullet/ the opportunity for you to hold ADP stock, which the board believed would have greater liquidity and lower volatility than Vincam's stock.

        As a result, the Vincam board believes that the merger should increase shareholder value to you.

        To review the reasons for the merger in greater detail, see pages 13 through 16.

VOTING AGREEMENT (PAGE 41)

        Holders of approximately 45% of Vincam's outstanding common stock have agreed to vote for the merger. This means that only 5% more of Vincam's shareholders must vote for the merger to ensure its approval.

RECOMMENDATION OF THE BOARD (PAGE 13)

        The Vincam board has unanimously determined that the merger agreement and the merger are fair to you and in your best interests. The Board recommends that you vote for approval of the merger agreement.

OPINION OF VINCAM'S FINANCIAL ADVISOR (PAGE 16)

        Goldman, Sachs & Co., as financial advisor to the board, has delivered its written opinion to the board that, as of February 8, 1999, the exchange ratio for ADP common stock was fair from a financial point of view to Vincam shareholders. The full text of the opinion of Goldman Sachs is attached as Appendix B. The opinion describes important assumptions and limitations and is not a recommendation as to how you should vote on the merger.

WE URGE YOU TO READ THE GOLDMAN SACHS OPINION CAREFULLY IN ITS ENTIRETY.

INTERESTS OF DIRECTORS AND OFFICERS IN THE MERGER (PAGES 28, 37 AND 41)

        In considering the board's recommendation that you vote for the merger, you should be aware that a number of Vincam's directors and officers have interests in the merger that are different from yours as a Vincam shareholder.

        These interests include:

        /bullet/ Vincam will enter into employment agreements with Carlos
             Saladrigas and Jose Sanchez, which will provide for their continued employment after the merger;

        /bullet/ some directors and officers of Vincam will remain directors and officers of Vincam following the merger;

        /bullet/ ADP will indemnify and provide insurance for Vincam's directors and officers; and

        /bullet/ the vesting of some stock options held by Vincam's directors and officers will accelerate because of the merger.

DISSENTERS' RIGHTS (PAGE 11)

        Under Florida law, you do not have dissenters' rights with respect to the merger.

CONDITIONS TO THE MERGER (PAGE 38)

        We will not complete the merger unless a number of conditions are satisfied or waived. These include:

        /bullet/ a majority of the Vincam shareholders must approve the merger agreement;

        /bullet/ the merger will qualify as a "pooling of interests" for accounting purposes;

        /bullet/ Vincam must obtain regulatory consents and approvals relating to the business of Vincam; and

        /bullet/ Vincam must receive a legal opinion confirming the tax-free nature of the merger.

TERMINATION OF THE MERGER AGREEMENT (PAGE 39)

        We can agree to terminate the merger agreement without completing the merger. Either one of us can terminate the merger agreement:

        /bullet/ if the merger is not completed before June 30, 1999; or

        /bullet/ if the other company has failed to perform its obligations under the merger agreement.

        In addition, ADP can terminate the merger agreement under those circumstances described on pages 39 and 40.

TERMINATION PAYMENTS

        Vincam is required to pay ADP a termination payment of $8.5 million if the merger agreement is terminated under those circumstances described on page 40.

INCOME TAX CONSEQUENCES OF THE MERGER (PAGE 26)

The merger is intended to be tax-free to you, except with respect to cash received instead of fractional shares of ADP common stock.

        THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISOR.

ADP DIVIDENDS (PAGE 28)

        ADP expects to continue to pay quarterly dividends.

ACCOUNTING TREATMENT (PAGE 28)

        The merger is expected to qualify as a pooling-of-interests transaction. This means that after the merger, ADP will treat the companies as if they had always been combined for accounting and financial reporting purposes.

COMPARISON OF SHAREHOLDER RIGHTS (PAGE 44)

        Vincam and ADP are incorporated in different states having differing corporation laws. In addition, the governing documents of each company vary. As a result, you will have different rights as an ADP stockholder than you currently have as a Vincam shareholder.

FORWARD-LOOKING STATEMENTS

        Statements in this document and in the documents incorporated by reference in this document are or may be forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those expressed in such statements depending on a variety of factors. You should carefully review all information, including the financial statements and the notes to the financial statements, included or incorporated by reference into this document.

SELECTED HISTORICAL FINANCIAL INFORMATION

     We are providing the following historical financial information to aid you in your analysis of the financial aspects of the merger. The information is only a summary and you should read it together with our consolidated financial statements and other financial information contained in our most recent annual and quarterly reports, which are incorporated by reference and from which we derived this information. See "Where You Can Find More Information" on pages 57 through 59.

     You should note that Vincam's income statement data for 1996 include the results of operations of the Stone Mountain Group, Inc. business since its date of acquisition, September 1, 1996. You should also note that Vincam's income statement and balance sheet data for 1993 exclude the results of operations and balance sheet data of Staff Administrators, Inc., Amstaff, Inc. and Staffing Network, Inc., which Vincam acquired during 1997 in poolings-of-interests transactions.

     We have appropriately adjusted the per share data and other financial information contained in this document to account for a two-for-one stock split of ADP common stock, which occurred on January 1, 1999.

     ADP--HISTORICAL FINANCIAL INFORMATION

                                    THREE MONTHS
                                        ENDED
                                    SEPTEMBER 30,
                           -------------------------------
                                 1998            1997
                           --------------- ---------------
                            (DOLLARS IN THOUSANDS, EXCEPT
                                 PER SHARE AMOUNTS)
Revenue ..................   $ 1,210,327     $ 1,038,498
Net earnings .............       123,200         105,410
Basic earnings
  per share ..............          0.20            0.18
Diluted earnings
  per share ..............          0.20            0.18
Cash dividends
  per share ..............        0.0663          0.0575
At period end:
Working capital ..........       680,788         641,930
Total assets .............     5,400,638       4,536,086
Long-term debt ...........       176,885         405,517
Shareholders' equity .....     3,545,366       2,698,539



                                                         FOR THE YEAR ENDED
                                                              JUNE 30,
                           -------------------------------------------------------------------------------
                                 1998            1997            1996            1995            1994
                           --------------- --------------- --------------- --------------- ---------------
                                          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue ..................   $ 4,798,061     $ 4,112,186     $ 3,566,597     $ 2,893,742     $ 2,468,966
Net earnings .............       605,300         513,500         454,700         394,830         329,320
Basic earnings
  per share ..............          1.02            0.88            0.79            0.69            0.58
Diluted earnings
  per share ..............          0.99            0.86            0.76            0.67            0.57
Cash dividends
  per share ..............        0.2563          0.2225          0.1938          0.1563          0.1350
At period end:
Working capital ..........       608,263         785,450         618,670         667,920         507,243
Total assets .............     5,175,355       4,382,772       3,839,885       3,201,096       2,711,751
Long-term debt ...........       192,063         401,162         403,743         390,177         372,959
Shareholders' equity .....     3,406,451       2,660,565       2,315,346       2,096,615       1,691,251

     VINCAM--HISTORICAL FINANCIAL INFORMATION

                                       NINE MONTHS
                                          ENDED                                     FOR THE YEAR ENDED
                                      SEPTEMBER 30,                                    DECEMBER 31,
                               --------------------------- ---------------------------------------------------------------------
                                    1998          1997          1997          1996          1995          1994          1993
                               ------------- ------------- ------------- ------------- ------------- ------------- -------------
                                                       (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF INCOME DATA:
Revenue ......................   $ 910,630     $ 699,821     $ 983,629     $ 654,758     $ 419,371     $ 318,565     $ 138,097
Controllable revenue .........      94,280        76,235       110,376        75,641        46,850        36,584        15,229
Net income ...................       6,651         2,145         1,659         2,090           371         1,847         1,341
Diluted net income per
  common share ...............        0.41          0.14          0.10          0.14          0.03          0.14          0.20
Basic net income per
  common share ...............        0.43          0.14          0.11          0.16          0.03          0.14          0.20


                                            NINE MONTHS
                                               ENDED                             FOR THE YEAR ENDED
                                           SEPTEMBER 30,                            DECEMBER 31,
                                      ----------------------- ---------------------------------------------------------
                                          1998        1997        1997        1996        1995       1994       1993
                                      ----------- ----------- ----------- ----------- ----------- ---------- ----------
                                                      (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
BALANCE SHEET DATA:
Working capital .....................  $ 23,368    $ 17,454    $ 17,412    $ 20,872    $    253    $ 4,003    $ 1,507
Total assets ........................   102,240      81,100      95,016      76,361      31,368     14,787      9,482
Long-term borrowings,
  including current portion .........     1,923       1,013      11,098       1,106       2,879      2,879      1,178
Mandatorily Redeemable
  Series A Preferred Stock ..........        --          --          --          --       6,264         --         --
Total stockholders' equity
  (deficit) .........................    39,341      32,891      33,311      29,748      (5,179)     2,648        848

COMPARATIVE PER SHARE INFORMATION

     We have summarized below the per share information for our respective companies on an historical, pro forma and equivalent basis. The ADP pro forma share information assumes that 7,355,000, 7,374,000, 7,300,000 and 6,004,000 additional weighted shares and potential shares of ADP common stock associated with the merger were outstanding in the first fiscal quarter of 1999, and fiscal years 1998, 1997 and 1996, respectively. The Vincam equivalent pro forma share information assumes an exchange ratio of 0.4580 of a share of ADP common stock for each share of Vincam common stock.

     The merger is not a "significant business combination" for ADP under the Securities and Exchange Commission's accounting rules. Therefore, no pro forma financial information has been included in this proxy statement/prospectus, except as provided below.

     The data below should be read in conjunction with our consolidated financial statements (and related notes), which are incorporated by reference in this document. See "Where You Can Find More Information" on pages 57 through 59.

     The companies may have performed differently if they had actually been combined during the periods presented. You should not rely on the pro forma information as being indicative of either the historical results that we would have had or the future results that we will experience after the merger is completed.

                                                                   AT OR FOR THE YEAR ENDED
                                           AT OR FOR                     DECEMBER 31,
                                       NINE MONTHS ENDED  ------------------------------------------
                                       SEPTEMBER 30, 1998     1997         1996           1995
                                      ------------------- ------------ ------------ ----------------
VINCAM HISTORICAL
 Book value ......................... $ 2.51              $ 2.16       $ 2.47       $ (0.70)
 Cash dividends declared ............     --                  --           --          --
 Earnings per share-diluted .........   0.41                0.10         0.14           0.03

                                                                  AT OR FOR THE YEAR ENDED
                                            AT OR FOR                     JUNE 30,
                                        THREE MONTHS ENDED --------------------------------------
                                        SEPTEMBER 30, 1998     1998         1997         1996
                                       ------------------- ------------ ------------ ------------
ADP HISTORICAL
 Book value .......................... $ 5.85              $ 5.64       $ 4.54       $ 4.02
 Cash dividends declared .............   0.0663              0.2563       0.2225       0.1938
 Earnings per share--diluted .........   0.20                0.99         0.86          0.76
ADP PRO FORMA
 Book value ..........................   5.84                5.63
 Cash dividends declared .............   0.0663              0.2563       0.2225       0.1938
 Earnings per share--diluted .........   0.20                0.98         0.85          0.76
VINCAM EQUIVALENT PRO FORMA
 Book value ..........................   2.67                2.58
 Cash dividends declared .............   0.0303              0.1174       0.1019       0.0887
 Earnings per share--diluted .........   0.09                0.45         0.39          0.35

COMPARATIVE PER SHARE MARKET PRICE INFORMATION

     ADP common stock is traded on the New York, Chicago and Pacific Stock Exchanges under the symbol "AUD." Vincam common stock is traded on the Nasdaq National Market under the symbol "VCAM." We list below the per share closing market price as reported on the New York Stock Exchange Composite Tape for shares of ADP common stock and on the Nasdaq National Market for shares of Vincam common stock. We list this information as of December 2, 1998, the last trading day before public announcement of the signing of the merger agreement, and as of February 8, 1999, the latest practicable date prior to the printing of this document.

     We also list the implied equivalent per share value for shares of Vincam common stock, which is the ADP common stock price multiplied by the exchange ratio of 0.4580.

     We urge you to obtain current market quotations for Vincam common stock and ADP common stock before voting on the merger.

                              VINCAM SHARE         ADP                 VINCAM
                                  PRICE        SHARE PRICE     SHARE EQUIVALENT VALUE
                             --------------   -------------   -----------------------
December 2, 1998 .........      $ 14.63          $ 39.69              $ 18.18
February 8, 1999 .........      $ 17.81          $ 41.00              $ 18.78

                              THE SPECIAL MEETING

TIME AND PLACE OF SPECIAL MEETING

     We are sending this proxy statement/prospectus to you as part of the solicitation of proxies by the Vincam board for use at the special meeting to be held on March 11, 1999, at 9:00 a.m., local time, at Vincam's corporate headquarters, located at 10200 Sunset Drive, Miami, Florida 33173. We are first mailing this proxy statement/prospectus, the attached notice of special meeting of shareholders and the enclosed voting form to you on or about February 10, 1999.

PURPOSES OF THE SPECIAL MEETING; THE MERGER

     At the special meeting, Vincam shareholders will consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of December 3, 1998, by and among ADP, ADP Acquisition Corp. (Florida) and Vincam. This agreement provides for the merger of an ADP subsidiary into Vincam, with Vincam continuing as the surviving corporation. Upon completion of the merger, Vincam will become a wholly owned subsidiary of ADP.

     We know of no matter to be brought before the special meeting other than the merger. If any other business should properly come before the special meeting, the persons named in the voting form will vote in their discretion.

     THE BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT.

RECORD DATE

     The board has fixed the close of business on January 20, 1999 as the record date for the special meeting. Only holders of Vincam common stock on the record date will be entitled to vote at the special meeting and any adjournments or postponements thereof. At the record date, 16,735,131 shares of Vincam common stock were outstanding and entitled to vote. The presence, in person or by proxy, of a majority of these shares of Vincam common stock is necessary to constitute a quorum at the special meeting. Abstentions and broker non-votes will be included in the determination of shares present at the special meeting for purposes of determining a quorum.

REQUIRED VOTES

     All properly executed proxies delivered and not properly revoked will be voted at the special meeting as specified in such proxies. If you do not specify a choice, your shares represented by a signed voting form will be voted for the approval of the merger agreement.

     The affirmative vote of the holders of record of a majority of the shares of Vincam common stock outstanding and entitled to vote on the record date is required to approve the merger agreement. Holders of approximately 45% of Vincam's common stock have already agreed to vote for the merger. This means that only 5% more of Vincam's shareholders must vote for the merger to ensure its approval. Non-voting shares, including broker non-votes, and abstentions will have the effect of a vote against the merger agreement. The directors, executive officers and affiliates of Vincam hold approximately 35% of the outstanding shares of Vincam common stock.

PROXIES; VOTING AND REVOCATION

     Each share of Vincam common stock is entitled to one vote. The proxies may propose and vote for one or more adjournments or postponements of the special meeting to permit further solicitation of proxies in favor of the merger agreement. However, no proxy that is voted against the merger agreement will be voted in favor of any adjournment or postponement. Votes will be tabulated at the special meeting by inspectors of election appointed by Vincam.

     You may revoke your proxy at any time prior to its being voted by filing an instrument of revocation with the secretary of Vincam (The Vincam Group, Inc., 10200 Sunset Drive, Miami, Florida 33173). You may also revoke your proxy by filing a duly executed proxy bearing a later date or by appearing at the special meeting in person, notifying the secretary and voting by ballot at the special meeting. If you attend the meeting, you may vote in person whether or not you have previously given a proxy, but your presence, without notifying the secretary of Vincam, at the meeting will not revoke a previously given proxy. In addition, if you beneficially hold shares of Vincam common stock that are not registered in your own name, you will need additional documentation from the record holder of such shares to attend and vote personally at the meeting.

SOLICITATION OF PROXIES

     Vincam will pay for the expense of printing and mailing this document and the material used in this solicitation of proxies. Proxies will be solicited through the mail and directly by officers, directors and regular employees of Vincam not specifically employed for such purpose, without additional compensation. Vincam will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to the principals. Vincam has engaged MacKenzie Partners, Inc. to represent it in connection with the solicitations of proxies at a cost of approximately $4,000 plus expenses.

NO DISSENTERS' APPRAISAL RIGHTS

     Under Florida law, you will not have appraisal or dissenters' rights in connection with the merger because Vincam common stock is traded on the Nasdaq National Market.

     THE MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING ARE OF GREAT IMPORTANCE TO YOU. WE URGE YOU TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS DOCUMENT, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED VOTING FORM IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                  THE MERGER

BACKGROUND

     Since its initial public offering in 1996, Vincam completed a number of acquisitions to build its core professional employer organization business to take advantage of economies of scale and increase profitability. Following the increase in financial market volatility and a broad decline in the trading prices of equity securities which occurred in the summer of 1998, the board initiated a review of various alternatives to increase shareholder value. These included making additional acquisitions, obtaining a strategic partner to make a significant investment in Vincam or engaging in a business combination transaction. As a result, the board formally engaged Goldman Sachs on September 3, 1998 to act as its financial advisor in connection with a possible business combination.

     Also on that date, as a result of the exploration by Goldman Sachs of a number of potential transactions for Vincam, senior management of Vincam and representatives of Goldman Sachs met with ADP and representatives of Lehman Brothers, ADP's financial advisor, to discuss a possible business combination transaction. On September 9, 1998, Vincam sent ADP a proposed confidentiality agreement. At a telephonic meeting of the board on September 18, 1998, representatives of Goldman Sachs provided the board with an update of its activities, including its initial discussions with ADP and Lehman Brothers. On September 21, 1998, ADP, Lehman Brothers, Goldman Sachs and Vincam engaged in a telephonic meeting regarding preliminary due diligence matters. Russell Fradin, president-employer services of ADP, met with Carlos Saladrigas, the chief executive officer of Vincam, in Miami on September 24, 1998 to discuss a possible transaction. On October 5, 1998, ADP and Vincam executed a confidentiality agreement. Vincam and Goldman Sachs met with ADP and Lehman Brothers on October 13, 1998 to discuss the terms of a potential transaction. On October 20, 1998, ADP sent Vincam a preliminary indication of interest setting forth the proposed terms of a business combination. The board met the next day to consider the indication of interest and designated Mr. Howard Cox to lead the negotiation of the transaction on behalf of the board.

     Between November 3, 1998, and November 20, 1998, the two companies, their in-house legal departments and their financial advisors held a series of due diligence meetings in Miami, Florida and Roseland, New Jersey and reviewed each other's businesses, strategies and documentation produced in response to due diligence inquiries.

     On November 20, 1998, ADP delivered an initial draft of the merger agreement. Vincam and ADP, and their legal and financial advisors, then began to negotiate the terms of the definitive agreements. At that time and during the following weeks, individual members of Vincam's management and of the board, and Vincam's financial and legal advisors, held informal discussions with ADP's financial and legal advisors regarding the status and terms of the potential transaction. During this time, the parties discussed various issues raised by the draft definitive agreements including potential exchange ratios.

     Negotiation of the merger agreement continued until December 3, 1998. On that date, at a special telephonic meeting of the board, Vincam management updated the board on the status and terms of the proposed transaction. Representatives of Goldman Sachs discussed Goldman Sachs' financial analyses. Vincam's legal advisors also reviewed the terms of the merger agreement and other legal aspects of the transaction. In addition, Goldman Sachs delivered its oral opinion that, as of such date, the exchange ratio was fair from a financial point of view to Vincam shareholders. See "--Opinion of Financial Advisor to Vincam." Goldman Sachs later confirmed its opinion in writing. After discussion, the board unanimously determined that the merger agreement and the merger were in the best interests of Vincam's shareholders and approved the merger agreement. The board also unanimously resolved to recommend that Vincam's shareholders vote to approve the merger agreement. For a discussion of the reasons for the board's decision and factors considered by the board, see "--Recommendation of the Board; Vincam's Reasons for the Merger."

     Vincam and ADP executed the merger agreement on December 3, 1998, and the two companies issued a joint press release.

RECOMMENDATION OF THE BOARD; VINCAM'S REASONS FOR THE MERGER


     In deciding to approve the merger, the board concluded that holding a portion of a share of ADP common stock equal to the exchange ratio represented a more favorable investment opportunity than holding one share of Vincam common stock. The board took into account the risks inherent in each investment. In evaluating the merger, the board considered all relevant factors and information, including the following:

    /bullet/ the fact that based on the closing market price for ADP common stock on the last trading day prior to the execution of the merger agreement, the exchange ratio of 0.4580 of a share of ADP common stock per share of Vincam common stock represented:

        /bullet/ a premium of approximately 24.3% to the $14.63 closing market price of Vincam common stock on December 2, 1998, and

        /bullet/ a premium of approximately 47.7% to the $12.31 average closing market price of Vincam common stock for the three months prior to the execution of the merger agreement;

    /bullet/ the fact that the adjustment features of the exchange ratio provided reasonable protection to you against a decline in the value of ADP common stock while retaining your ability to benefit from an increase in the value of ADP common stock;

    /bullet/ the December 3, 1998 oral opinion of Goldman Sachs, which was subsequently confirmed in writing, to the effect that as of such date the exchange ratio was fair from a financial point of view to Vincam's shareholders;

    /bullet/ the financial analyses presented to the board by Goldman Sachs in connection with the delivery of its opinion. For a discussion of the Goldman Sachs opinion and such analyses, see "--Opinion of Financial Advisor to Vincam";

    /bullet/ the likelihood of consolidation and increased competition in the professional employer organization business, including the entrance into this market by large companies;

    /bullet/ the importance of size, economies of scale and national scope in achieving a stronger competitive position and profitability;

     /bullet/ the need to further invest in computer systems;

    /bullet/ the need to grow the professional employer organization business quickly in order to compete effectively;

    /bullet/ the volatility in the market for Vincam common stock, which created obstacles to Vincam effectively raising capital and making acquisitions;

    /bullet/ the opportunity for you to become holders of ADP common stock, which the board believed would perform at least as well as Vincam common stock over the long term and would have greater liquidity and lower volatility than Vincam common stock;

    /bullet/ the financial condition, assets, results of operations, business and prospects of Vincam and ADP and the risks inherent in achieving those prospects;

    /bullet/ the opportunities for operational efficiencies that may result from a combination of Vincam and ADP, including:

        /bullet/ potential marketing of each company's services to the other company's client base,

        /bullet/ a potential reduction in operating costs through more efficient sales force recruitment and training, and

        /bullet/ the ability to leverage general and administrative functions over a larger operational and revenue base, including by eliminating the public reporting obligations of Vincam;

    /bullet/ the increased growth potential that may result from a combination of Vincam and ADP, including as a result of:

        /bullet/ the greater marketing capabilities, financial stability and strength of the combined company, and

        /bullet/ the opportunity to raise consumer awareness of the combined company and its reputation, as well as the difficulties in achieving such growth while integrating the operations of Vincam and ADP;

    /bullet/ the history of the negotiations with respect to the exchange ratio and the belief of the members of the board that the financial terms reflected in the merger agreement represented the best financial terms that could be obtained from ADP;

    /bullet/ the terms and conditions of the merger agreement, including:


        /bullet/ the nature of the parties' representations, warranties, covenants and agreements, which the board believed would provide reasonably adequate certainty that Vincam would be able to require ADP to complete the merger;

        /bullet/ the provisions that permit Vincam to consider additional bona fide third party offers to acquire Vincam and permit Vincam to provide information to and negotiate with such parties; and

        /bullet/ the termination provisions, including the $8.5 million termination fee. For a discussion of the terms of the merger agreement, see "The Merger Agreement";

    /bullet/ the regulatory approvals required to complete the merger and the prospects for receiving such approvals;

    /bullet/ the advice of Steel Hector & Davis LLP, outside counsel to Vincam, that the merger is expected to be treated as a tax-free reorganization for federal income tax purposes. For a discussion of the tax consequences of the merger, see "--Federal Income Tax Consequences to Holders of Vincam Common Stock";

    /bullet/ the advice of Vincam's independent public accountants that they concur with Vincam management's conclusion that no conditions exist related to Vincam that would preclude ADP's accounting for the merger as a pooling-of-interests for financial accounting purposes. For a discussion of the accounting treatment of the merger, see "--Accounting Treatment"; and

    /bullet/ the potential adverse effects on Vincam's business, operations and financial condition if the merger was not completed following public announcement of the merger agreement. These adverse effects include the expenses incurred by Vincam in connection with the merger and the possibility of having to pay termination fees to ADP. Other adverse effects include a possible loss of customers and employees in reaction to the announcement or as a result of management being distracted from operating the business while working to complete the merger.

     This discussion is not intended to be exhaustive, but we believe it includes all material factors considered by the board. In light of the number and variety of information and factors the board considered, the board did not find it practicable to, and did not, assign any specific or relative weights to the factors listed above. In addition, individual directors may have given differing weights to different factors. For a discussion of the interests of members of Vincam's management and the board in the merger, see "--Interests of Directors and Officers in the Merger." The board recognized such interests and determined that such interests neither supported nor detracted from the fairness of the merger to Vincam's shareholders.

OPINION OF FINANCIAL ADVISOR TO VINCAM

     On December 3, 1998, Goldman Sachs delivered its oral opinion to the board that, as of such date, the exchange ratio was fair from a financial point of view to the Vincam shareholders. Goldman Sachs later delivered a written opinion dated December 3, 1998 confirming its oral opinion. Goldman Sachs reconfirmed its December 3, 1998 opinion by delivery of a written opinion dated February 8, 1999.

     WE HAVE ATTACHED AS APPENDIX B TO THIS DOCUMENT THE FULL TEXT OF THE FEBRUARY 8, 1999 GOLDMAN SACHS OPINION. THE OPINION SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY GOLDMAN SACHS IN CONNECTION WITH ITS OPINION. WE HAVE INCORPORATED THE OPINION IN THIS DOCUMENT BY REFERENCE. WE URGE YOU TO READ THE OPINION CAREFULLY IN ITS ENTIRETY.

     In connection with its opinion, Goldman Sachs reviewed, among other things:

     /bullet/ the merger agreement;

     /bullet/ the voting agreement;

     /bullet/ Vincam's registration statement on Form S-1 for its initial public offering of Vincam common stock in May 1996;

    /bullet/ Vincam's annual reports to shareholders and annual reports on Form 10-K for the last two fiscal years ended December 31, 1997;

    /bullet/ ADP's annual reports to stockholders and annual reports on Form
      10-K for the last five years;

    /bullet/ recent interim reports to shareholders and quarterly reports of Vincam and ADP;

    /bullet/ other recent communications from Vincam and ADP to their respective shareholders; and

    /bullet/ internal financial analyses and forecasts for Vincam prepared by its management.

    Goldman Sachs also:

    /bullet/ held discussions with members of the senior management of Vincam and ADP regarding the strategic rationale for, and the potential benefits of, the merger and the past and current business operations, financial condition and future prospects of their respective companies;

    /bullet/ reviewed the reported price and trading activity of Vincam common stock and ADP common stock;

    /bullet/ compared financial and stock market information for Vincam and ADP with similar information for other public companies;

    /bullet/ reviewed the financial terms of certain recent business combinations in the professional employer organization industry specifically and in other industries generally;

    /bullet/ performed other studies and analyses as Goldman Sachs considered appropriate.

     Goldman Sachs relied upon and assumed the accuracy and completeness of all of the financial and other information reviewed by it. As the board was aware, ADP did not make available to Goldman Sachs its projections of expected future performance. Accordingly, this limited Goldman Sachs to discussions with ADP management regarding research analysts' estimates of ADP for fiscal years 1999 and 2000. Goldman Sachs assumed with the consent of the board that the merger will be accounted for as a pooling-of-interests under generally accepted accounting principles. In addition, Goldman Sachs did not make or receive any independent evaluation or appraisal of the assets and liabilities of Vincam or ADP or any of their respective subsidiaries.

     Goldman Sachs provided its advisory services and opinion for the information and assistance of the board in connection with its consideration of the merger. Goldman Sachs' opinion does not constitute a recommendation as to how you should vote on the merger.

     The following is a summary of the material financial analyses Goldman Sachs used in connection with providing its December 3, 1998 opinion to the board. Goldman Sachs utilized substantially the same types of financial analyses in connection with providing its February 8, 1999 opinion, which we attached to this document as Appendix B. In connection with some of its analyses, Goldman Sachs utilized three different potential values for a share of Vincam common stock that could be implied by the exchange ratio, depending on the average price of ADP common stock:

    /bullet/ $18.18, the value implied by the exchange ratio based on the $39.69 closing price for ADP common stock on December 2, 1998, the day before Goldman Sachs delivered its opinion to the board;

    /bullet/ $15.75, the minimum value implied by the exchange ratio without Vincam having the right to terminate the merger agreement (see "The Merger Agreement--Terms of the Merger--Conversion of Securities"); and

    /bullet/ $19.25, the value implied by the exchange ratio if the price of ADP common stock were to be above $42.0325 and at or below $45.8540. Goldman Sachs noted that the value for a share of Vincam common stock implied by the exchange ratio could exceed $19.25 if the price of ADP common stock were to exceed $45.8540.

     Goldman Sachs noted that the actual trading value of ADP common stock which Vincam shareholders could receive for a share of Vincam common stock in the merger could be anywhere between $15.75 and $19.25, and as noted above might even be higher than $19.25. In addition, since the exchange ratio will be determined based on the average closing prices of ADP common stock before the merger occurs, the trading price of ADP common stock on the day of the merger could imply values lower than $15.75 or higher than $19.25. Finally, the exchange ratio could imply values lower than $15.75 if the ADP stock price were low enough to permit Vincam to terminate the merger agreement but Vincam decided not to do so.

  HISTORICAL STOCK TRADING ANALYSIS

     Goldman Sachs reviewed the historical trading prices for Vincam common stock and ADP common stock. The following tables list the low, average and high daily closing prices of Vincam common stock for the periods indicated, as compared to the three examples described above of possible values Vincam shareholders might receive in the merger.

                     HISTORICAL VINCAM COMMON STOCK PRICES

PERIOD ENDING
DECEMBER 2, 1998                LOW        AVERAGE         HIGH
-------------------------   ----------   -----------   -----------
   One year .............    $  8.75       $ 20.72       $ 29.75
   Six months ...........    $  8.75       $ 15.69       $ 23.63
   Three months .........    $  8.75       $ 12.31       $ 18.50
   One month ............    $ 11.00       $ 13.85       $ 18.50
   Ten days .............    $ 11.00       $ 13.80       $ 15.00
   VINCAM CLOSING PRICE
   DECEMBER 2, 1998         EXAMPLES OF POSSIBLE MERGER VALUES
-------------------------   -----------------------------------------
$     14.63                  $ 15.75       $ 18.18       $ 19.25

     The following table lists the low, average and high daily closing prices of ADP common stock for the periods indicated.

                      HISTORICAL ADP COMMON STOCK PRICES

PERIOD ENDING
DECEMBER 2, 1998                LOW         AVERAGE         HIGH
-------------------------   -----------   -----------   -----------
   One year .............     $ 27.38       $ 33.82       $ 41.31
   Six months ...........     $ 31.88       $ 36.33       $ 41.31
   Three months .........     $ 33.16       $ 37.91       $ 41.31
   One month ............     $ 38.50       $ 39.86       $ 41.31
   Ten days .............     $ 38.50       $ 39.24       $ 39.97

                               ADP CLOSING PRICE
                               DECEMBER 2, 1998
                               ----------------

                                     $39.69


  HISTORICAL EXCHANGE RATIO ANALYSIS

     Goldman Sachs reviewed the historical ratio of the Vincam common stock daily closing price to the ADP common stock daily closing price. The following tables list the low, average and high of the ratios for the periods shown, as compared to the three exchange ratios corresponding to the examples described above on pages 17 and 18 of possible values Vincam shareholders might receive in the merger.

   HISTORICAL RATIOS OF VINCAM COMMON STOCK PRICE TO ADP COMMON STOCK PRICE

PERIOD ENDING
DECEMBER 2, 1998                LOW         AVERAGE         HIGH
-------------------------   -----------   -----------   -----------
   One year .............       0.2448        0.6308        0.9276
   Six months ...........       0.2448        0.4364        0.6824
   Three months .........       0.2448        0.3240        0.4604
   One month ............       0.2810        0.3478        0.4604
   Ten days .............       0.2810        0.3520        0.3870
      RATIO ON
      DECEMBER 2, 1998          EXAMPLES OF POSSIBLE EXCHANGE RATIOS IN MERGER
      ----------------          ------------------------------------------
       0.3686                   0.4198        0.4580        0.5152

  SELECTED COMPANIES ANALYSIS FOR VINCAM

     Goldman Sachs reviewed financial information, ratios and public market multiples relating to Vincam and compared them to corresponding financial information, ratios and public market multiples for the following five publicly traded corporations: Administaff, Inc., Barrett Business Services, Inc., Novacare Employee Services, Inc., Staff Leasing, Inc. and TEAM America Corporation. We refer to these five companies as the Vincam comparison companies. Goldman Sachs chose the

Vincam comparison companies because they were publicly traded companies with operations that, for purposes of this analysis, may be considered similar to Vincam.

     In its analysis, Goldman Sachs used closing market prices on December 2, 1998 and other publicly available information. Goldman Sachs calculated the price-to-earnings per share multiples of Vincam and the Vincam comparison companies for calendar years 1998 and 1999. The estimates of 1998 and 1999 earnings per share were based on the medians of the latest estimates provided by I/B/E/S International Inc., a data service which monitors and publishes a compilation of earnings estimates produced by selected research analysts on publicly traded companies.

     The following tables list the low, mean average, median average and high price-to-earnings per share multiples for the Vincam comparison companies, as compared to the price-to-earnings per share multiples which would result from the three examples described above on pages 17 and 18 of possible values Vincam shareholders might receive in the merger. The mean and median averages include the price-to-earnings per share multiple calculated for Vincam based on its closing stock price on December 2, 1998. Price-to-earnings multiples are presented based on both 1998 and 1999 earnings estimates.

                              PRICE-TO-EARNINGS PER SHARE MULTIPLES OF
                                     VINCAM COMPARISON COMPANIES
                              ----------------------------------------
                                  1998                       1999
                               ---------                  ---------
    Low ....................       9.5x                       8.8x
    Mean average ...........      25.7x                      17.5x
    Median average .........      21.2x                      16.4x
    High ...................      43.8x                      30.3x

                          EXAMPLES OF VINCAM PRICE-TO-EARNINGS PER SHARE
                           MULTIPLES IMPLIED BY POSSIBLE MERGER VALUES
                          ----------------------------------------------
                                  1998                       1999
                               ---------                  ---------
                                  25.4x                     18.8x
                                  29.3x                     21.6x
                                  31.0x                     22.9x

     Goldman Sachs also reviewed the medians of five-year earnings per share growth rate estimates provided by I/B/E/S International for the Vincam comparison companies. The following table lists the low, mean average, median average and high five-year earnings per share growth rate estimates for the Vincam comparison companies as compared to the growth rate for Vincam.



FIVE-YEAR EARNINGS PER SHARE GROWTH RATES
     FOR VINCAM COMPARISON COMPANIES
-----------------------------------------
  Low ......................       18.5%
  Mean average .............       34.5%
  Median average ...........       31.8%
  High .....................       38.5%
  Vincam ...................       34.0%

     Goldman Sachs calculated the ratios of 1999 price-to-earnings per share multiples to five-year earnings per share growth rates for the Vincam comparison companies and Vincam. The following table lists the low, mean average, median average and high ratios for the Vincam comparison companies, as compared to the same ratios which would result from the three examples described above on pages 17 and 18 of possible values Vincam shareholders might receive in the merger.

        RATIOS OF 1999 PRICE-TO-EARNINGS PER SHARE MULTIPLES
            TO FIVE-YEAR EARNINGS PER SHARE GROWTH RATES
              FOR VINCAM COMPARISON COMPANIES OF VINCAM
---------------------------------------------------------------------
  Low ..................................................       0.29x
  Mean average .........................................       0.55x
  Median average .......................................       0.55x
  High .................................................       0.79x
           EXAMPLES OF RATIOS IMPLIED BY POSSIBLE MERGER VALUES
---------------------------------------------------------------------
                       0.55x       0.63x       0.67x


  SELECTED COMPANIES ANALYSIS FOR ADP

     Goldman Sachs reviewed financial information, ratios and public market multiples relating to ADP and compared them to corresponding financial information, ratios and public market multiples for the following two publicly traded corporations: Ceridian Corporation and Paychex, Inc. We refer to these two companies as the ADP comparison companies. Goldman Sachs chose the ADP comparison companies because they were publicly traded companies with operations that, for purposes of this analysis, may be considered similar to ADP.

     In its analysis, Goldman Sachs used closing market prices on December 2, 1998 and other publicly available information. Goldman Sachs compared the following financial statistics for the ADP comparison companies to those for
ADP:

    /bullet/ multiples of enterprise value (i.e., equity market value plus debt less cash) to earnings before interest, taxes, depreciation and amortization for the last twelve reported months:

ADP COMPARISON COMPANIES        ADP
-------------------------   ----------
     LOW          HIGH
------------   ----------
  18.3x        44.3x        17.9x

    /bullet/ 1999 price-to-earnings per share multiples based on I/B/E/S
      International estimates:

ADP COMPARISON COMPANIES        ADP
-------------------------   ----------
     LOW          HIGH
------------   ----------
  29.7x        53.1x        32.6x

    /bullet/ medians of I/B/E/S International estimates of five-year earnings per share growth rates:

ADP COMPARISON COMPANIES        ADP
-------------------------   ----------
     LOW          HIGH
------------   ----------
  20.0%        27.5%        15.0%

    /bullet/ ratios of 1999 price-to-earnings per share multiples to five-year growth rate estimates:

    ADP COMPARISON
       COMPANIES             ADP
-----------------------   ---------
    LOW          HIGH
-----------   ---------
  1.5x        1.9x        2.2x

    /bullet/ earnings before interest, taxes, depreciation and amortization as a percentage of revenues for the last twelve reported months:

ADP COMPARISON COMPANIES        ADP
-------------------------   ----------
     LOW          HIGH
------------   ----------
  16.5%        22.7%        26.3%

    /bullet/ earnings before interest and taxes as a percentage of revenues for the last twelve reported months:

ADP COMPARISON COMPANIES        ADP
-------------------------   ----------
     LOW          HIGH
------------   ----------
  13.8%        18.0%        21.1%

     /bullet/ net income as a percentage of revenues for the last twelve reported months:

ADP COMPARISON COMPANIES       ADP
------------------------   ----------
    LOW          HIGH
-----------   ----------
  7.9%        10.5%        12.5%

    /bullet/ ratios of net debt (i.e., debt less cash) to enterprise value
      (all numbers negative because each company's cash exceeded its debt):

ADP COMPARISON COMPANIES        ADP
-------------------------   ----------
     LOW          HIGH
------------   ----------
  -2.5%         -3.5%        -2.5%

  SELECTED TRANSACTIONS ANALYSIS

     Goldman Sachs analyzed information relating to the following 14 selected transactions in the professional employer organization industry occurring between October 1, 1995 and December 2, 1998:

/bullet/ Employee Solutions Incorporated/
         Hazar, Inc.
/bullet/ Employee Solutions/Renhill Group, Inc.
/bullet/ Employee Solutions/Employer Sources, Inc.
/bullet/ Employee Solutions/TEAM Services (GCK Entertainment Services, Inc. and
         Talent, Entertainment and Media Services, Inc.)
/bullet/ Employee Solutions/Leaseway Personnel (Leaseway Personnel Corporation
         and Leaseway Administrative Personnel, Incorporated)
/bullet/ Paychex, Inc./National Business Solutions, Inc.
/bullet/ Vincam/Stone Mountain Group, Inc.
/bullet/ Employee Solutions/McClary-Trapp Group
/bullet/ Vincam/Staff Administrators, Inc.
/bullet/ Employee Solutions/ETIC Corporation (d/b/a Employers Trust)
/bullet/ Employee Solutions/CMGR Companies (CMGR, Inc. and Humasys, Inc.) /bullet/ Vincam/Amstaff, Inc.
/bullet/ Employee Solutions/Prompt Pay, Inc.
/bullet/ Vincam/Staffing Network, Inc.

     The following table lists the low, mean average, median average and high for the price paid per worksite employee in these selected transactions as compared to the comparable calculations for the consideration to be paid in the merger, based on the three examples described above on pages 17 and 18 of possible values Vincam shareholders might receive in the merger.

       PRICE PAID PER WORKSITE EMPLOYEE
         IN THE SELECTED TRANSACTIONS
----------------------------------------------
  Low ...........................   $   296
  Mean average ..................   $ 4,820
  Median average ................   $ 3,524
  High ..........................   $17,933

            EXAMPLES OF PRICES PAID PER
          WORKSITE EMPLOYEE IN THE MERGER
-----------------------------------------------
        $  5,486      $6,384      $6,782


  DISCOUNTED CASH FLOW ANALYSIS

     Goldman Sachs performed a discounted cash flow analysis using Vincam's management projections. Goldman Sachs calculated a range of net present values of free cash flows for the years 1999 through 2003 using discount rates ranging from 16% to 20%. Goldman Sachs calculated a range of Vincam's terminal values in the year 2003 based on net income multiples ranging from 13.0x to 17.0x. Goldman Sachs then discounted these terminal values to present value using discount rates ranging from 16% to 20%. The per share values of Vincam common stock implied by this analysis ranged from $15.01 to $21.54, as compared to $15.75, $18.18 and $19.25 (the three examples described above on pages 17 and 18 of possible values Vincam shareholders might receive in the merger).

     Goldman Sachs also applied a sensitivity analysis to the sales growth and net margin assumptions contained in Vincam's management projections. Goldman Sachs calculated a range of net present values of free cash flows for the years 1999 through 2003 using a discount rate of 18% and a terminal value net income multiple of 15.0x, and varying sales growth and net margin assumptions in Vincam's management projections. The sales growth sensitivities ranged from 5% less than to 5% greater than Vincam's management projections. The net margin sensitivities ranged from 1% less than to 1% greater than Vincam's management projections. The per share values of Vincam common stock implied by this analysis ranged from $13.35 to $23.97, as compared to $15.75, $18.18 and $19.25 (the three examples described above on pages 17 and 18 of possible values Vincam shareholders might receive in the merger).

  PRO FORMA EARNINGS PER SHARE IMPACT ANALYSIS

     Goldman Sachs analyzed the pro forma impact of the merger on ADP's fiscal year 1999 and 2000 earnings per share, based on the medians of estimates provided by I/B/E/S International for ADP and on estimates by Vincam's management for Vincam. Goldman Sachs compared the estimated earnings per share for ADP on a stand-alone basis to the estimated earnings per share for ADP on a pro forma combined basis. Goldman Sachs determined that the merger would marginally increase ADP's earnings per share above what they otherwise would have been both in fiscal year 1999 and in fiscal year 2000 based on exchange ratios of 0.4198, 0.4580, 0.5152 and 0.5250. The first three exchange ratios in the preceding sentence correspond to the three examples described above on pages 17 and 18 of possible values Vincam shareholders might receive in the merger. The fourth exchange ratio of 0.5250 was an illustrative higher exchange ratio assuming that the ADP stock price was $30.00 and ADP agreed to increase the exchange ratio above 0.5152 at Vincam's request. See "The Merger Agreement--Terms of the Merger--Conversion of Securities."

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its opinion, Goldman Sachs considered the results of all such analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Vincam or ADP or the merger.

     Goldman Sachs prepared the analyses described above solely for purposes of providing its opinion to the board as to the fairness from a financial point of view to Vincam shareholders of the exchange ratio. The analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. These analyses are inherently subject to uncertainty because they are based upon numerous factors or events beyond the control of the parties or their advisors. Therefore, none of Vincam, ADP, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast. See "Summary--Forward-Looking Statements."

     Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. Vincam selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger.

     Goldman Sachs provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of Vincam or ADP for its own account and for the accounts of customers.

     Vincam engaged Goldman Sachs on September 3, 1998 to act as its financial advisor in connection with the merger. Vincam has paid Goldman Sachs aggregate fees equal to $3 million and has agreed to reimburse Goldman Sachs for any sales, use or similar taxes and to indemnify Goldman Sachs against liabilities under the federal securities laws.

FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF VINCAM COMMON STOCK

  GENERAL

     The following describes the material federal income tax consequences of the merger to you. However, this discussion does not address all aspects of taxation that may be relevant to particular shareholders in light of their personal investment or tax circumstances. Nor does this discussion address all the tax consequences for shareholders subject to special treatment under the federal income tax laws, such as insurance companies, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States. In addition, this discussion does not give a detailed discussion of any state, local or foreign tax considerations. This discussion may not be applicable to holders who acquired Vincam common stock pursuant to the exercise of options or warrants or otherwise as compensation. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU OF THE MERGER.

     This discussion is based on the Internal Revenue Code of 1986, applicable Department of Treasury regulations, judicial authority, and administrative rulings and practice, all as of the date of this proxy statement/prospectus. Future legislative, judicial, or administrative changes or interpretations may adversely affect the accuracy of the statements and conclusions described in this document. Any such changes or interpretations could be applied retroactively and could affect the tax consequences of the merger to you.

  MATERIAL TAX CONSEQUENCES OF THE MERGER

     The material federal income tax consequences of the merger will be as follows:

      (a)   The merger will constitute a reorganization within the meaning of
            Section 368(a) of the Internal Revenue Code for United States federal income tax purposes, and ADP, the ADP subsidiary participating in the merger and Vincam will each be a party to such reorganization within the meaning of Section 368(b) of the Internal Revenue Code;

      (b) No gain or loss will be recognized by ADP, ADP's subsidiary or Vincam as a result of the merger;

      (c) No gain or loss will be recognized by you upon your receipt of ADP common stock in exchange for your Vincam common stock, except with respect to cash received instead of fractional shares of ADP common stock;

      (d) The aggregate tax basis of the shares of ADP common stock received in exchange for your Vincam common stock, in the merger, including fractional shares for which cash is received, will be the same as the aggregate tax basis of your Vincam common stock exchanged;

      (e) The holding period for shares of ADP common stock received in the merger will include the holding period of the Vincam common stock exchanged, but only if you held the Vincam common stock as a capital asset at the time we complete the merger; and

      (f) If you receive cash instead of a fractional share of ADP common stock, you will recognize gain or loss equal to the difference, if any, between your tax basis in the fractional share (as described in (d) above) and the amount of cash received.

     Vincam's obligation to complete the merger is conditioned upon its receipt of an opinion from Steel Hector & Davis LLP that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. This opinion of counsel will be based in part upon representations, made as of the effective time of the merger by Vincam and ADP, which counsel will assume to be true, correct and complete. If the representations are inaccurate, the opinion of counsel could be adversely affected. No ruling has been sought from the Internal Revenue Service as to the United States federal income tax consequences of the merger, and the opinion of counsel will not be binding upon the Internal Revenue Service or any court.

  BACKUP WITHHOLDING

     Noncorporate holders of Vincam common stock may be subject to backup withholding at a rate of 31% on cash payments received instead of a fractional share interest in ADP common stock. Backup withholding will not apply, however, to a shareholder who (a) furnishes a correct taxpayer identification number and certifies, under penalties of perjury, that he or she is not subject to backup withholding on a Form W-9, (b) provides a certificate of foreign status on Form W-8 or (c) is otherwise exempt from backup withholding. A shareholder who fails to provide the correct taxpayer identification number on Form W-9 may be subject to a $50 penalty imposed by the Internal Revenue Service. We will provide a Form W-9 to you after the merger.

  REPORTING REQUIREMENTS

     You will be required to attach a statement to your tax returns for the taxable year in which the merger is completed that contains the information set forth in Section 1.368-3(b) of the Department of Treasury regulations. The statement must include your tax basis in the Vincam common stock surrendered and a description of the ADP common stock received in the merger.

ACCOUNTING TREATMENT

     The merger is expected to qualify for the pooling-of-interests method of accounting under generally accepted accounting principles. This means the assets and liabilities of Vincam and ADP will be carried forward at their recorded amounts to the combined company, income or loss of the combined company will include income or loss of Vincam and ADP for the entire fiscal year in which the merger occurred and the reported income or loss of Vincam and ADP for prior periods will be combined and restated as income or loss of the combined company.

DIVIDEND POLICY

     ADP currently expects to pay quarterly dividends consistent with its current dividend policy. Future dividends will be at the discretion of ADP and will be determined after consideration of a number of factors including, among others, ADP's earnings, financial condition, cash flows from operations, current and anticipated cash needs and expansion plans.

     Vincam has agreed not to declare, set aside, make or pay any dividend on its common stock until the completion of the merger.

INTERESTS OF DIRECTORS AND OFFICERS IN THE MERGER

  GENERAL

     Members of the board and Vincam management may be deemed to have interests in the merger that are in addition to their interests as Vincam shareholders. The board recognized these interests and determined that these interests neither supported nor detracted from the fairness of the transaction to you.

  EMPLOYMENT AGREEMENTS

     Messrs. Carlos Saladrigas and Jose Sanchez will be employed by Vincam for a period of three years after the effective time of the merger. For a discussion of the terms of these employment agreements, see "Related Agreements-- Employment Agreements."

  INDEMNIFICATION AGREEMENTS

     ADP has agreed to provide indemnification rights to the present and former directors and officers of Vincam and has agreed to maintain directors' and officers' liability insurance for such individuals. For further detail regarding these arrangements, see "The Merger Agreement--Indemnification and Insurance."

  CONTINUATION OF CURRENT DIRECTORS OF VINCAM FOLLOWING THE MERGER

     ADP has agreed that Messrs. Howard E. Cox, Jr., Charles M. Hazard, Jr. and Dr. John H. McArthur will remain as directors of Vincam following the merger until March 31, 2001. If Messrs. Cox, Hazard and McArthur are removed from office prior to March 31, 2001, all previously unvested options held by these directors will immediately vest.

  ACCELERATED VESTING OF OPTIONS

     The Vincam 1998 long term incentive plan provides, subject to exceptions, for the accelerated vesting of 50% of the options granted under the plan upon a change of control of Vincam. The merger will be a change of control of Vincam. In addition, an agreement between Vincam and John T. Carlen requires the accelerated vesting of some options granted to Mr. Carlen. The following table discloses for each Vincam executive officer the number of options that will be subject to accelerated vesting upon the merger:

                                               NUMBER OF
NAME AND TITLE                            NON-VESTED OPTIONS     EXERCISE PRICES
--------------                           --------------------   ----------------
John T. Carlen, President                      225,000          $ 22.17
                                                20,000          $ 13.125

Steven R. Light, Senior Vice                     5,000          $ 13.125
  President-Strategic Initiatives/
  Special Projects

Elizabeth J. Marston, Secretary and              5,000          $ 13.125
  General Counsel

Carlos A. Rodriguez, Chief Financial            15,000          $ 13.125
  Officer

REGULATORY APPROVALS

     Federal antitrust laws prohibit us from completing the merger until a required notification and report form is filed and a required waiting period has expired or been terminated. On January 9, 1999, we filed the required notification and report forms. The waiting period for the filings terminated on January 25, 1999. Even though the waiting period was terminated, the Antitrust Division of the Department of Justice or the Federal Trade Commission could take action under the antitrust laws that could adversely affect the merger. However, we do not believe that the completion of the merger will result in the violation of any applicable antitrust laws.

     In addition, the completion of the merger will require the consent of state regulatory authorities in a number of states that license professional employer organizations. We believe that we will be able to obtain the necessary consents on a timely basis. We do not believe that any additional material governmental filings in the United States are required with respect to the merger, other than the filing of the articles of merger with the Florida Secretary of State.

STOCK EXCHANGE LISTING

     The ADP common stock to be issued to you in the merger will be listed on the New York Stock Exchange, subject to official notice of issuance. The completion of the merger is conditioned upon the authorization for listing on the New York Stock Exchange of such ADP common stock.

FEDERAL SECURITIES LAWS CONSEQUENCES

     All shares of ADP common stock received by Vincam shareholders in the merger will be freely transferable under the Federal securities laws, except for shares received by persons who are deemed to be "affiliates" of Vincam prior to the completion of the merger. These shares may be resold by them only in transactions permitted by the resale provisions of Rule 145 of the Securities Act of 1933 (or Rule 144 in the case of persons who become affiliates of ADP) or as otherwise permitted under the Securities Act of 1933. Persons who may be deemed to be affiliates of ADP or Vincam generally include individuals or entities that control, are controlled by, or are under common control with, such parties. ADP has agreed to file a registration statement with respect to the shares of ADP common stock to be received by the Vincam shareholders who have entered into the voting agreement.

                              THE MERGER AGREEMENT

     The following is a brief summary of the material provisions of the merger agreement. A copy of the merger agreement is attached as Appendix A to this document and is incorporated in this document by reference. WE URGE YOU TO READ THE MERGER AGREEMENT CAREFULLY AND IN ITS ENTIRETY.

TERMS OF THE MERGER

  GENERAL

     The merger agreement contemplates the merger of an ADP subsidiary into Vincam. After the merger, Vincam will survive as a wholly owned subsidiary of ADP. The merger will be completed once we file the articles of merger with the Florida Secretary of State. We believe that this filing will occur at the same time as the closing under the merger agreement which, unless we otherwise agree, will occur on the first business day after the satisfaction or waiver of the conditions set forth in the merger agreement.

  CONVERSION OF SECURITIES

     Once we complete the merger, the following will occur:

     Unless described differently below in the sections labeled "--Fractional Shares," "--Dividends and Distributions" and "--Withholding Rights," each of your shares will be converted into a number of shares of ADP common stock equal to an exchange ratio. That exchange ratio will be determined as follows:

 AVERAGE ADP STOCK PRICE:                   WHAT YOU WILL RECEIVE:
 Equal to or greater than $34.3905 and      0.4580 shares of ADP common stock
 less than or equal to $42.0325             per Vincam share

 Greater than $42.0325 and less than or     ADP shares with a value of $19.25 per
 equal to $45.8540                          Vincam share

 Equal to or greater than $30.5690 and      ADP shares with a value of $15.75 per
 less than $34.3905                         Vincam share

 Greater than $45.8540                      0.4198 shares of ADP common stock
                                            per Vincam share

 Less than $30.5690                         At Vincam's option, (a) 0.5152 shares
                                            of ADP common stock per Vincam
                                            share or (b) Vincam may request that
                                            ADP issue ADP shares with a value of
                                            $15.75 per Vincam share. If ADP
                                            declines this request, Vincam can
                                            terminate the merger agreement.

     If Vincam issues additional shares or options prior to the special meeting, the exchange ratio will be adjusted downward to reflect the additional shares or options.

  FRACTIONAL SHARES

     ADP will not issue any fractional shares of its stock in the merger. As promptly as practicable after we complete the merger, Chase Mellon Shareholder Services, as your exchange agent in the merger, will determine the aggregate number of fractional shares which would be issued to all Vincam shareholders. Chase Mellon will then sell the excess shares at then prevailing prices on the New York Stock Exchange.

     Until the net proceeds of such sales have been distributed to you, Chase Mellon will hold such proceeds in trust for your benefit. ADP will pay the costs of the sale of such excess shares. Chase Mellon will determine the portion of the proceeds to which each of you will be entitled, if any, by multiplying the amount of the aggregate net proceeds from the sale by your proportionate interest in the proceeds, which will depend on your Vincam stock ownership. Instead of the foregoing, however, ADP may satisfy payment for such excess shares by delivering cash (without interest) to Chase Mellon in an amount equal to the aggregate amount of all such excess shares multiplied by the closing price of ADP common stock on the New York Stock Exchange on the trading day immediately prior to the date we complete the merger.

  STOCK OPTIONS AND OTHER STOCK RIGHTS

     Once we complete the merger, each option to purchase shares of Vincam common stock issued under Vincam's stock option plans will be assumed by ADP. This means that each Vincam stock option will be converted into an option to acquire shares of ADP common stock. The number of shares of ADP common stock to be subject to the option will be equal to the product of (a) the number of shares of Vincam common stock subject to the original option and (b) the exchange ratio. The exercise price per share of ADP common stock under the option will be equal to the (a) the exercise price per share of Vincam common stock under the original option divided by (b) the exchange ratio. After we complete the merger, ADP will deliver to the holders of Vincam stock options notices setting forth these adjustments.

EXCHANGE OF NEW STOCK CERTIFICATES

  EXCHANGE AGENT

     Once we complete the merger, ADP will deposit with Chase Mellon, for your benefit, the certificates representing the shares of ADP common stock, and any related dividends or distributions, issuable pursuant to the merger in exchange for outstanding shares of Vincam common stock. For this purpose, the number of shares of ADP common stock issuable means the product of (a) the exchange ratio and (b) the number of outstanding shares of Vincam common stock as of the time we complete the merger.

     After we complete the merger, Chase Mellon will mail to each of you a letter of transmittal and instructions for use in surrendering your Vincam shares in exchange for certificate(s) representing shares of ADP common stock. Upon surrender of your Vincam stock certificate to Chase Mellon, you will be entitled to receive a certificate representing that number of whole shares of ADP common stock and cash instead of any fractional share of ADP common stock, plus any dividends, which you have the right to receive in the merger. Your Vincam stock certificate(s) will then be cancelled.

  DIVIDENDS AND DISTRIBUTIONS

     NO DIVIDENDS OR OTHER DISTRIBUTIONS DECLARED OR MADE AFTER THE MERGER WITH RESPECT TO ADP COMMON STOCK WITH A RECORD DATE AFTER THE DATE WE COMPLETE THE MERGER WILL BE PAID TO YOU UNTIL YOU SURRENDER YOUR VINCAM STOCK
CERTIFICATE(S). NO CASH PAYMENT INSTEAD OF FRACTIONAL SHARES WILL BE PAID TO YOU UNTIL YOU SURRENDER SUCH CERTIFICATE(S).

     Following your surrender to Chase Mellon of any such certificate(s), as a record holder of certificates representing whole shares of ADP common stock, you will be paid, without interest:

    /bullet/ the amount of any cash payable instead of a fractional share of ADP common stock to which you are entitled;

    /bullet/ the amount of dividends or other distributions with a record date after the date we complete the merger already paid with respect to your whole shares of ADP common stock; and

    /bullet/ at the appropriate payment date, the amount of dividends or other distributions with a record date after the date we complete the merger but prior to surrender and a payment date subsequent to surrender payable with respect to your whole shares of ADP common stock.

  TRANSFERS

     As soon as we complete the merger, the stock transfer books of Vincam will be closed, and there will be no further registration of transfers of Vincam common stock.

  TERMINATION OF EXCHANGE FUND

     ADP will receive any portion of ADP common stock or the proceeds from the sale of any excess ADP shares which remains undistributed to Vincam shareholders six months after the date we complete the merger. Any Vincam shareholder who has not previously complied with the exchange procedures may then look only to ADP for payment.

  NO LIABILITY

     We will not be liable to any Vincam shareholder or ADP stockholder for any undistributed ADP common stock or cash from the proceeds of the sale of any excess ADP shares which is delivered to a public official pursuant to any applicable abandoned property or similar laws.

  NO INTEREST

     No interest will be paid or accrued on cash paid to Vincam shareholders instead of fractional shares. In addition, no interest will be paid or accrued on unpaid dividends and distributions, if any, which may be payable upon surrender of Vincam stock certificates.

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains various representations and warranties of Vincam relating to, among other things:

        /bullet/ its organization and qualification and its subsidiaries;

        /bullet/ capitalization;

        /bullet/ its authority relative to the merger agreement;

        /bullet/ filings with the Securities and Exchange Commission and its financial statements;

        /bullet/ no violation of laws or other agreements;

        /bullet/ receipt of consents and approvals required for the merger;

        /bullet/ absence of litigation;

        /bullet/ taxes;

        /bullet/ employee benefit plans;

        /bullet/ labor matters;

        /bullet/ identity and enforceability of material agreements;

        /bullet/ environmental matters;

        /bullet/ absence of changes or events which would have a material adverse affect on Vincam;

        /bullet/ the accuracy of information supplied by Vincam in connection with this document;

        /bullet/ real property;

        /bullet/ intellectual property;

        /bullet/ accounts receivable;

        /bullet/ client relationships;

        /bullet/ the lack of any requirement to be registered under the Investment Company Act of 1940;

        /bullet/ brokers;

        /bullet/ the opinion rendered by Goldman Sachs with respect to the fairness of the exchange ratio;

        /bullet/ accounting treatment of the merger;

        /bullet/ ownership of ADP common stock by Vincam shareholders;

        /bullet/ the absence of appraisal or dissenters' rights;

        /bullet/ "Year 2000" compliance; and

        /bullet/ insurance.

     The merger agreement also contains customary representations and warranties made by ADP and its merger subsidiary as to, among other things:

        /bullet/ their organization and qualification;

        /bullet/ capitalization;

        /bullet/ their authority relative to the merger agreement;

        /bullet/ filings with the Securities and Exchange Commission and their financial statements;

        /bullet/ receipt of consents and approvals requiredfor the merger;

        /bullet/ no violation of laws or other agreements;

        /bullet/ the accuracy of information supplied for inclusion or incorporation by reference in this document;

        /bullet/ brokers;

        /bullet/ accounting treatment of the merger; and

        /bullet/ absence of changes or events which will have a material adverse effect on ADP or its merger subsidiary.

COVENANTS

     Each of us has agreed to:

    /bullet/ cooperate with the other in the preparation and dissemination of public information;

    /bullet/ not take any action that would result in any of its representations or warranties in the merger agreement being materially untrue or any of the conditions not to be satisfied; and

    /bullet/ advise the other of any material notice or other communication from any third party which relates to the completion of the merger.

     Vincam also has agreed it will:

    /bullet/ conduct its business in the ordinary course of business and consistent with past practice;

    /bullet/ not (a) pay any dividends on its common stock, (b) reclassify its common stock in any way or issue any other securities instead of its common stock or (c) acquire any shares of its common stock;

     /bullet/ not issue, pledge or otherwise encumber any shares of its common stock;

    /bullet/ except for activities in the ordinary course of business, not sell, lease, license, mortgage or otherwise encumber or dispose of any of its material properties or assets;

    /bullet/ except for borrowings under current credit facilities or other agreements, not incur any debt, guarantee any debt securities of another person make any loans or capital contributions to any other person;

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

    /bullet/ with respect to the board, except as set forth below under "No
      Solicitation of Transactions," recommend that Vincam's shareholders vote for the merger agreement and the board will not withdraw its recommendation to approve the merger; and

    /bullet/ use its reasonable efforts to cause PricewaterhouseCoopers LLP to deliver a letter stating that Vincam is a "poolable" entity for accounting purposes and Vincam will deliver a letter addressed to Deloitte & Touche LLP to the same effect.

NO SOLICITATION OF TRANSACTIONS

     Vincam has agreed that until we complete the merger, it will not: (a) take any action which could cause a third party to make a proposal to acquire an interest in Vincam or (b) propose, enter into or participate in any discussions or negotiations regarding any such proposal.

     However, this does not prohibit Vincam from, prior to the special meeting:

    /bullet/ furnishing information based on a confidentiality letter concerning Vincam to a third party which has made an unsolicited proposal that the Vincam board determines such party is capable of financing;

    /bullet/ engaging in discussions or negotiations with the third party which has made such an unsolicited proposal; or

    /bullet/ following receipt of the unsolicited proposal, taking and disclosing to its shareholders a position with respect to such proposal.

     However, in each case referred to above, the Vincam board must conclude in good faith, following receipt of a written opinion addressed to Vincam from outside counsel, that such action is necessary for the board to satisfy its fiduciary obligations to its shareholders. The board must also conclude that the third party which made the unsolicited proposal has the ability and the financial wherewithal to complete an acquisition of Vincam.

     If the board receives such a proposal, then Vincam will immediately inform ADP of the material terms and conditions of such proposal and the identity of the person making it and will keep ADP fully informed regarding any significant details or developments with respect to any such proposal and of all significant steps it is taking in response to such proposal.

     Vincam has agreed that neither its board nor any committee thereof will
(a) propose to withdraw or modify its recommendation to approve the merger agreement or (b) propose to approve or recommend any third-party proposal to acquire an interest in Vincam which it determines is reasonably capable of being financed. However, the board, to the extent it concludes in good faith, following receipt of a written opinion addressed to Vincam from outside counsel, that such action is necessary for the board to comply with its fiduciary obligations to its shareholders, may approve or recommend a written proposal made by a third party to acquire Vincam on terms which a majority of the members of the board determines in their good faith judgment (after consultation with independent financial advisors) to be more favorable to Vincam's shareholders than the merger and for which financing, to the extent required, is then fully committed or which, in the good faith judgment of a majority of such members (after consultation with independent financial advisors), is reasonably capable of being financed by such third party.

EMPLOYMENT MATTERS

     Prior to the completion of the merger, Vincam will enter into employment agreements with Carlos Saladrigas and Jose Sanchez to lead ADP's professional employer organization activities. See "Related Agreements-- Employment Agreements."

     To the extent that any Vincam employee who was employed prior to the merger is moved to any ADP employee benefit plan, ADP will give such employee full credit solely for the purposes of eligibility and vesting under such employee benefit plan for the employee's service with ADP, Vincam or any affiliate thereof to the same extent recognized immediately prior to the completion of the merger. In addition, such employee will not be constrained by any limitations regarding preexisting conditions under any such employee benefit plan, except that the entry dates into such employee benefit plan for the employee will be in the normal course of such plan's administration, which may be the beginning of the plan year.

     After the merger and until the date ADP moves Vincam employees who were employed prior to the merger to ADP employee health and welfare benefit plans, Vincam will maintain employee health and welfare plans that are substantially comparable to the health and welfare plans it maintained on the date of the merger agreement.

INDEMNIFICATION AND INSURANCE

     After the merger, we will indemnify all current and former directors, officers and employees of Vincam against all liabilities or any claim arising out of their positions at Vincam or merger agreement. Following the merger, ADP has agreed to keep in effect provisions in Vincam's articles of incorporation and by-laws with respect to indemnification no less favorable to the current and former Vincam directors and officers than those in effect in Vincam's current articles of incorporation and by-laws.

     For six years after the date we complete the merger, we will obtain directors' and officers' liability insurance for acts or omissions occurring prior to the merger covering each person now covered by Vincam's directors' and officers' liability insurance. However, we will not be required to pay more than 200% of the current annual premiums Vincam pays for such insurance.

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

CONDITIONS TO THE MERGER

     Our respective obligations to complete the merger depend on the fulfillment of each of the following conditions:

     /bullet/ the approval of the merger by a majority of Vincam's shareholders;

    /bullet/ the New York Stock Exchange listing of the shares of ADP common stock to be issued in the merger, subject to official notice of issuance;

    /bullet/ the effectiveness of the Registration Statement on Form S-4 to register the ADP common stock to be issued to Vincam shareholders in the merger;

    /bullet/ the lack of any order issued by any court or any other legal restraint hindering the completion of the merger or subjecting us to substantial damages as a result of the completion of the merger; and

    /bullet/ the making of all material filings required to be made with, and the procurement of all consents and authorizations required to be obtained from, governmental entities in order to complete the merger.

     Our respective obligations to complete the merger also depend on the satisfaction or waiver by the other party of the following conditions:

    /bullet/ the representations and warranties made by the other party will have been true and correct as of the date of the merger agreement and at and as of the date the merger is completed;

    /bullet/ the other party will have performed the obligations required to be performed by it under the merger agreement prior to the time the merger is completed; and

    /bullet/ Carlos Saladrigas and Jose Sanchez will have executed and delivered employment agreements with Vincam.

     The obligation of ADP to complete the merger also depends on the satisfaction or waiver of the following conditions:

    /bullet/ there will not have occurred any event likely to result in a materially adverse change in Vincam's condition;

    /bullet/ Deloitte & Touche LLP will have delivered a letter to ADP stating that in their opinion ADP may treat the merger as a pooling-of-interests for accounting purposes;

    /bullet/ Vincam will have delivered to ADP the required letters from all persons who may be deemed to be "affiliates" under the Securities Act of 1933; and

    /bullet/ all material consents, approvals or actions of, or filings with, or notices to any person (other than a governmental entity) required in connection with the

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

      execution and delivery by Vincam of the merger agreement or compliance by Vincam with the provisions of the merger agreement will have been obtained and be in full force and effect.

     The obligation of Vincam to complete the merger also depends on the satisfaction or waiver of the following conditions:

    /bullet/ Vincam will have received an opinion from Goldman Sachs, as of the date this document is mailed to you, stating that the exchange ratio is fair to you from a financial point of view; and

    /bullet/ Vincam will have received an opinion from Steel Hector & Davis
      LLP, counsel to Vincam, dated as of the date we complete the merger, stating that the merger will constitute a reorganization for U.S. federal income tax purposes within the meaning of Section 368(a) of the Internal Revenue Code.

TERMINATION

     The merger may be abandoned, at any time before we complete the merger and before or after you approve the merger, in the following circumstances:

    (a)  by our mutual written consent;

    (b) by either one of us, if the other has materially breached any representation or agreement which, if not a wilful breach, has not been cured within 15 business days following receipt by the breaching party of notice of such breach, but only if the terminating party is not then itself in material breach of any representation or agreement;

    (c) by either one of us, if we do not complete the merger before June 30, 1999. However, neither one of us may terminate the merger agreement under these circumstances if the failure has been caused by such party's material breach of the merger agreement;

    (d) by either one of us, if a majority of Vincam's shareholders do not vote for the merger agreement;

    (e) by Vincam, in the manner described under "--Terms of the Merger-- Conversion of Securities" if the average ADP stock price is less than $30.5690 and ADP does not agree to increase the exchange ratio;

    (f) by either one of us, if a governmental entity has taken any action hindering the completion of the merger and such action has become final and nonappealable; and

    (g)  by ADP, if

      (1) the Vincam board withdraws or modifies its recommendation to adopt the merger in a manner adverse to ADP;

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

      (2) the Vincam board recommends to you an acquisition proposal made by a third party;

      (3) Vincam enters into any agreement with respect to a proposal made by a third party (other than a confidentiality agreement);

      (4) an offer which would result in the beneficial ownership by any person or any group of persons of more than 30% of the outstanding shares of Vincam common stock is commenced, and the board recommends that you tender your shares in such offer; or

      (5) any person or group of persons acquires beneficial ownership of more than 30% of the outstanding shares Vincam common stock.

TERMINATION FEES AND EXPENSES

     Except as otherwise stated in the merger agreement, all expenses incurred in the merger will be paid by the party incurring such expenses.

     Vincam has agreed to pay ADP $8.5 million if the merger agreement is terminated by virtue of:

    (a) the provisions outlined above in clause (b) under the section "--Termination" and:

      /bullet/ such termination is the result of a material breach by Vincam of any representation it made in the merger agreement or a wilful and material breach by Vincam of the merger agreement, which, in either case is not cured; and

      /bullet/ within 12 months after the termination of the merger agreement, Vincam has entered into an agreement providing for a combination of Vincam with, or the sale of a significant portion of Vincam to, a third party;

    (b) the provisions outlined above in clause (d) under the section "--Termination" and:

      /bullet/ the board on or before the date of the special meeting withdraws or changes its recommendation to adopt the merger agreement in a manner adverse to ADP; or

      /bullet/ any of the Vincam shareholders that are a party to the voting agreement have not voted in favor of the merger at the special meeting; or

    (c) the provisions outlined above in clause (g) under the section "--Termination";

     The $8.5 million payment will generally be ADP's sole remedy under the merger agreement.

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

                               RELATED AGREEMENTS

VOTING AGREEMENT

     Carlos A. Saladrigas, Saladrigas Family Limited Partnership, Jose M. Sanchez, Michael J. Gatsas, Theodore L. Gatsas and Gatsas Family Limited Partnership, all of whom are Vincam shareholders, have entered into a voting agreement with ADP. Together, these Vincam shareholders hold approximately 45% of Vincam's outstanding common stock. As part of the voting agreement, they agreed to vote for the merger at the special meeting. The Vincam shareholders listed above also agreed that they will not sell, pledge or otherwise dispose of any shares of Vincam common stock. Their obligation to vote for the merger will end if the merger agreement is terminated.

     ADP has agreed to enter into a registration rights agreement with these Vincam shareholders. ADP has also agreed to file and have the Securities and Exchange Commission declare effective on or prior to the completion of the merger a Registration Statement on Form S-3 covering the shares of ADP common stock to be received by the above shareholders in the merger in exchange for their Vincam shares.

EMPLOYMENT AGREEMENTS

     Vincam as a subsidiary of ADP will employ each of Messrs. Saladrigas and Sanchez for a period of three years after the date we complete the merger. Each employee's base salary is $265,000 per year, except that Vincam will review the employee's performance annually to determine if the salary should be increased. In addition, each employee will be granted fringe benefits including an auto allowance (or leased automobile) and participation in ADP's then current benefit plans. In addition, each employee will be entitled to an annual cash performance bonus which is targeted at $90,000 per year. Vincam is also required to recommend to ADP's stock option committee that each of Messrs. Saladrigas and Sanchez be granted an option to purchase 40,000 shares of ADP common stock which shall vest upon the third anniversary of the date we complete the merger, subject to accelerated vesting.

     Each of Messrs. Saladrigas and Sanchez will receive 20,000 shares of ADP common stock, with restrictions lapsing in increments on the third, fourth and fifth anniversaries of the date we complete the merger. In addition, upon the termination of Messrs. Saladrigas' or Sanchez's employment, such employee may be entitled to receive severance benefits, including the continuation of his salary, acceleration of option vesting and lapsing of restrictions on restricted stock, and the continuation of employee benefits, depending upon the circumstances of the termination.

     If Vincam terminates either of Messrs. Saladrigas or Sanchez, he will be prohibited from competing with Vincam in its business for a period of three years. During any such three-year period, the terminated party will not be permitted to disclose to any person any proprietary information relating to the business of Vincam that he learned during his association with Vincam.

                                BUSINESS OF ADP

     ADP, incorporated in Delaware in 1961, is engaged in the computer services business. With over 425,000 clients, ADP is one of the largest companies in the world dedicated to providing computerized transaction processing, data communications and information services. Its services include:

     /bullet/ payroll, payroll tax and human resource management;

     /bullet/ securities transaction processing and investor communication services;

    /bullet/ industry-specific computing and consulting services for auto and truck dealers; and

    /bullet/ computerized auto repair estimating, auto parts availability services and fee and utilization audits of bodily injury claims.

ADP's executive offices are located at One ADP Boulevard, Roseland, New Jersey 07068.

                               BUSINESS OF VINCAM

     Vincam provides small and medium-sized businesses with an outsourcing solution to the complexities and costs related to employment and human resources. According to Staffing Industry Analysts, Inc., Vincam was one of the ten largest professional employer organizations in the industry in 1996, based on 1996 revenues. Vincam's employee leasing services consist of human resources administration, employment regulatory compliance management, workers' compensation coverage, health care and other employee benefits.

     Vincam establishes a co-employer relationship with its clients and contractually assumes substantial employer responsibilities with respect to worksite employees. Vincam believes its services assist business owners in:

    /bullet/ managing costs associated with workers' compensation, health insurance coverage, workplace safety programs and employee-related litigation;

    /bullet/ providing employees with competitive health care and related benefits that are more characteristic of large employers; and

    /bullet/ reducing the time and effort required by business owners and executives to deal with the increasingly complex legal and regulatory environment affecting employment.

     As of September 30, 1998, Vincam provided professional employer services to approximately 2,150 client organizations with over 45,000 worksite employees, primarily in Florida, Georgia, Colorado, Michigan and New England. Vincam was incorporated in Florida in September 1984 as Human Power Resources, Inc., and changed its name to The Vincam Group, Inc. in 1989. Its executive offices are located at 10200 Sunset Drive, Miami, Florida 33173.


                DESCRIPTION OF ADP ACQUISITION CORP. (FLORIDA)

     ADP Acquisition Corp. (Florida) is a wholly-owned subsidiary of ADP organized under the laws of the State of Florida. It was incorporated in December 1998 solely for use in the merger, and is engaged in no other business. Its executive offices are located at One ADP Boulevard, Roseland, New Jersey 07068.

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

                      COMPARISON OF RIGHTS OF HOLDERS OF
                    ADP COMMON STOCK AND VINCAM COMMON STOCK

GENERAL

     At the time we complete the merger, you will become stockholders of ADP. As shareholders of Vincam, your rights are currently governed by Florida law and by Vincam's amended and restated articles of incorporation and Vincam's amended and restated by-laws. As stockholders of ADP, your rights will be governed by Delaware law and by ADP's amended and restated certificate of incorporation and ADP's amended and restated by-laws. The following discussion summarizes the material differences between your rights and those of ADP stockholders and differences between the Vincam articles and the ADP certificate and between the Vincam by-laws and the ADP by-laws. This summary is qualified in its entirety by reference to Vincam's articles and by-laws, ADP's certificate and by-laws and the relevant provisions of Florida and Delaware law.

CHARTER AMENDMENTS

     A Delaware corporation's certificate of incorporation generally may only be amended by a majority in voting power of the outstanding stock entitled to vote.

     An amendment to a Florida corporation's articles of incorporation must be approved by the corporation's shareholders, except that immaterial amendments specified under Florida law may be made by the board of directors. Unless Florida law or a Florida corporation's articles of incorporation require a greater vote, an amendment to a Florida corporation's articles of incorporation generally must be approved by a majority of the votes entitled to be cast on the amendment. There are amendments to the Vincam articles which require the affirmative vote of the holders of at least 80% of the issued and outstanding common stock, unless such amendments are unanimously recommended by the board.

BY-LAW AMENDMENTS

     Delaware vests the power to amend a company's by-laws in the stockholders unless a company's certificate of incorporation confers such power upon the directors. Conferring such power on the directors, however, will not divest the stockholders of such power. ADP may amend its by-laws by resolution of a majority of its board of directors at any meeting of the board of directors or at any meeting of the stockholders, provided that any amendment by the board of directors may be amended or repealed by the stockholders of ADP.

     Florida law provides that a corporation's board of directors may amend the corporation's by-laws, unless the articles of incorporation reserve such power to the shareholders. A corporation's shareholders may amend or repeal the corporation's by-laws even though the by-laws may also be amended by the board of directors. The Vincam articles provide that the board may amend Vincam's by-laws. You may amend the Vincam by-laws, including by-laws adopted by the board, without approval of the board, but only if such action is approved by holders of at least 80% of the outstanding shares of Vincam.

SPECIAL MEETINGS OF STOCKHOLDERS

     Special meetings of the stockholders of a Delaware corporation may be called by the board of directors or by the persons authorized in the corporation's certificate of incorporation or by-laws. The ADP by-laws provide that the board of directors, the chief executive officer or the secretary may call a special meeting of stockholders at any time.

     Special meetings of a Florida corporation's shareholders may be called by its board of directors, by the persons authorized to do so in the corporation's articles of incorporation or by-laws or by the holders of not less than 10% of all votes entitled to be cast on any issue proposed to be considered at the special meeting, unless a greater percentage, not to exceed 50%, is required by the articles of incorporation. The Vincam articles and by-laws provide that the board, the chairman of the board or the president may call a special meeting of shareholders at any time and require that the chairman of the board or the secretary call a special meeting upon the written request of the holders of not less than 50% of the outstanding shares of Vincam entitled to vote on each issue proposed to be considered at such meeting.

QUORUM FOR STOCKHOLDER MEETINGS

     Under Delaware law, a majority in voting power of shares entitled to vote on a matter constitutes a quorum at a meeting of stockholders, unless otherwise provided in a corporation's certificate of incorporation or by-laws. A quorum, however, must consist of at least one-third of the voting power of the shares entitled to vote on a matter. The ADP certificate and by-laws do not alter the quorum requirements.

     Florida law is similar to Delaware law, except that the shareholder quorum requirement may be altered by a provision in the articles of incorporation of a corporation, but not its by-laws. The Vincam articles do not alter the quorum requirements.

STOCKHOLDER VOTING REQUIREMENTS

     Under both Delaware and Florida law, directors are generally elected at a stockholders' meeting if they receive more votes favoring their election than opposing it, unless a greater number of votes is required by the certificate of incorporation or by-laws (in the case of a Delaware corporation) or the articles of incorporation (in the case of a Florida corporation). The appropriate charter documents of ADP and Vincam do not alter the voting requirements.

     If a quorum exists, matters other than the election of directors unless otherwise provided by Delaware law or a Delaware corporation's certificate of incorporation or by-laws, can be approved by the vote of a majority of the shares represented at a meeting and entitled to vote on the matter. Accordingly, under the Delaware law, abstentions have the same effect as votes against a matter. ADP's certificate and by-laws do not require a greater vote on any matter than that required by Delaware law.

     Under Florida law, unless otherwise provided by a corporation's articles of incorporation, if a quorum exists, action on any matter can be approved by the shareholders if the votes cast favoring the action exceed the votes cast opposing the action. Accordingly, under Florida law, abstentions generally have no impact on the outcome of a vote. Vincam's articles do not require a greater vote on any matter than that required by Florida law.

VOTE REQUIRED FOR MERGERS

     Florida law provides that the sale, lease, exchange or disposal of all, or substantially all, of the assets of a Florida corporation not in the ordinary course of business, as well as any merger, consolidation or share exchange, generally must be recommended by the board of directors and approved by a majority of each class of shares entitled to vote on the action.

     Under Florida law, the vote of the shareholders of a corporation surviving a merger is not required if: (a) the articles of incorporation of the surviving corporation will not substantially differ from its articles of incorporation before the merger; and (b) each shareholder of the surviving corporation before the effective date will hold the same number of shares, with identical designations, preferences, limitations and relative rights immediately after the merger.

     Delaware law has a similar provision requiring stockholder approval in the case of the disposition of assets or a merger or a share exchange. However, with respect to mergers which do not require the vote of the corporation's stockholders, Delaware law, unlike Florida law, also requires that either:

    /bullet/ the surviving corporation does not issue any shares or securities or obligations convertible into shares under the plan of merger; or

    /bullet/ the shares of the surviving corporation to be issued under the plan of merger, plus the shares initially issuable upon conversion of any other shares, securities or obligations to be issued under such plan, do not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the merger.

PROXIES

     Under Delaware law, a proxy executed by a stockholder will remain valid for a period of three years unless the proxy provides for a longer period. Under Florida law, a proxy is effective only for a period of 11 months unless otherwise provided in the proxy.

ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

     Unless otherwise provided for in a corporation's charter, Delaware and Florida law provide that actions which can be taken at an annual or special meeting of stockholders can be taken by the written consent of the holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting of stockholders at which all shares entitled to vote were present. Delaware law requires that notice of action taken by written consent be given to stockholders who have not given a written consent. Florida law has a similar notice provision which requires that the notice be sent within 10 days of obtaining the written consent. The ADP certificate and by-laws provide for stockholder action by written consent. The Vincam articles do not allow for shareholder action by written consent, but require that all actions required or permitted to be taken by the shareholders be taken only at an annual or special meeting of shareholders.

BOARD RECOMMENDATIONS REGARDING MERGER

     Both Delaware and Florida law generally provide that the stockholders of a corporation must approve a merger. In order to obtain stockholder approval, the board of directors of a Florida corporation must "recommend" the plan of merger and, in Delaware, the board of directors must make a declaration of the merger's "advisability." Delaware law, however, permits the board of directors to change its recommendation without withdrawing the merger agreement from stockholder consideration. Further, Delaware law provides that the terms of the merger agreement may require that the merger agreement be submitted to the stockholders whether or not the board of directors subsequently determines that the agreement is no longer advisable. Under Florida law, the board of directors may condition its submission of the proposed merger on any basis.

MERGER WITH SUBSIDIARY

     Under Delaware law, a parent corporation may merge with its subsidiary, without stockholder approval, where the parent corporation owns at least 90% of the outstanding shares of each class of capital stock of its subsidiary. Florida law permits such a merger with a subsidiary without shareholder approval if 80% of each class of capital stock of the subsidiary is owned by the parent corporation.

CONSIDERATION FOR STOCK

     Under Delaware law, shares cannot be issued for less than par value. The par value must be paid in a combination of cash, property or past services. The balance may be paid by a secured promissory note or other binding obligation. Under Florida law, a corporation may only issue its capital stock in return for tangible or intangible property or benefit to the corporation. Shares may be issued for less than par value.

BOARD VACANCIES

     Delaware law provides that, unless otherwise provided in the certificate of incorporation or by-laws of a company, a vacancy or newly created directorship on the board of directors may be filled by a majority of the remaining directors, even though less than a quorum. The ADP certificate and by-laws do not alter this provision. Under Florida law, a vacancy on the board of directors may be filled by an affirmative vote of a majority of the remaining directors or by the shareholders, unless the articles of incorporation provide otherwise. The Vincam articles do not provide otherwise.

REMOVAL OF DIRECTORS

     Delaware law provides that, except with respect to corporations with classified boards or cumulative voting, a director may be removed, with or without cause, by the holders of the majority in voting power of the shares entitled to vote at an election of directors. In the event the corporation's board of directors is classified, stockholders may effect such removal only for cause, unless the certificate of incorporation otherwise provides. ADP's board of directors is not classified and there is no cumulative voting.

     Florida law provides that, except with respect to corporations with directors elected by a voting group of shareholders or by cumulative voting, shareholders may remove one or more directors with or without cause unless the articles of incorporation provide that directors may be removed only for cause. None of Vincam's directors are elected by a voting group and there is no cumulative voting.

COMMITTEES OF THE BOARD OF DIRECTORS

     Florida and Delaware law both provide that the board of directors of a company may delegate many of its duties to one or more committees elected by a majority of the board. A Delaware corporation can delegate to a committee of the board of directors, among other things, the responsibility of nominating candidates for election to the office of director, to fill vacancies on the board of directors, and to reduce earned or capital surplus and authorize the acquisition of the corporation's own stock. Moreover, if either the corporation's certificate of incorporation or by-laws or the resolution of the board of directors creating the committee so permits, a committee of the board of directors may declare dividends and authorize the issuance of stock. The ADP by-laws provide for:

    /bullet/ an executive committee which may exercise all the powers and authority of the board of directors in the management of the property, affairs and business of ADP, including the power to declare dividends and to authorize the issuance of stock;

    /bullet/ an audit committee which reviews senior management's recommendations with respect to ADP's independent auditors, reviews the scope of ADP's audits, accounting policies and annual financial statements, reviews ADP's administration controls, procedures and practices, reviews the fees of and services performed by ADP's auditors and, with some exceptions, performs any other duties established by the board of directors; and

    /bullet/ a compensation committee which reviews officer and director compensation, establishes criteria for granting options to officers and employees, develops managerial succession of ADP, serves as nominating committee for the board

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

      of directors; reviews staffing matters and, with some exceptions, performs any other duties established by the board of directors.

     Florida law places more limitations on the types of activities that can be delegated to committees of the board. Under Florida law, a committee of the board of directors may not approve or recommend to shareholders actions or proposals required to be approved by the shareholders, fill a vacancy on the board, adopt, amend or repeal the by-laws, authorize the issuance of stock, or authorize the reacquisition of the corporation's own stock. The Vincam by-laws provide for a nominating committee and allow for the establishment of an executive committee.

AFFILIATED TRANSACTIONS

     Delaware law generally prohibits an interested stockholder, which is a stockholder owning 15% or more of a Delaware corporation's outstanding voting stock, from engaging in business combinations involving the corporation during the three years after the date the person became an interested stockholder unless, among other things:

    /bullet/ prior to such date, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

    /bullet/ upon the completion of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock outstanding at the time the transaction commenced; or

    /bullet/ at or after such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder. Such prohibition, however, does not apply to a corporation if, among other things:

      /bullet/ the corporation's original certificate of incorporation provides that the corporation shall not be governed by the interested stockholder statute;

      /bullet/ a majority of shares entitled to vote to approve an amendment to the corporation's certificate of incorporation or by-laws expressly electing not to be governed by the statute. Such amendment may not be effective until one year after it was adopted and may not apply to any business combination between the corporation and any person who became an interested stockholder on or before adoption; or

      /bullet/ a stockholder becomes an interested stockholder inadvertently and as soon as practicable divests itself of ownership of sufficient shares so that the stockholder ceases to be an interested stockholder.

     These business combinations include mergers, consolidations, sales of assets and transactions benefitting the interested stockholder. ADP has not opted out of the affiliated transaction statute in the ADP certificate.

     Florida law contains an affiliated transactions statute which provides that transactions involving a corporation and an affiliated shareholder, which is a shareholder owning 10% or more of a corporation's outstanding voting shares, must generally be approved by the affirmative vote of the holders of two-thirds of the voting shares other than those owned by the affiliated shareholder. The transactions covered by the statute include:

    /bullet/ mergers and consolidations to which the corporation and the affiliated shareholder are parties;

    /bullet/ sales or other dispositions of substantial amounts of the corporation's assets to the affiliated shareholder;

    /bullet/ issuances by the corporation of substantial amounts of its securities to the affiliated shareholder;

    /bullet/ the adoption of any plan for the liquidation or dissolution of the corporation proposed by or pursuant to an arrangement with the affiliated shareholder;

    /bullet/ any reclassification of the corporation's securities which has the effect of substantially increasing the percentage of the outstanding voting shares of the corporation beneficially owned by the affiliated shareholder; and

    /bullet/ the receipt by the affiliated shareholder of loans or other financial assistance from the corporation.

     These special voting requirements do not apply in any of the following circumstances:

    /bullet/ if the transaction was approved by a majority of the corporation's disinterested directors;

    /bullet/ if the corporation did not have more than 300 shareholders of record at any time during the preceding three years;

    /bullet/ if the affiliated shareholder has been the beneficial owner of at least 80% of the corporation's outstanding voting shares for the past five years;

    /bullet/ if the affiliated shareholder is the beneficial owner of at least
      90% of the corporation's outstanding voting shares, exclusive of those acquired in a transaction not approved by a majority of disinterested directors; or

    /bullet/ if the consideration received by each shareholder in connection with the transaction satisfies the "fair price" provisions of the statute.

     This statute applies to any corporation governed by Florida law unless the articles of incorporation or by-laws contain a provision expressly electing not to be governed by this statute. Such an amendment to the articles of incorporation or by-laws must be approved by the affirmative vote of a majority of disinterested shareholders and is not effective until 18 months after approval. Vincam has not opted out of the affiliated transaction statute in its articles or by-laws.


CONTROL SHARE ACQUISITIONS

     Florida law also contains a control share acquisition statute which provides that a person who acquires shares in an issuing public corporation in excess of specified thresholds will generally not have any voting rights with respect to such shares unless the voting rights are approved by a majority of the shares entitled to vote, excluding interested shares. In the event that such shares are accorded full voting rights by the shareholders of the corporation and the acquiring shareholder acquires a majority of the voting power of the corporation, all shareholders who did not vote in favor of according voting rights to such acquired shares are entitled to dissenters' rights. This statute also permits a corporation to adopt a provision in its articles of incorporation or by-laws providing for the redemption by the corporation of such acquired shares.

     The control share acquisition statute does not apply to acquisitions of shares of a corporation if, prior to the pertinent acquisition of shares, the corporation's articles of incorporation or by-laws provide that the corporation shall not be governed by the statute. Vincam has not opted out of the control share acquisition statute in its articles or by-laws.

     Delaware does not have any provision comparable to Florida's control share acquisition statute.

OTHER CONSTITUENCIES

     Florida law provides that directors of a Florida corporation, in discharging their duties to the corporation and in determining what they believe to be in the best interests of the corporation, may, in addition to considering the effects of any corporate action on the shareholders and the corporation, consider the effects of the corporate action on employees, suppliers and customers of the corporation or its subsidiaries and the communities in which the corporation and its subsidiaries operate. Delaware does not have a comparable statutory provision.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under both Florida and Delaware law, a corporation may generally indemnify its officers, directors, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement of any proceedings (other than derivative actions), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in derivative actions, except that under Delaware law indemnification may be made only for expenses (including attorneys' fees), provided that in the event the person seeking indemnification has been adjudicated liable, such indemnification shall only be for amounts deemed proper, fair and reasonable by the court.

     In addition, Delaware and Florida law provide that to the extent that present or former directors or officers under Delaware law and present or former directors, officers, employees or agents under Florida law, have been successful in the defense of any proceeding, they must be indemnified by the corporation against expenses actually and reasonably incurred. Florida law further provides that, unless a corporation's articles of incorporation provide otherwise, if a corporation does not indemnify such persons, a court may order, indemnification even if the board of directors or shareholders of the corporation have determined that the persons are not entitled to indemnification. The ADP certificate and the ADP by-laws provide that ADP will indemnify its directors and officers to the fullest extent permitted by law. The Vincam articles provide that Vincam will indemnify directors and those officers specifically granted indemnification rights to the fullest extent permitted by law.

LIMITATION OF PERSONAL LIABILITY OF DIRECTORS AND OFFICERS

     Delaware law provides that a corporation's certificate of incorporation may include a provision limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The ADP charter includes such a provision. However, no such provision may limit the liability of a director for:

    /bullet/ any breach of the director's duty of loyalty to the corporation or its stockholders;

    /bullet/ acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

    /bullet/ violation of provisions of Delaware law relating to unlawful dividends and other distributions;

    /bullet/ any transaction from which the director derived an improper personal benefit; or

    /bullet/ any act or omission prior to the adoption of such a provision in the certificate of incorporation.

     Florida law provides that a director is not personally liable for monetary damages to the corporation or any other person for any act or omission as a director unless the director breached or failed to perform his statutory duties as a director and such breach or failure:

    /bullet/ constitutes a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

    /bullet/ constitutes a transaction from which the director derived an improper personal benefit;

    /bullet/ results in an unlawful distribution;

    /bullet/ in a derivative action or an action by a shareholder, constitutes conscious disregard for the best interests of the corporation or willful misconduct; or

    /bullet/ in a proceeding other than a derivative action or an action by a shareholder, constitutes recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and wilful disregard of human rights, safety or property.

DERIVATIVE ACTIONS

     Delaware law provides that:

    /bullet/ a person may not bring a derivative action unless the person was a stockholder of the corporation at the time of the challenged transaction or unless the stock thereafter devolved on such person by operation of law;

    /bullet/ a complaint in a derivative proceeding must set out the efforts made by a person, if any, to obtain the desired action from the directors or comparable authority and the reason for the failure to obtain such action or for not making the effort; and

    /bullet/ a derivative proceeding may be settled or discontinued only with court approval.

     In addition, under Delaware law, a court may dismiss a derivative proceeding if:

    /bullet/ the court finds that a committee of independent directors has determined in good faith after conducting a reasonable investigation that the maintenance of the action is not in the best interests of the corporation; and

    /bullet/ the court determines in its own business judgment that the action should be dismissed.

     Florida law provides for similar requirements, except that:

    /bullet/ a complaint in a derivative proceeding must be verified and must allege that a demand was made to obtain action by the board of directors and that the demand was refused or ignored;

    /bullet/ a court may dismiss a derivative proceeding if the court finds that independent directors (or a committee of independent persons appointed by such directors) have determined in good faith after conducting a reasonable investigation that the maintenance of the action is not in the best interests of the corporation; and

    /bullet/ if an action was brought without reasonable cause, the court may require the plaintiff to pay the corporation's reasonable expenses.

APPRAISAL AND DISSENTERS' RIGHTS

     A stockholder of a Delaware corporation generally is entitled to dissenters' rights in the event that the corporation is a party to a merger or consolidation to which the stockholder did not consent. A Delaware corporation's certificate of incorporation may also provide that dissenters' rights are available with respect to any amendment to the certificate of incorporation or any sale of all or substantially all of the corporation's assets. The ADP certificate does not contain such a provision.

     Dissenters' rights are not available to a stockholder of a Delaware corporation if his shares, at the relevant record date, were:

    /bullet/ listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

     /bullet/ held of record by more than 2,000 stockholders.

     However, under Delaware law, a stockholder does have dissenters' rights with respect to such shares if the stockholder is required by the terms of the agreement of merger or consolidation to accept anything for his shares other than:

    /bullet/ shares of stock of the corporation surviving or resulting from the merger or consolidation;

    /bullet/ shares of stock of any other corporation which is listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the NASD or held of record by more than 2,000 stockholders;

     /bullet/ cash instead of fractional shares; or

     /bullet/ any combination of the foregoing.

ADP common stock is listed on the New York Stock Exchange.

     A shareholder of a Florida corporation generally has the right to dissent from, and obtain payment of the fair value of his shares in the event of:

     /bullet/ a merger or consolidation to which the corporation is a party;

     /bullet/ a sale or exchange of all or substantially all of the corporation's property other than in the usual and ordinary course of business;

     /bullet/ the approval of a control share acquisition;

     /bullet/ a statutory share exchange to which the corporation is a party as the corporation whose shares will be acquired;

    /bullet/ an amendment to the articles of incorporation if the shareholder is entitled to vote on the amendment and the amendment would adversely affect the shareholder; and

    /bullet/ any corporate action taken to the extent that the articles of incorporation provide for dissenters' rights with respect to such action.

     The Vincam articles do not provide dissenters' rights with respect to any other such action. Florida law provides that, unless a corporation's articles of incorporation otherwise provide, a shareholder does not have dissenters' rights with respect to a plan of merger, share exchange or proposed sale or exchange of property if the shares held by the shareholder are either:

     /bullet/ registered on a national securities exchange;

     /bullet/ designated as a national market system security on an interdealer quotation system by the NASD; or

     /bullet/ held of record by 2,000 or more shareholders.

The Vincam articles do not contain such a provision and Vincam common stock is traded on the Nasdaq National Market.

DISTRIBUTIONS AND REDEMPTIONS

     A Delaware corporation may pay dividends out of surplus or, if there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. A Delaware corporation is generally prohibited from redeeming any of its common stock if the redemption would result in an impairment of the corporation's capital.

     A Florida corporation may make distributions to shareholders as long as, after giving effect to such distribution:

    /bullet/ the corporation would be able to pay its debts as they become due in the usual course of business; and

    /bullet/ the corporation's total assets would not be less than the sum of its (a) total liabilities plus (b) unless the articles of incorporation permit otherwise, which the Vincam articles do not, the amount that would be needed if the corporation were to be dissolved at the time of the distribution to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

     Under Florida law, a corporation's redemption of its own common stock is deemed to be a distribution. Vincam has no shares outstanding with preferential rights.

     Both Florida and Delaware law allow a corporation to redeem shares of its common stock designated as redeemable by the board of directors at the time such common stock was authorized. Delaware law requires that immediately following any such redemption, the corporation shall have outstanding one or more shares with full voting powers. Under Florida law, at all times that shares of a corporation's common stock are outstanding, one or more shares together must have full voting rights and one or more shares together must be entitled to receive the net assets of the corporation upon dissolution.

INSPECTION OF BOOKS AND RECORDS

     Delaware law permits any stockholder the right, during usual business hours, to inspect and copy the corporation's stock ledger, stockholder list and other books and records for any proper purpose upon written demand under oath stating his or her purpose thereof.

     Under Florida law, a shareholder is entitled to inspect and copy the articles of incorporation, by-laws, specified board and shareholder resolutions and written communications to shareholders, a list of the names and business addressees of the corporation's directors and officers and the corporation's most recent annual report, during regular business hours if the shareholder gives at least five business days' prior written demand to the corporation.

     In addition, a shareholder of a Florida corporation is generally entitled to inspect and copy other books and records of the corporation during regular business hours if the shareholder gives at least five business days' prior written demand to the corporation and:

     /bullet/ the shareholder's demand is made in good faith and for a proper purpose;

    /bullet/ the demand describes its purpose and the records to be inspected or copied; and

     /bullet/ the requested records are directly connected with such purpose.

     Florida law also provides that a corporation may deny a demand for inspection if such demand was made for an improper purpose or if the demanding shareholder has, within two years preceding such demand, sold or offered for sale any list of shareholders of the corporation or any other corporation, has aided or abetted any person in procuring a list of shareholders for such purpose or has improperly used any information secured through any prior examination of the records of the corporation or any other corporation.

                                 LEGAL MATTERS

     James B. Benson, Esq., Vice President, Secretary and General Counsel of ADP, will issue an opinion about the legality of the ADP common stock to be issued in the merger. As of February 9, 1999, Mr. Benson beneficially owned 37,254 shares of ADP common stock. Steel Hector & Davis LLP will issue an opinion about the material federal income tax consequences of the merger for Vincam.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedules of ADP incorporated in this document by reference from ADP's most recent Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated in this document by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements incorporated in this proxy statement/prospectus by reference to (a) Vincam's Form 10-K for the year ended December 31, 1997, (b) its Form 10-K/A for the year ended December 31, 1997 and
(c) its Amendment No. 1 to the Current Report on Form 8-K, dated December 1, 1997, have been incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent certified public accountants, given on their authority as experts in auditing and accounting.

     The financial statements of Staffing Network, Inc. at December 31, 1996 and 1995 and for the years then ended, incorporated in this proxy statement/prospectus by reference to Vincam's Amendment No. 1 to the Current Report on Form 8-K, dated December 1, 1997, have been audited by Ernst & Young LLP, independent auditors, as stated in their report and incorporated in this document by reference in reliance upon their report given upon their authority as experts in auditing and accounting.

     The financial statements of Staffing Network, Inc. for the year ended December 31, 1994 incorporated in this proxy statement/prospectus by reference to Vincam's Amendment No. 1 to the Current Report on Form 8-K, dated December 1, 1997, have been incorporated in reliance, in part, on the report of Howe, Riley & Howe Professional Corporation, given on their authority as experts in auditing and accounting.

     The report of Plante & Moran, LLP relating to the consolidated financial statements of Amstaff, Inc. for the two-year period ended December 31, 1996 incorporated in this proxy statement/prospectus by reference to Vincam's most recent Form 10-K have been incorporated in reliance on the report of Plante & Moran, LLP, independent certified public accountants, given upon their authority as experts in auditing and accounting.

     The report of Ehrhardt Keefe Steiner & Hottman PC relating to the consolidated financial statements of Staff Administrators, Inc. for the two-year period ended December 31, 1996 incorporated in this proxy statement/prospectus by reference to Vincam's most recent Form 10-K have been incorporated in reliance on the report of Ehrhardt Keefe Steiner & Hottman PC, given upon their authority as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

     We each file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document that we file at the Securities and Exchange Commission's Public

Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Reports, proxy statements and other information regarding issuers that file electronically with the Securities and Exchange Commission, including our filings, are also available to the public from the Securities and Exchange Commission's Web site at "http://www.sec.gov."

     ADP has filed with the Securities and Exchange Commission a registration statement on Form S-4. This proxy statement/prospectus is a part of the registration statement and constitutes a prospectus of ADP for the ADP common stock to be issued to you in the merger. As allowed by the Securities and Exchange Commission rules, this proxy statement/ prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

     THE SECURITIES AND EXCHANGE COMMISSION ALLOWS US TO "INCORPORATE BY REFERENCE" THE INFORMATION WE FILE WITH THEM, WHICH MEANS THAT WE CAN DISCLOSE IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT US TO YOU THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS PROXY STATEMENT/PROSPECTUS BY REFERRING YOU TO THOSE DOCUMENTS.

     The information incorporated by reference is considered to be part of this proxy statement/prospectus. Information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any filing we will make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 following the date of this proxy statement/prospectus and prior to the date of the special meeting:

     ADP

    1. Annual Report on Form 10-K of ADP for the fiscal year ended June 30,
       1998.

    2. Quarterly Report on Form 10-Q filed by ADP for the fiscal quarter ended September 30, 1998; and

    3. The description of ADP common stock contained in ADP's registration statement on Form 8-A.

     Vincam

    1. Annual Report on Form 10-K and 10-K/A of Vincam for the fiscal year ended December 31, 1997;

    2. Quarterly Reports on Form 10-Q filed by Vincam for the period ended September 30, 1998 (and the related Quarterly Report on Form 10-Q/A), June 30, 1998 and March 31, 1998;

    3. Current Report on Form 8-K/A, dated December 1, 1997 and Current Report on Form 8-K, dated December 3, 1998; and

    4. The description of Vincam common stock in Vincam's registration statement on Form 8-A.

     YOU MAY REQUEST A COPY OF THESE FILINGS, AT NO COST, BY WRITING OR TELEPHONING US AT THE FOLLOWING ADDRESS:

  IN THE CASE OF ADP, TO:

    JAMES B. BENSON, ESQ.,
    VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
    AUTOMATIC DATA PROCESSING, INC.
    ONE ADP BOULEVARD
    ROSELAND, NEW JERSEY 07068
    TELEPHONE REQUESTS MAY BE DIRECTED TO (973) 994-5000.

     IN THE CASE OF VINCAM, TO:

    CARLOS A. RODRIGUEZ, CHIEF FINANCIAL OFFICER
    THE VINCAM GROUP, INC.
    10200 SUNSET DRIVE
    MIAMI, FLORIDA 33173
    TELEPHONE REQUESTS MAY BE DIRECTED TO (800) 962-4404

     IN ORDER TO ENSURE TIMELY DELIVERY OF THESE DOCUMENTS, YOU SHOULD MAKE SUCH REQUEST BY FEBRUARY 25, 1999.

     WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ABOUT THE MERGER OR ABOUT US THAT DIFFERS FROM OR ADDS TO THE INFORMATION IN THIS PROXY STATEMENT/PROSPECTUS OR IN OUR DOCUMENTS OR THE DOCUMENTS THAT WE PUBLICLY FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. THEREFORE, IF ANYONE DOES GIVE YOU DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

     IF YOU ARE IN A JURISDICTION WHERE IT IS UNLAWFUL TO OFFER TO EXCHANGE OR SELL, OR TO ASK FOR OFFERS TO EXCHANGE OR BUY, THE SECURITIES OFFERED BY THIS PROXY STATEMENT/PROSPECTUS OR TO ASK FOR PROXIES, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT SUCH ACTIVITIES, THEN THE OFFER PRESENTED BY THIS PROXY STATEMENT/PROSPECTUS DOES NOT EXTEND TO YOU.

     THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS SPEAKS ONLY AS OF ITS DATE UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

                                                                      APPENDIX A






                         AGREEMENT AND PLAN OF MERGER




                                     among




                       AUTOMATIC DATA PROCESSING, INC.,




                        ADP ACQUISITION CORP. (FLORIDA)




                                      and




                            THE VINCAM GROUP, INC.





                          Dated as of December 3, 1998

                               TABLE OF CONTENTS


                                                                                         PAGE
                                                                                        -----
    ARTICLE I      THE MERGER .....................................................       2
  1.1              The Merger .....................................................       2
  1.2              Closing ........................................................       2
  1.3              Effective Time .................................................       2
  1.4              Certificate of Incorporation and By-laws .......................       2
  1.5              Officers and Directors .........................................       2
   ARTICLE II      EFFECT OF THE MERGER ON THE CAPITAL STOCK
                   OF THE CONSTITUENT CORPORATIONS;
                   EXCHANGE OF CERTIFICATES .......................................       3
  2.1              Effect on Capital Stock ........................................       3
                   (a)    Capital Stock of Sub ......................................     3
                   (b)    Exchange Ratio for VCAM Common Stock ......................     3
                   (c)    Cancellation of Treasury Stock and ADP-Owned
                          Stock .....................................................     4
  2.2              Exchange of Certificates .......................................       5
                   (a)    Exchange Agent ............................................     5
                   (b)    Exchange Procedures .......................................     5
                   (c)    Distributions with Respect to Unexchanged Shares ..........     6
                   (d)    No Further Ownership Rights in VCAM Common
                          Stock .....................................................     6
                   (e)    No Fractional Shares ......................................     6
                   (f)    Termination of Exchange Fund ..............................     7
                   (g)    No Liability ..............................................     7
                   (h)    Withholding Rights ........................................     7
  2.3              Stock Options ..................................................       8
  ARTICLE III      REPRESENTATIONS AND WARRANTIES OF VCAM
                   AND ADP ........................................................       9
  3.1              Representations and Warranties of VCAM .........................       9
                   (a)    Organization, Standing and Corporate Power;
                          Subsidiaries ..............................................     9
                   (b)    Certificate of Incorporation and By-laws ..................     9
                   (c)    Capitalization ............................................    10
                   (d)    SEC Documents; Financial Statements .......................    11
                   (e)    Authority .................................................    11
                   (f)    Compliance with Applicable Laws ...........................    11
                   (g)    Government Approvals; Required Consents ...................    12
                   (h)    Non-Contravention .........................................    12
                   (i)    Litigation ................................................    13
                   (j)    Taxes and Related Tax Matters .............................    13
                   (k)    Certain Agreements ........................................    14

                                                                                         PAGE
                                                                                        -----
                    (l)  Employee Benefits ..........................................     15
                    (m)  Contracts ..................................................     18
                    (n)  Environmental Matters ......................................     19
                    (o)  Absence of Certain Changes or Events .......................     19
                    (p)  Information Supplied .......................................     20
                    (q)  Real Estate ................................................     20
                    (r)  Intellectual Property ......................................     21
                    (s)  Accounts Receivable ........................................     22
                    (t)  Clients ....................................................     22
                    (u)  Investment Company Act .....................................     22
                    (v)  Brokers or Finders .........................................     23
                    (w)  Vote Required ..............................................     23
                    (x) Opinion of Financial Advisor ...............................      23
                    (y)  Accounting Matters .........................................     23
                    (z)  Ownership of ADP Common Stock ..............................     23
                   (aa)  Appraisal Rights and Dissenters' Rights ....................     23
                   (bb)  Year 2000 Compliance .......................................     23
                   (cc)  Insurance ..................................................     24
                   (dd)  Full Disclosure ............................................     26
  3.2              Representations and Warranties of ADP and Sub ....................     26
                    (a)  Organization, Standing and Corporate Power;
                         Subsidiaries ...............................................     26
                    (b)  Certificate of Incorporation and By-laws ...................     26
                    (c)  Capitalization .............................................     26
                    (d)  SEC Documents; Financial Statements ........................     26
                    (e)  Authority ..................................................     27
                    (f)  Government Approvals; Required Consents ....................     27
                    (g)  Non-Contravention ..........................................     28
                    (h)  Information Supplied .......................................     28
                    (i)  Brokers or Finders .........................................     28
                    (j)  Material Adverse Change ....................................     29
                    (k)  Accounting Matters .........................................     29
                    (l)  Tax Matters ................................................     29
  ARTICLE IV     COVENANTS ........................................................       29
  4.1            Mutual Covenants of ADP and VCAM .................................       29
                    (a)  Confidentiality ............................................     29
                    (b)  Publicity ..................................................     30
                    (c)  Preparation of the Proxy Statement and the
                         Registration Statement .....................................     30
                    (d)  Satisfaction of Conditions; Additional Agreements ..........     30
                    (e)  Other Actions ..............................................     31
                    (f)  Advice of Changes; SEC Documents ...........................     31

                                                                                  PAGE
                                                                                 -----
                 (g)     Legal Conditions to Merger ..........................     31
  4.2            Covenants of VCAM .........................................       31
                 (a)     Access to Information ...............................     31
                 (b)     Ordinary Course .....................................     32
                 (c)     Meetings; Fiduciary Duties ..........................     34
                 (d)     No Solicitation .....................................     34
                 (e)     Superior Acquisition Proposal .......................     35
                 (f)     Affiliates ..........................................     36
                 (g)     Compliance with Laws ................................     36
                 (h)     Advice of Changes ...................................     36
                 (i)     Pooling Letters .....................................     36
  4.3            Listing ...................................................       36
   ARTICLE V     ADDITIONAL AGREEMENTS .....................................       36
  5.1            Indemnification; Directors' and Officers' Insurance .......       36
  5.2            Additional Agreements; Reasonable Efforts .................       38
  5.3            Accounting Treatment ......................................       38
  5.4            Tax Treatment .............................................       39
  5.5            Employee Matters ..........................................       39
  ARTICLE VI     CONDITIONS PRECEDENT ......................................       39
  6.1            Conditions to the Obligations of ADP and VCAM to Effect
                 the Merger ................................................       39
                 (a)     Stockholder Approval ................................     39
                 (b)     Registration Statement ..............................     39
                 (c)     Blue Sky Laws .......................................     40
                 (d)     Listing .............................................     40
                 (e)     No Injunctions or Restraints ........................     40
                 (f)     HSR Act .............................................     40
                 (g)     Governmental and Regulatory Consents ................     40
  6.2            Conditions to the Obligations of ADP ......................       40
                 (a)     Accuracy of Representations and Warranties ..........     40
                 (b)     Performance of Agreements ...........................     41
                 (c)     No Material Adverse Change ..........................     41
                 (d)     Auditors' Letter ....................................     41
                 (e)     Affiliate Letters ...................................     41
                 (f)     VCAM Required Consents ..............................     41
                 (g)     Employment Agreements ...............................     41
  6.3            Conditions to the Obligations of VCAM .....................       41
                 (a)     Accuracy of Representations and Warranties ..........     41
                 (b)     Performance of Agreements ...........................     41
                 (c)     Fairness Opinions ...................................     42
                 (d)     Tax Opinion .........................................     42
                 (e)     Employment Agreements ...............................     42

                                                                      PAGE
                                                                     -----
 ARTICLE VII       TERMINATION AND AMENDMENT ...................       42
  7.1              Termination .................................       42
  7.2              Effect of Termination .......................       43
ARTICLE VIII       GENERAL PROVISIONS ..........................       44
  8.1              Certain Definitions .........................       44
  8.2              Notices .....................................       49
  8.3              Interpretation ..............................       50
  8.4              Waivers and Amendments ......................       50
  8.5              Expenses and Other Payments .................       50
  8.6              Assignment ..................................       51
  8.7              Entire Agreement; No Third Party Beneficiaries      51
  8.8              Representations and Warranties ..............       52
  8.9              Governing Law ...............................       52
  8.10             Counterparts ................................       52

VCAM Disclosure Schedule
------------------------
Section 1.5             Directors
Section 3.1(a)          Subsidiaries
Section 3.1(c)          Stock Options and Warrants
Section 3.1(f)          Compliance with Applicable Laws
Section 3.1(g)          Government Approvals; Required Consents
Section 3.1(i)          Litigation
Section 3.1(j)          Taxes and Related Tax Matters
Section 3.1(k)          Certain Agreements
Section 3.1(l)          Employee Benefits
Section 3.1(m)          Contracts
Section 3.1(n)          Environmental Matters
Section 3.1(o)          Absence of Certain Changes or Events
Section 3.1(q)          Real Estate
Section 3.1(s)          Accounts Receivable
Section 3.1(t)          Clients
Section 3.1(cc)         Insurance
Section 4.2(b)(iii)     Bonuses
Section 4.2(b)(v)       Sale of Property or Assets
Section 4.2(b)(vi)      Incurrence of Indebtedness
Section 4.2(b)(ix)      Forms of Client Contracts
ADP Disclosure Schedule
-----------------------
Section 3.2(f)          Government Approvals; Required Consents
Exhibits
--------
Exhibit A               Form of Employment Agreement for Carlos Saladrigas
Exhibit B               Form of Employment Agreement for Jose Sanchez
Exhibit C               ADP Tax Certificate

     AGREEMENT AND PLAN OF MERGER, dated as of December 3, 1998 (the "AGREEMENT"), among AUTOMATIC DATA PROCESSING, INC., a Delaware corporation ("ADP"), ADP ACQUISITION CORP. (FLORIDA), a Florida corporation and a wholly owned subsidiary of ADP ("Sub"), and THE VINCAM GROUP, INC., a Florida corporation ("VCAM").



                              W I T N E S S E T H


     WHEREAS, upon the terms and subject to the conditions of this Agreement, VCAM and ADP wish to enter into a business combination transaction pursuant to which Sub will merge with and into VCAM (the "MERGER");


     WHEREAS, the Board of Directors of VCAM has determined that the Merger is fair to, and in the best interests of, VCAM and the holders of common stock, par value $.001 per share ("VCAM COMMON STOCK"), of VCAM and has approved and adopted this Agreement and has approved the Merger and the other transactions contemplated hereby and recommended approval and adoption of this Agreement and approval of the Merger by the holders of VCAM Common Stock;


     WHEREAS, the Board of Directors of ADP has determined that the Merger is consistent with and in furtherance of the long-term business strategy of ADP and is fair to, and in the best interests of, ADP and its stockholders and has approved and adopted this Agreement, the Merger and the other transactions contemplated hereby;


     WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "CODE");


     WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a "pooling-of-interests";


     WHEREAS, simultaneously with the execution and delivery of this Agreement, Michael Gatsas, Theodore Gatsas, the Gatsas Family Limited Partnership, Jose Sanchez, The Saladrigas Family Limited Partnership and Carlos Saladrigas, have entered into a Voting Agreement dated as of the date hereof with ADP (the "VOTING AGREEMENT");


     WHEREAS, ADP, Sub and VCAM wish to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and


     WHEREAS, certain capitalized terms used herein have the meanings set forth in Article VIII.


     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I


                                  THE MERGER


     1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Florida Business Corporation Act (the "FBCA"), Sub shall be merged with and into VCAM at the Effective Time. Upon and after the Effective Time, the separate corporate existence of Sub shall cease and VCAM shall be the surviving corporation in the Merger (the "SURVIVING CORPORATION"). In accordance with the FBCA, all of the rights, privileges, powers, immunities and purposes of Sub and VCAM shall vest in the Surviving Corporation and all of the debts, liabilities, obligations and duties of Sub and VCAM shall become the debts, liabilities, obligations and duties of the Surviving Corporation.


     1.2 CLOSING. The closing of the Merger (the "CLOSING") will take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison at 10:00 a.m. on the first Business Day following the date on which each of the conditions set forth in Article VI have been satisfied or waived by the party entitled to the benefit of such conditions or at such other place, time and date as ADP and VCAM may agree. The time and date upon which the Closing occurs is referred to herein as the "CLOSING DATE."


     1.3 EFFECTIVE TIME. On the Closing Date (or on such other date as ADP and VCAM may agree), Sub and VCAM shall cause Articles of Merger (the "ARTICLES OF MERGER") to be executed and filed with the Secretary of State of the State of Florida, in accordance with the relevant provisions of the FBCA and shall make all other filings or recordings required under the FBCA. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Secretary of State of the State of Florida, or at such later time as is specified in the Articles of Merger (the "EFFECTIVE TIME").


     1.4 CERTIFICATE OF INCORPORATION AND BY-LAWS. The Certificate of Incorporation of Sub shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. The By-laws of Sub shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.


     1.5 OFFICERS AND DIRECTORS. The directors of Sub (which will include the current directors of VCAM listed on Section 1.5 of the VCAM Disclosure Schedule) and the executive officers of VCAM at the Effective Time shall be the directors and officers of the Surviving Corporation and shall hold office until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation.

                                  ARTICLE II


                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
              CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

     2.1 EFFECT ON CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of VCAM Common Stock or capital stock of Sub:

      (a) CAPITAL STOCK OF SUB. Each share of common stock, par value $.01 per share ("SUB COMMON STOCK"), of Sub issued and outstanding immediately prior to the Effective time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation;

      (b) EXCHANGE RATIO FOR VCAM COMMON STOCK. Each share of VCAM Common Stock issued and outstanding immediately prior to the Effective Time shall, except as otherwise provided in Section 2.2, be converted by virtue of the Merger and without any action on the part of the holder thereof into and exchangeable for the right to receive a number of fully paid and non-assessable shares of common stock, par value $.10 per share (the "ADP COMMON STOCK"), of ADP equal to the "EXCHANGE RATIO," determined in the manner set forth below:

       (i) If the Average ADP Stock Price is equal to or greater than $68.781 and less than or equal to $84.065, then the Exchange Ratio shall be .229; provided, that, if the Outstanding Diluted VCAM Stock Amount exceeds 16,190,804, then the Exchange Ratio shall equal the quotient (rounded to four decimal points) obtained by dividing (x) 3,707,694 by (y) the Outstanding Diluted VCAM Stock Amount;

       (ii) If the Average ADP Stock Price is equal to or greater than $61.138 and less than $68.781, then the "EXCHANGE RATIO" shall be equal to the quotient (rounded to four decimal points) obtained by dividing 15.75 by the Average ADP Stock Price; PROVIDED, that if the Outstanding Diluted VCAM Stock Amount exceeds 16,190,804, then the Exchange Ratio shall be equal to the quotient (rounded to four decimal points) obtained by dividing (x) the quotient obtained by dividing (1) $255,018,909 by (2) the Average ADP Stock Price by (y) the Outstanding Diluted VCAM Stock Amount;

       (iii) If the Average ADP Stock Price is greater than $84.065 and less than or equal to $91.708, then the "Exchange Ratio" shall be equal to the quotient (rounded to four decimal points) obtained by dividing 19.25 by the Average ADP Stock Price; PROVIDED, that if the Outstanding Diluted VCAM Stock Amount exceeds 16,190,804, then the Exchange Ratio shall be equal to the quotient (rounded to four decimal points) obtained by dividing (x) the quotient obtained by dividing (1) $311,687,306 by (2) the Average ADP Stock Price by (y) the Outstanding Diluted VCAM Stock Amount;

       (iv) If the Average ADP Stock Price is greater than $91.708, then the "Exchange Ratio" shall be .2099; PROVIDED, that if the Outstanding Diluted VCAM

Stock Amount exceeds 16,190,804, then the Exchange Ratio shall be equal to the quotient (rounded to four decimal points) obtained by dividing (x) 3,398,693 by
(y) the Outstanding Diluted VCAM Stock Amount;


       (v) If the Average ADP Stock Price is less than $61.138, then the "Exchange Ratio" shall be .2576; PROVIDED, that if the Outstanding Diluted VCAM Stock Amount exceeds 16,190,804, then the Exchange Ratio shall be equal to the quotient obtained by dividing (x) 4,171,201 by (y) the Outstanding Diluted VCAM Stock Amount; PROVIDED, FURTHER, that VCAM shall have the right to give written notice to ADP (the "TOP-UP REQUEST NOTICE") requesting that the Exchange Ratio be increased to equal to the quotient (rounded to four decimal points) obtained by dividing (x) the quotient obtained by dividing (1) $255,018,909 by (2) the Average ADP Stock Price by (y) the Outstanding Diluted VCAM Stock Amount (the "TOPPED-UP EXCHANGE RATIO"). The Top-Up Request Notice shall be delivered to and received by ADP no later than 2:00 p.m. on the second Business Day prior to the Stockholders' Meeting. ADP, may, in its sole discretion, agree or not agree to increase the Exchange Ratio to the Topped-Up Exchange Ratio. Within 24 hours of receiving the Top-Up Request Notice, ADP shall provide VCAM written notice of its determination with respect thereto. If ADP agrees to increase the Exchange Ratio to the Topped-Up Exchange Ratio, the Exchange Ratio shall be equal to the Topped-Up Exchange Ratio for purposes of this Agreement. If ADP does not agree in its sole discretion that the Exchange Ratio shall be increased to be the Topped-Up Exchange Ratio (which disagreement shall be deemed to have occurred if ADP does not respond to the Top-Up Request Notice within the 24 hour period specified above), VCAM shall either (x) agree that the Exchange Ratio shall be as determined pursuant to the first sentence of this Section 2.1(b)(v) without giving effect to the proviso to such sentence or
(y) give written notice (the "TERMINATION NOTICE") that VCAM elects to terminate this Agreement. The Termination Notice shall be delivered to ADP no later than 5:00 p.m. on the Business Day prior to the Stockholders' Meeting; provided, that if the Termination Notice has not been received by ADP by such time, VCAM shall be deemed to have accepted the Exchange Ratio as determined pursuant to the first sentence of this Section 2.1(b)(v) without giving effect to the proviso to such sentence and VCAM shall have no further right to terminate this Agreement pursuant to this Section 2.1(b)(v) or Section 7.1(e);


       (vi) If, between the date of this Agreement and the Effective Time, the outstanding shares of VCAM Common Stock or ADP Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the provisions of this Section 2.1(b) shall be appropriately adjusted; and


      (c) CANCELLATION OF TREASURY STOCK AND ADP-OWNED STOCK. Each outstanding share of VCAM Common Stock, held by VCAM as treasury stock or owned by ADP or any Subsidiary of ADP immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto.

     2.2 EXCHANGE OF CERTIFICATES.


      (a) EXCHANGE AGENT. As of the Effective Time, ADP shall deposit with Chase Mellon Shareholder Services or such other bank or trust company designated by ADP (and reasonably acceptable to VCAM) (the "EXCHANGE AGENT"), for the benefit of the holders of shares of VCAM Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of ADP Common Stock (such shares of ADP Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "EXCHANGE FUND") issuable pursuant to Section
2.1 in exchange for outstanding shares of VCAM Common Stock. For this purpose, the number of shares of ADP Common Stock issuable under Section 2.1 shall mean the product of (i) the Exchange Ratio multiplied by (ii) the number of outstanding shares of VCAM Common Stock as of the Effective Time, rounded up to the nearest whole number.


      (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, ADP shall instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of VCAM Common Stock (the "CERTIFICATES") whose shares were converted into the right to receive shares of ADP Common Stock pursuant to Section 2.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as are usual and customary as ADP may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of ADP Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by ADP, together with such letter of transmittal and such other customary documents as may be required pursuant to such instructions, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of ADP Common Stock and cash in lieu of any fractional share of ADP Common Stock, plus any dividends, which such holder has the right to receive pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of VCAM Common Stock which is not registered in the transfer records of VCAM, a certificate representing the proper number of shares of ADP Common Stock may be issued to a transferee if the Certificate representing such VCAM Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of ADP Common Stock and cash in lieu of any fractional shares of ADP Common Stock as contemplated by Section 2.2(e). Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of ADP Common Stock issued in exchange therefor, without interest, (x) at the time of such surrender (or as soon thereafter as the cash from the sale of the Excess Shares referred to in Section 2.2(e) is obtained by the Exchange Agent), the amount of any cash payable in lieu of a fractional share of ADP Common Stock to which such holder is entitled pursuant to Section 2.2(e), (y) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of ADP Common Stock and (z) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of ADP Common Stock.


      (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the Effective Time with respect to ADP Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of ADP Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e) until the holder of record of such Certificate shall surrender such Certificate.


      (d) NO FURTHER OWNERSHIP RIGHTS IN VCAM COMMON STOCK. All shares of ADP Common Stock issued upon the surrender for exchange of shares of VCAM Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.2(c) or 2.2(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of VCAM Common Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of VCAM Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.


      (e) NO FRACTIONAL SHARES.


       (i) No certificates or scrip representing fractional shares of ADP Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of ADP.


       (ii) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (x) the number of full shares of ADP Common Stock in the Exchange Fund over (y) the aggregate number of full shares of ADP Common Stock to be distributed to holders of VCAM Common Stock pursuant to Section 2.2(b) (such excess being herein called the "EXCESS SHARES"). As soon after the Effective Time as practicable, the Exchange Agent, as agent for the holders of VCAM Common Stock, shall sell the Excess Shares at then prevailing prices on the NYSE, all in the manner provided in paragraph
(iii) of this Section.


       (iii) The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Until the net proceeds of such sale or sales have been distributed to the holders of VCAM Common Stock, the Exchange Agent will hold such proceeds in trust for the holders of VCAM Common Stock (the "COMMON SHARES TRUST"). All commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent incurred in connection with such sale of the Excess Shares shall be paid by ADP. The Exchange Agent shall determine the portion of the Common Shares Trust to which each holder of VCAM Common Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such holder of VCAM Common Stock is entitled and the denominator of which is the aggregate amount of fractional share interests to which all holders of VCAM Common Stock are entitled; PROVIDED, HOWEVER, that in lieu of the foregoing, at the sole option of ADP, ADP may instead satisfy payment with respect to such Excess Shares by delivering to the Exchange Agent reasonably promptly following the Effective Time cash (without interest) in an amount equal to the aggregate amount of all such Excess Shares multiplied by the closing price per share of ADP Common Stock on the NYSE on the trading day immediately prior to the Effective Time.


       (iv) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of VCAM Common Stock in lieu of any fractional share interests, the Exchange Agent shall make available such amounts to such holders of VCAM Common Stock.


      (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund and Common Shares Trust which remains undistributed to the stockholders of VCAM for six months after the Effective Time shall, upon demand, be delivered to ADP, and any stockholders of VCAM who have not theretofore complied with this
Article II shall thereafter look only to ADP for payment of their claim for ADP Common Stock, cash in lieu of fractional shares and any dividends or distributions with respect to ADP Common Stock.


      (g) NO LIABILITY. Neither ADP nor VCAM shall be liable to any holder of shares of VCAM Common Stock or ADP Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) or cash from the Common Shares Trust delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.


      (h) WITHHOLDING RIGHTS. ADP or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of VCAM Common Stock such amounts as ADP or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by ADP or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of VCAM Common Stock in respect of which such deduction and withholding was made by ADP or the Exchange Agent.

     2.3 STOCK OPTIONS. (a) At the Effective Time, each outstanding option to purchase shares of VCAM Common Stock (a "VCAM STOCK OPTION") issued pursuant to the VCAM Stock Plans, whether vested or unvested, shall be assumed by ADP. Each VCAM Stock Option shall be deemed, without further action on the part of ADP or the holders of such VCAM Stock Options, to constitute an option to acquire, on the same terms and conditions as were applicable under such VCAM Stock Option (except to the extent that such terms and conditions may be altered in accordance with their terms as a result of the transactions contemplated hereby including accelerated vesting of VCAM Stock Options which shall occur by virtue of consummation of the Merger to the extent required with respect to the VCAM Stock Options set forth in Section 3.1(c) of the VCAM Disclosure Schedule), shares of ADP Common Stock in such amount and at the exercise price provided below:


       (i) the number of shares of ADP Common Stock to be subject to the option (as adjusted) shall be equal to the product of (x) the number of shares of VCAM Common Stock subject to the original option and (y) the Exchange Ratio (rounded to four decimal points);


       (ii) the exercise price per share of ADP Common Stock under the option (as adjusted) shall be equal to (x) the exercise price per share of VCAM Common Stock under the original option divided by (y) the Exchange Ratio (rounded to the nearest $0.01); and


       (iii) in accordance with the terms of the VCAM Stock Option Plan under which the VCAM Stock Options were issued, fractional shares of any assumed VCAM Stock Options resulting from the adjustments set forth in this Section 2.3(a) shall be eliminated.


     In the case of any option to which section 421 of the Code applies by reason of its qualification under any of sections 422-424 of the Code, the exercise price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be effected in a manner consistent with the requirements of section 424(a) of the Code.


      (b) As soon as practicable after the Effective Time, ADP shall deliver to the holders of VCAM Stock Options appropriate notices setting forth such holders' rights pursuant to the respective VCAM Stock Plans and the agreements evidencing the grants of such VCAM Stock Options and that such options and the related option agreements shall be assumed by ADP and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 2.3 after giving effect to the Merger).


      (c) ADP shall take all corporate action necessary to reserve for issuance a sufficient number of shares of ADP Common Stock for delivery upon exercise of the VCAM Stock Options assumed in accordance with this Section 2.3. No later than the Effective Time, ADP shall prepare and file a registration statement on Form S-8 (or any successor or other appropriate forms), or another appropriate form with respect to the shares of ADP Common Stock subject to such options and shall use its reasonable commercial efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding and cause such shares to be listed on the NYSE.



                                  ARTICLE III


                REPRESENTATIONS AND WARRANTIES OF VCAM AND ADP


     3.1 REPRESENTATIONS AND WARRANTIES OF VCAM. VCAM represents and warrants to ADP as follows:


      (a) ORGANIZATION, STANDING AND CORPORATE POWER; SUBSIDIARIES. Each of VCAM and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not have a Material Adverse Effect with respect to VCAM.
Section 3.1(a) of the disclosure schedule delivered to ADP by VCAM on or prior to the date hereof (the "VCAM DISCLOSURE SCHEDULE") sets forth a true and complete list of all of VCAM's Subsidiaries, including (x) the jurisdiction of incorporation or organization of each such Subsidiary and (y) the percentage of each such Subsidiary's outstanding capital stock or other ownership interest owned by VCAM and/or another Subsidiary of VCAM, as the case may be, if less than 100%. All of the outstanding shares of capital stock or other ownership interests in each of the Significant Subsidiaries of VCAM are duly authorized, validly issued, fully paid and nonassessable and, except as set forth in
Section 3.1(a) of the VCAM Disclosure Schedule, are owned (of record and beneficially) by VCAM and/or by another Subsidiary of VCAM, as the case may be, free and clear of all pledges, claims, options, rights of first refusal, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "LIENS"), and not subject to preemptive rights created by statute, such Subsidiary's respective Certificate of Incorporation or By-laws or equivalent organizational documents or any agreement to which such Subsidiary is a party or by which such Subsidiary is bound. Other than as set forth in Section 3.1(a) of the VCAM Disclosure Schedule or in the VCAM SEC Documents, VCAM does not directly or indirectly own any material equity interest in any Person.


      (b) CERTIFICATE OF INCORPORATION AND BY-LAWS. Complete and correct copies of the Certificate of Incorporation and By-laws or equivalent organizational documents, each as amended to date, of VCAM and each of its Significant Subsidiaries have been delivered to ADP prior to the date hereof. The Certificates of Incorporation, By-laws and equivalent organizational documents of VCAM and each of its Significant Subsidiaries are in full force and effect. Neither VCAM nor any of its

Significant Subsidiaries is in violation of any material provision of its Certificate of Incorporation, By-laws or equivalent organizational documents.


      (c) CAPITALIZATION. As of the date hereof, the authorized capital stock of VCAM consists of (i) 60,000,000 shares of VCAM Common Stock of which, (A) 15,733,031 shares are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights, of which 31,224 shares are held in the treasury, or by a Subsidiary, of VCAM, and (B) 2,677,160 shares are reserved for future issuance for the exercise of stock options with a term, exercise price, vesting schedule and other material terms set forth separately for each of VCAM's stock option plans in Section 3.1(c) of the VCAM Disclosure Schedule and (ii) 20,000,000 shares of preferred stock, par value $.01 per share, of VCAM of which none is issued and outstanding. Except as described in this Section 3.1(c) or in Section 3.1(c) of the VCAM Disclosure Schedule, no shares of the capital stock or other equity securities of VCAM are authorized, issued or outstanding, or reserved for any other purpose, and there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character (including, without limitation, obligations to issue shares as the deferred purchase price for acquisitions of stock or assets of third parties) to which VCAM or any of its Subsidiaries is a party relating to the issued or unissued capital stock or other equity securities or ownership interests of VCAM or any of its Subsidiaries or obligating VCAM or any of its Subsidiaries to grant, issue or sell any shares of capital stock or other equity securities or ownership interests of VCAM or any of its Subsidiaries. VCAM has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote or which are convertible into or exercisable for securities having the right to vote with the stockholders of VCAM on any matter. Other than as contemplated by this Agreement or as set forth in Section 3.1(c) of the VCAM Disclosure Schedule, there are no outstanding contractual obligations, commitments, understandings or arrangements of VCAM or any of its Subsidiaries to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock or other equity securities or ownership interests of VCAM or any of its Subsidiaries.


      (d) SEC DOCUMENTS; FINANCIAL STATEMENTS. The forms, reports, schedules, registration statements and proxy statements filed by VCAM with the SEC since January 1, 1996 (as such documents have since the time of their filing been amended or supplemented, the "VCAM SEC DOCUMENTS"), are all the documents (other than preliminary material) that VCAM was required to file with the SEC since such date. As of their respective dates, the VCAM SEC Documents (other than preliminary material) complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as applicable, and the rules and regulations of the SEC thereunder applicable to such VCAM SEC Documents and none of the VCAM SEC Documents (including all financial statements included therein and exhibits and schedules thereto and documents incorporated by reference therein) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The historical financial statements of VCAM included in the VCAM SEC Documents comply as to form in all material respects with applicable accounting requirements and with the rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited financial statements, as permitted by the Exchange Act) and fairly present in all material respects (subject, in the case of the unaudited financial statements, to normal, recurring audit adjustments that, individually or in the aggregate, were not and will not be material) the consolidated financial position of VCAM and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.


      (e) AUTHORITY. VCAM has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby, subject, in the case of the Merger, to the approval of this Agreement by the stockholders of VCAM. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of VCAM and no other corporate proceedings on the part of VCAM are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, subject, in the case of the Merger, to the approval of this Agreement by the stockholders of VCAM. This Agreement has been duly and validly executed and delivered by VCAM and constitutes a valid and binding obligation of VCAM enforceable against VCAM in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws limiting creditors' rights generally and to general equitable principles.


      (f) COMPLIANCE WITH APPLICABLE LAWS. Except as set forth in Section 3.1(f) of the VCAM Disclosure Schedule, VCAM and its Subsidiaries hold all VCAM Permits. VCAM and its Subsidiaries are in compliance with the terms of the VCAM Permits, except where any such failure so to comply, individually and in the aggregate, would not have a Material Adverse Effect with respect to VCAM. All professional employer organization licenses and registrations included in the VCAM Permits are set forth in Section 3.1(f) of the VCAM Disclosure Schedule. Neither VCAM nor any of its Subsidiaries nor, to the knowledge of VCAM, any client of VCAM or any of its Subsidiaries (since the date such client became a client), has operated (nor is any of VCAM or any of its Subsidiaries or their respective clients currently operating) in violation of any law applicable to VCAM or its Subsidiaries or their respective clients or by which any of their respective properties is bound or affected, including without limitation, laws with respect to the regulation or licensure of professional employer organizations, prepaid limited health services organizations, health maintenance organizations, prepaid health plans or other similar entities, the Occupational Safety and Health Act, the Equal Employment Opportunities Act, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act, the Vocational Rehabilitation Act, the Americans with Disabilities Act, the Vietnam Era

Veterans Readjustment Act, the Fair Labor Standards Act, the Federal Drug Free Workplace Act, the Worker Adjustment Retraining and Notification Act ("WARN"), Laws with respect to immigration and naturalization and all Laws relating to wages and hours, workers' compensation, state unemployment insurance, labor practice regulations, employment discrimination and state employee leasing and registration requirements, other than violations that, individually or in the aggregate, would not have a Material Adverse Effect with respect to VCAM. Other than as disclosed in Section 3.1(f) of the VCAM Disclosure Schedule, neither VCAM nor any of its Subsidiaries nor, to the knowledge of VCAM, any of their respective clients since the date such client became a client, has received notice of any pending employee claims alleging violation of federal or state laws prohibiting discrimination or sexual harassment or any other charges reportable to the Equal Employment Opportunity Commission or comparable state human rights or equal employment opportunity agencies, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to VCAM. Except as set forth in Section 3.1(f) of the VCAM Disclosure Schedule, no investigation or review by any Governmental Entity with respect to VCAM or any of its Subsidiaries is pending or, to the knowledge of VCAM, threatened.


      (g) GOVERNMENT APPROVALS; REQUIRED CONSENTS.


       (i) No material consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity on the part of VCAM is required in connection with the execution or delivery by VCAM of this Agreement, the consummation by VCAM of the transactions contemplated hereby or compliance by VCAM with the provisions hereof, other than (A) the filing of the Articles of Merger with the Secretary of State of the State of Florida in accordance with the FBCA, (B) filings with the SEC and the NASDAQ, (C) filings under state securities or "Blue Sky" laws, (D) filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR ACT"), (E) such consents, approvals, authorizations, declarations, filings or notices required under any federal or state statute or regulation affecting professional employer organizations or health care providers and (F) as otherwise set forth in
Section 3.1(g)(i) of the VCAM Disclosure Schedule (any such consents, approvals, authorizations, declarations, filings or notices specified in clauses (A) through (F) being referred to as "VCAM GOVERNMENTAL APPROVALS").


       (ii) No material consent, approval or action of, or filing with, or notice to, any Person (other than a Governmental Entity) is required in connection with the execution or delivery by VCAM of this Agreement, consummation by VCAM of the transactions contemplated hereby or compliance by VCAM with the provisions hereof, other than as set forth in Section 3.1(g)(ii) of the VCAM Disclosure Schedule (the "VCAM REQUIRED CONSENTS").


      (h) NON-CONTRAVENTION. The execution and delivery of this Agreement by VCAM do not, and the consummation of the transactions contemplated hereby and compliance by VCAM with the provisions hereof will not, (i) conflict with or result in any violation of any provision of the Certificate of Incorporation or By-laws or equivalent organizational documents, in each case as amended and/or restated, of VCAM or any of its Subsidiaries; (ii) if the VCAM Required Consents are obtained, result in any violation or breach of, or result in a modification of the effect of, or constitute (with or without notice or lapse of time or both) a default under or give rise to any right of termination, cancellation or acceleration under, any contract, agreement (including any professional employer organization agreement), indenture, note, bond, loan, mortgage, lease, instrument, license, permit, concession, franchise, commitment or other binding arrangement (collectively, "CONTRACTS") to which VCAM or any of its Subsidiaries is a party or by or to which any of them or any of their properties may be bound or subject, or result in the creation of any Lien upon the properties of VCAM or any of its Subsidiaries in each case pursuant to the terms of any such Contract; (iii) if the VCAM Governmental Approvals are obtained, result in any violation of any law, statute, regulation, order, writ, judgment or decree of any Governmental Entity applicable to VCAM; or (iv) if the VCAM Governmental Approvals and the VCAM Required Consents are obtained, result in the violation, revocation or suspension of any VCAM Permit, other than with respect to clauses (ii) through (iv) above, any such violations, breaches, modifications, defaults, terminations, cancellations, accelerations, Liens, revocations or suspensions that, individually or in the aggregate, would not have a Material Adverse Effect with respect to VCAM.

      (i) LITIGATION. As of the date of this Agreement and as of the Closing Date, except as set forth in Section 3.1(i) of the VCAM Disclosure Schedule or as described in the VCAM SEC Documents, there is no suit, action or proceeding pending or, to the knowledge of VCAM, threatened against VCAM or any Subsidiary of VCAM that, individually or in the aggregate with any other such suits, actions or proceedings, could reasonably be expected to have a Material Adverse Effect with respect to VCAM, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against VCAM or any Subsidiary of VCAM that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to VCAM.

      (j) TAXES AND RELATED TAX MATTERS.

       (i) Other than Taxes and Tax Sharing Agreement Amounts that individually or in the aggregate are not material (A) except as set forth in Section 3.1(j) of the VCAM Disclosure Schedule, all federal, state, county, local, foreign and other taxes (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll related and property taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto (hereinafter "TAXES" or, individually, a "TAX") required to be paid on or before the date hereof by or with respect to VCAM and its Subsidiaries (or any of them), including amounts, other than amounts being contested in good faith, required to be paid on or before the date hereof with respect to Taxes as a result of any tax sharing agreement or similar arrangement ("TAX SHARING AGREEMENT AMOUNTS") of VCAM and its Subsidiaries (or any of them), have been timely paid, and (B) any Taxes or Tax Sharing Agreement Amounts required to be paid by or with respect to VCAM and its Subsidiaries (or any of them) after the date hereof and on or before the Effective Time shall be timely paid.


       (ii) Except as provided in Section 3.1(j) of the VCAM Disclosure Schedule, all returns and reports required to be filed by or with respect to VCAM and its Subsidiaries (or any of them) with respect to Taxes (hereinafter "TAX RETURNS" or, individually, a "TAX RETURN") on or before the date hereof have been timely filed. All Tax Returns required to be filed by or with respect to VCAM and its Subsidiaries (or any of them) after the date hereof and on or before the Effective Time shall be prepared and timely filed, in a manner consistent with prior years and applicable laws and regulations. No penalties or other charges in a material amount are or will become due with respect to the late filing of any Tax Return of VCAM or any of its Subsidiaries or payment of any Tax of VCAM or any of its Subsidiaries, required to be filed or paid on or before the Effective Time.


       (iii) With respect to all Tax Returns filed by or with respect to VCAM and any of its Subsidiaries, (A) except as set forth in Section 3.1(j) of the VCAM Disclosure Schedule, the statute of limitations for the assessment of corporate income taxes has expired for all years prior to 1994; (B) except as set forth in Section 3.1(j) of the VCAM Disclosure Schedule, no audit is in progress and no extension of time has been executed with respect to any date on which any material Tax Return was or is to be filed; (C) except as set forth in
Section 3.1(j) of the VCAM Disclosure Schedule, no waiver or agreement has been executed for the extension of time for the assessment or payment of any material Tax; and (D) except as set forth in Section 3.1(j), there is no deficiency proposed or threatened in writing against VCAM or any of its Subsidiaries.


       (iv) Except as set forth in Section 3.1(j) of the VCAM Disclosure Schedule, neither VCAM nor any of its Subsidiaries has been or is a party to any tax sharing agreement or similar arrangement.


       (v) Section 3.1(j) of the VCAM Disclosure Schedule identifies (i) with respect to Subsidiaries of VCAM acquired after December 31, 1993 from a common parent of an affiliated group of corporations that filed a consolidated federal income tax return, the common parent of such group, and the period to which such returns related, that included VCAM or any of its Subsidiaries since December 31, 1993, (ii) all material Tax liabilities, of which VCAM has knowledge, that have been asserted by the Internal Revenue Service (the "IRS") in writing with respect to any such return and all claims with respect to Taxes in a material amount that have been asserted against VCAM under any tax sharing agreement to which it is a party.


      (k) CERTAIN AGREEMENTS.  Except as set forth in Section 3.1(k) and/or
Section 3.1(l) of the VCAM Disclosure Schedule, and except for this Agreement, as of the date of this Agreement, neither VCAM nor any of its Subsidiaries is a party to any oral or written (i) agreement with any executive officer or other key employee of VCAM or any Subsidiary of VCAM the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving VCAM of the nature contemplated by this Agreement, or agreement with respect to any executive officer of VCAM providing any term of employment or compensation guarantee (x) extending for a period longer than one year after the Closing Date or (y) for the payment of in excess of $100,000 per annum or
(ii) plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

      (l) EMPLOYEE BENEFITS.

       (i) Section 3.1(l) of the VCAM Disclosure Schedule lists all pension, retirement, savings, disability, medical, dental, health, life (including all individual life insurance policies as to which VCAM or any of its Subsidiaries is the owner, beneficiary or both), death benefit, group insurance, profit sharing, deferred compensation, stock option or other equity-based compensation, bonus, incentive, vacation pay, severance pay, Code Section 125 "cafeteria" or "flexible benefit" plan, or other employee benefit plan, trust, arrangement, contract, agreement, policy or commitment (including without limitation, all employee pension benefit plans as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all employee welfare benefit plans as defined in Section 3(1) of ERISA), (A) under which current or former employees of VCAM or any of its Subsidiaries or their respective ERISA Affiliates (as defined below) are entitled to participate by reason of their employment with VCAM or any of its Subsidiaries or their respective ERISA Affiliates, whether or not any of the foregoing is funded, whether insured or self-funded, and whether written or oral, and with respect to which VCAM or any of its Subsidiaries or their respective ERISA Affiliates are a party or a sponsor or a fiduciary thereof or by which VCAM or any of its Subsidiaries or their respective ERISA Affiliates (or any of their rights, properties or assets) are bound or (B) with respect to which VCAM or any of its Subsidiaries otherwise may have any liability as described in
Section 3.1(l) of the VCAM Disclosure Schedule, specifically including as to this Subsection (i)(B) but not Subsection (i)(A) any such plan, trust, arrangement, contract, agreement, policy or committment maintained by a client of VCAM or any of its Subsidiaries or their respective ERISA Affiliates (the "EMPLOYEE BENEFIT PLANS"). For each Employee Benefit Plan, VCAM has provided true and correct copies of all plan documents, summary plan descriptions, determination letters, material employee communications and the three most recent Forms 5500, including financial statement where applicable. For purposes of this Agreement, any reference to an "employee" of VCAM or any of its Subsidiaries or their respective ERISA Affiliates, or to any related term such as "employed" or "employment," shall include any relationship in which a person is treated as co-employed by any such entity and a client thereof.

       (ii) Except as set forth in Section 3.1(l) of the VCAM Disclosure Schedule, VCAM, its Subsidiaries and their respective ERISA Affiliates and, to their knowledge, any "administrator(s)" (as described in Section 3(16)(A) of ERISA) of the Employee Benefit Plans have complied in all material respects with such Plans' terms and with the applicable requirements of ERISA, the Code and all other statutes, orders, rules or regulations, specifically including the reporting and disclosure requirements of Part 1 of Title I, and Title IV, of ERISA and the Code, in a timely and accurate manner, such that no penalties have been or are reasonably expected to be imposed on VCAM or its Subsidiaries or their respective ERISA Affiliates, and no material penalties may be imposed on ADP under ERISA, the Code or otherwise with respect to the Employee Benefit Plans or any related trusts.


       (iii) For purposes of this Agreement, "ERISA AFFILIATES" shall mean any trade or business (whether or not incorporated) that is part of the same controlled group, or under common control with, or part of an affiliated service group that includes, VCAM or any of its Subsidiaries within the meaning of Section 414(b), (c), (m) or (o) of the Code. Section 3.1(l) of the VCAM Disclosure Schedule lists all ERISA Affiliates of VCAM or any of its Subsidiaries.


       (iv) As used in this Agreement, "PENSION PLAN" means any Employee Benefit Plan which is an employee pension benefit plan as defined in Section 3(2) of ERISA or is otherwise a pension, savings or retirement plan or a plan of deferred compensation.


       (v) With respect to the Employee Benefit Plans:


       (A) None of the Employee Benefit Plans is a "multiemployer plan," as such term is defined in Section 3(37) of ERISA or a "defined benefit plan" as such term is defined in Section 3(35) of ERISA. Except as set forth in
    Section 3.1(l) of the VCAM Disclosure Schedule, each of the Employee Benefit Plans that is subject to ERISA is and has at all times been in substantial compliance (both in form and operation) with ERISA, the Code and all other applicable laws; each of the Employee Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter that the plan complies with the Tax Reform Act of 1986, as amended, pursuant to a request which accurately described such plan, and has been administered and operated substantially in accordance with all laws so as to maintain such qualification.


        (B)All contributions or other amounts payable by VCAM or any of its Subsidiaries or their ERISA Affiliates through the Effective Time with respect to each Employee Benefit Plan in respect of current or prior plan years have been or will be (prior to or at the Effective Time) either paid or accrued on VCAM's regularly prepared financial statements.


        (C)Except as set forth in Section 3.1(l) of the VCAM Disclosure Schedule, there are no pending, or to VCAM's knowledge, threatened or anticipated material claims (other than routine claims for benefits) by, on behalf of or against any of the Employee Benefit Plans or any trust related thereto or, to the knowledge of VCAM, by, on behalf of or against any fiduciary of such plans.

       (vi) Except as set forth in Section 3.1(l) of the VCAM Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not, with respect to employees or former employees of VCAM or any of its
Subsidiaries: (A) entitle any individual to severance pay; (B) accelerate the time of payment or vesting of, increase the amount of, or satisfy a condition to the compensation due to any individual under any Employee Benefit Plan; or
(C) result in the payment of an amount that could, individually or in combination with any other such payment, constitute an "excess parachute payment" under Code section 280G(b)(1).


       (vii) Except as set forth in Section 3.1(l) of the VCAM Disclosure Schedule, each Employee Benefit Plan may be amended or terminated in accordance with applicable law on or at any time after the Effective Time.


       (viii) Except as set forth in Section 3.1(l) of the VCAM Disclosure Schedule, (A) neither VCAM nor any of its Subsidiaries has or will have any liability or obligation under any Employee Benefit Plan which provides medical or death benefits with respect to current or former employees of VCAM or and of its Subsidiaries beyond their termination of employment (other than coverage mandated by law); and (B) each of VCAM, its Subsidiaries and their respective ERISA Affiliates which maintains a "group health plan," within the meaning of Sections 601 et seq. of ERISA ("COBRA"), has materially complied with the notice and health care continuation requirements of COBRA.


       (ix) No "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Employee Benefit Plan subject to ERISA, other than such a transaction subject to an administrative or statutory exemption, with respect to which a tax, penalty or other amount may reasonably be expected to be imposed on VCAM or any of its Subsidiaries or their respective ERISA Affiliates.


       (x) Except as set forth in Section 3.1(l) of the VCAM Disclosure Schedule, no violation of ERISA has occurred with respect to the filing of applicable reports, documents and notices regarding any Employee Benefit Plan with the Secretary of Labor or the Secretary of the Treasury or the furnishing of such documents to the participants or beneficiaries of any Employee Benefit Plan.


       (xi) Any bonding required with respect to any Employee Benefit Plan in accordance with applicable provisions of ERISA has been obtained and is in full force and effect.


       (xii) None of VCAM or any of its Subsidiaries, or any of their respective ERISA Affiliates, or any organization with respect to which any such entity is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, has engaged in any transaction described in Section 4069 of ERISA.


       (xiii) No liability under any Employee Benefit Plan has been funded or satisfied with the purchase of a contract from an insurance company that is not rated AA by Standard & Poor's Corporation or the equivalent by each other nationally recognized rating agency.

       (xiv) To VCAM's knowledge, there has been no "mass layoff" or "plant closing," as each such term is defined in the WARN, with respect to the employees of VCAM or any of its Subsidiaries, with respect to which there could be any future liability to such employees under WARN.


       (xv) Except as set forth in Section 3.1(l) of the VCAM Disclosure Schedule, none of VCAM, its Subsidiaries or, to VCAM's knowledge, their respective clients is a party to any collective bargaining or other labor union contract. To VCAM's knowledge, there are no union organization attempts underway with respect to any employees of VCAM, any of its Subsidiaries or any of their respective clients. There is no pending or, to the knowledge of VCAM, threatened labor dispute, strike or work stoppage involving such employees. To the knowledge of VCAM, neither VCAM nor any of its Subsidiaries nor any of their respective clients has committed any unfair labor practices (as defined in the National Labor Relations Acts of 1947, as amended) in connection with the operation of its business, and except as set forth in Section 3.1(l) of the VCAM Disclosure Schedule, there is no pending or, to the knowledge of VCAM, threatened charge or complaint against VCAM or any of its Subsidiaries or any of their respective clients by the National Labor Relations Board or any comparable state or local agency.


      (m) CONTRACTS. There is no contract, agreement or understanding required to be described in or filed as an exhibit to any VCAM SEC Document that is not described in or filed as required by the Securities Act or the Exchange Act, as the case may be. All such contracts, agreements and understanding are, unless terminated or expired, valid and binding and are in full force and effect and enforceable in accordance with their respective terms, except where the failure to be so enforceable could not reasonably be expected to have a Material Adverse Effect with respect to VCAM. Except for the VCAM Required Consents and except as set forth in Section 3.1(m) of the VCAM Disclosure Schedule, (i) no approval or consent of, or notice to, any Person is needed in order that such contract, agreement or understanding shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination following the consummation of the transactions contemplated by this Agreement, and (ii) VCAM is not in violation or breach of or in default under any such contract, agreement or understanding nor to VCAM's knowledge is any other party to any such contract, agreement or understanding in violation, breach or default thereof except for any violations, breaches or defaults which could not reasonably be expected to have a Material Adverse Effect with respect to VCAM. With respect to any professional employer organization agreement to which VCAM or any of its Subsidiaries is a party, whether or not such agreement is currently in effect, Section 3.1(m) of the VCAM Disclosure Schedule sets forth as of the date hereof (i) each pending claim in writing for breach of contract or failure of performance in excess of $25,000 which was made against VCAM or any of its Subsidiaries from January 1, 1996 through the date hereof and (ii) each claim for breach of contract or failure of performance made in writing against VCAM or any of its Subsidiaries from January 1, 1996 through the date hereof which was settled and in connection with such settlement, VCAM or any of its Subsidiaries were required to pay an amount in excess of $25,000. None of

VCAM or any VCAM Subsidiary has any indebtedness for money borrowed except for
(i) amounts that are reflected on the consolidated balance sheet of VCAM as of September 30, 1998 or reflected in the notes thereto or in the notes to VCAM's consolidated financial statements as at and for the year ended December 31, 1997, or (ii) amounts not comprehended by clause (i) in excess of $100,000 in the aggregate set forth in Section 3.1(m) of the VCAM Disclosure Schedule.


      (n) ENVIRONMENTAL MATTERS. Except as set forth in Section 3.1(n) of the VCAM Disclosure Schedule, (A) VCAM and each of its Subsidiaries has obtained and is in material compliance with the terms and conditions of all permits, licenses and other authorizations required under applicable federal, state, local and foreign laws, regulations and codes as currently in effect relating to pollution and protection of the environment ("ENVIRONMENTAL LAWS"); (B) no asbestos in a friable condition or equipment containing polychlorinated biphenyls or leaking underground or above-ground storage tanks is contained in or located at any facility owned, leased or controlled by VCAM or any of its Subsidiaries or, to the knowledge of VCAM, at any client work sites; (C) VCAM and each of its Subsidiaries is in material compliance with all applicable Environmental Laws, and has fully disclosed all known material past and present non-compliance with Environmental Laws, and all known past discharges, emissions, leaking or releases known to VCAM of any substance or waste regulated under or defined by Environmental Laws that could reasonably be expected to form the basis of any claim, action, suit, proceeding, hearing or investigation under any applicable Environmental Laws;(D) neither VCAM nor any of its Subsidiaries has received notice of any past or present events, conditions, circumstances, activities, practices, incidents, actions or plans that have resulted in or threaten to result in any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation under any applicable Environmental Laws; and (E) neither VCAM nor any of its Subsidiaries has generated, used, treated, disposed of, released or stored Hazardous Materials on, or transported Hazardous Material in any material quantities to or from, any owned or leased property; PROVIDED, HOWEVER, that clauses (A) through (E) address only those matters that would have a Material Adverse Effect with respect to VCAM.


      (o) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in Section 3.1(o) of the VCAM Disclosure Schedule, as disclosed in the VCAM SEC Documents, or except as contemplated by this Agreement, since January 1, 1998, VCAM and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course, and, as of the date of this Agreement, there has not been (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of VCAM's capital stock; (ii) any return of any capital or other distribution of assets to stockholders of VCAM; (iii) any material investment by VCAM or any of its Subsidiaries either by the purchase of any property or assets or by any acquisition (by merger, consolidation or acquisition of stock or assets) of any corporation, partnership or other business organization or division thereof;
(iv) any sale, disposition or other transfer of assets or properties of VCAM or its Subsidiaries (other than the sale of inventory in the ordinary course of business) in excess of $500,000 individually or $2,000,000 in the aggregate; or (v) as of the date hereof, any change, occurrence or circumstance of any character (whether or not in the ordinary course of business) that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect with respect to VCAM.


      (p) INFORMATION SUPPLIED. None of the information supplied or to be supplied by VCAM for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by ADP in connection with the issuance of shares of ADP Common Stock in the Merger (the "REGISTRATION STATEMENT") and (ii) the proxy statement to be filed with the SEC by VCAM in connection with the meeting of the VCAM stockholders called in connection with the Merger (the "PROXY STATEMENT") will, at the time the Registration Statement is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act or at the time the Proxy Statement is mailed to the VCAM stockholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made.


      (q) REAL ESTATE.


       (i) Section 3.1(q)(i) of the VCAM Disclosure Schedule sets forth all real property owned by VCAM or any of its Subsidiaries. Except as set forth in
Section 3.1(q) of the VCAM Disclosure Schedule, VCAM or one of its Subsidiaries is the owner of (a) fee title to the real property described in the VCAM SEC Documents as being owned by VCAM and to all of the buildings, structures and other improvements located thereon and (b) a leasehold interest in the new headquarters facility of VCAM as described in the VCAM SEC Documents (the "HEADQUARTERS FACILITY"), in each case free and clear of any mortgage, deed of trust, lien, pledge, security interest, claim, lease, charge, option, right of first refusal, easement, restrictive covenant, encroachment or other survey defect, encumbrance or other restriction or limitation except for any of the foregoing which would not have a Material Adverse Effect with respect to VCAM.


       (ii) Section 3.1(q)(ii) of the VCAM Disclosure Schedule sets forth all material leases, subleases, licenses or other agreements under which VCAM or any of its Subsidiaries uses or occupies, or has the right to use or occupy, now or in the future, any real property or improvements thereon (the "VCAM REAL PROPERTY LEASES"). Except as disclosed in the VCAM SEC Documents, to VCAM's knowledge all VCAM Real Property Leases are valid and binding on the lessors thereunder in accordance with their respective terms and to VCAM's knowledge, there is not under any such VCAM Real Property Leases any existing default, or any condition, event or act which with notice or lapse of time or both would constitute such a default, which in either case, considered individually or in the aggregate with all such other VCAM Real Property Leases under which there is such a default, condition, event or act, has or will have a Material Adverse Effect with respect to VCAM.

       (iii) Except as set forth in Section 3.1(q)(iii) of the VCAM Disclosure Schedule, Fleet Real Estate, Inc., a Rhode Island corporation ("Fleet"), is the owner of fee title to the Headquarters Facility free and clear of any mortgage, deed of trust, lien, pledge, security interest, claim, lease, charge, option, right of first refusal, easement, restrictive covenant, encroachment or other survey defect, encumbrance or other restriction or limitation (collectively, "REAL PROPERTY LIENS"). VCAM has the ability to terminate the lease with respect to the Headquarters Facility at any time without penalty for an amount equal to the total of (v) the amount of loans outstanding with respect to the property, (w) Fleet's investment in the facility, (x) any accrued and unpaid interest and fees on such outstanding loans, (y) all accrued and unpaid yield on Fleet's equity investment and (z) other amounts owing under the transaction documents (including all unpaid impositions payable pursuant to the transaction documents) and has the right to require Fleet to transfer fee title to it free and clear of any Real Property Liens.

      (r) INTELLECTUAL PROPERTY.

       (i) VCAM or one of its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or material that are used in the business of VCAM and its Subsidiaries as currently conducted, except as could not reasonably be expected to have a Material Adverse Effect with respect to VCAM.

       (ii) Except as would not reasonably be expected to have a Material Adverse Effect with respect to VCAM: VCAM is not, nor will it be as a result of the consummation of the Merger and the transactions contemplated by this Agreement or the performance of its obligations hereunder, in violation of any licenses, sublicenses and other agreements as to which VCAM is a party and pursuant to which VCAM is authorized to use any third-party patents, trademarks, service marks and copyrights ("THIRD-PARTY INTELLECTUAL PROPERTY RIGHTS"). Except as would not reasonably be expected to have a Material Adverse Effect with respect to VCAM, no claims with respect to the patents, registered and material unregistered trademarks and service marks, registered copyrights, trade names and any applications therefor owned by VCAM or any of its Subsidiaries (the "VCAM INTELLECTUAL PROPERTY RIGHTS"), any trade secret material to VCAM, or Third Party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of such Third Party Intellectual Property Rights by or through VCAM or any of its Subsidiaries, are currently pending or, to the knowledge of VCAM, are threatened by any Person. Except as would not reasonably be expected to have a Material Adverse Effect with respect to VCAM, VCAM does not know of any valid grounds for any bona fide claims (A) against the use by VCAM or any of it Subsidiaries, of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the business of VCAM or any of its Subsidiaries as currently conducted or as proposed to be conducted; (B) challenging the ownership, validity or effectiveness of any of VCAM Intellectual Property Rights or other trade secret material to VCAM; or
(C)
challenging the license or legally enforceable right to use of the Third Party Intellectual Rights by VCAM or any of its Subsidiaries.


       (iii) To VCAM's knowledge and except as would not reasonably be expected to have a Material Adverse Effect with respect to VCAM, (A) all patents, registered trademarks, service marks and copyrights held by VCAM are valid and subsisting and (B) there is no unauthorized use, infringement or misappropriation of any of the VCAM Intellectual Property by any third party, including any employee or former employee of VCAM or any of its Subsidiaries.


      (s) ACCOUNTS RECEIVABLE. The accounts receivable of VCAM and its Subsidiaries as reflected in the most recent financial statements contained in the VCAM SEC Documents (the "VCAM FINANCIAL STATEMENTS"), to the extent uncollected on the date hereof, and the accounts receivable reflected on the books of VCAM and its Subsidiaries (i) have arisen in the ordinary course of business of VCAM and its Subsidiaries and (ii) subject only to reserves for bad debts computed in a manner consistent with past practice and reasonably estimated to reflect the probable results of collection, have been collected or are collectible in the ordinary course of business of VCAM and its Subsidiaries in the aggregate recorded amounts shown in the VCAM Financial Statements in accordance with their terms. Section 3.1(s) of the VCAM Disclosure Schedule sets forth an accounts receivable report as of the date set forth in such schedule listing all accounts receivable of VCAM and its Subsidiaries indicating the amount and due date of each such account receivable and reflecting the aging thereof in the following intervals (except as otherwise noted in Section 3.1(s) of the VCAM Disclosure Schedule): 15-30 days, 31-60 days, 61-90 days, 91-120 days and greater than 120 days.


      (t) CLIENTS. Section 3.1(t) of the VCAM Disclosure Schedule sets forth a list of as of the date set forth in such schedule (i) substantially all of the clients of VCAM and its Subsidiaries, (ii) for each such client, the amount of the dollar volume for the period beginning January 1, 1998 and ending as of the Business Day second preceding the date hereof and the past due amount thereof as of such Business Day (if any), and (iii) confirmation of whether a written agreement exists between VCAM or any of its Subsidiaries and each such client and the effective date of each such written agreement. The relationships of VCAM and its Subsidiaries with such clients are good commercial working relationships and, except as set forth in Section 3.1(t) of the VCAM Disclosure Schedule, (i) no Person listed on Section 3.1(t) of the VCAM Disclosure Schedule within the last twelve months has threatened in writing to cancel or otherwise terminate the relationship of such Person with VCAM or any of its Subsidiaries.


      (u) INVESTMENT COMPANY ACT. Each of VCAM and its Subsidiaries either (i) is not an "investment company," or a company "controlled" by, or an "affiliated company" with respect to, an "investment company," within the meaning of the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT") or
(ii) satisfies all conditions for an exemption from the Investment Company Act, and, accordingly, neither VCAM nor any of its Subsidiaries is required to be registered under the Investment Company Act.

      (v) BROKERS OR FINDERS. No agent, broker, investment banker, financial advisor or other Person retained by or on behalf of VCAM is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except for Goldman, Sachs & Co. whose fees and expenses will be paid by VCAM in accordance with VCAM's agreement with such firm.


      (w) VOTE REQUIRED. The affirmative vote of a majority of the votes that the holders of the outstanding shares of VCAM Common Stock are entitled to cast with respect to the adoption and approval of this Agreement is the only vote of the holders of any class or series of the capital stock of VCAM necessary to approve the Merger and the other transactions contemplated hereby.


      (x) OPINION OF FINANCIAL ADVISOR. VCAM has received the oral opinion of Goldman, Sachs & Co. (to be confirmed in writing with an opinion dated the date hereof) to the effect that, as of such date, the Exchange Ratio (as determined pursuant to Section 2.1(b)) is fair to VCAM's stockholders from a financial point of view, a copy of which written opinion will be delivered to ADP.


      (y) ACCOUNTING MATTERS. Neither VCAM nor, to its knowledge, any of its Affiliates, has taken or agreed to take any action that would prevent ADP from accounting for the business combination to be effected by the Merger as a pooling-of-interests.


      (z) OWNERSHIP OF ADP COMMON STOCK. As of the date hereof, neither VCAM nor, to its knowledge, any of its affiliates or associates, (i) beneficially owns, directly or indirectly, or (ii) are parties to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of ADP, which in the aggregate, represent 10% or more of the outstanding shares of capital stock of ADP entitled to vote generally in the election of directors.


      (aa) APPRAISAL RIGHTS AND DISSENTERS' RIGHTS. The stockholders of VCAM do not have appraisal or dissenters' rights in connection with the Merger.


      (bb) YEAR 2000 COMPLIANCE. VCAM has developed a plan (the "Y2K Plan") to ensure that all computer hardware and software (including all computer hardware and software contained in imbedded systems) used in and material to the business of VCAM and its Subsidiaries (whether such hardware and software is owned by VCAM or its Subsidiaries or is licensed from third parties) (collectively, the "TECHNOLOGY SYSTEMS") is designed to operate prior to, during and after the calendar year 2000 to accurately process date data (including, but not limited to calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, including leap year calculations (the "YEAR 2000 COMPLIANCE"). It is currently contemplated that the Y2K Plan will be completed by December 31, 1999 and VCAM and its Subsidiaries have in their good faith reasonable judgment sufficient resources (including appropriate reserves to the extent required by GAAP) to complete the Y2K Plan by such date. As of the date hereof, the Y2K Plan with respect to the Pay-Plus Payroll application is contemplated to be completed by March 31, 1999. Assuming the consummation of the Y2K Plan, the occurrence of the calendar year 2000 will not cause a Material Adverse Effect with respect to VCAM and its Subsidiaries. The Y2K Plan includes reasonable steps to determine whether the failure of any third parties with which VCAM and its Subsidiaries have a material relationship to achieve Year 2000 Compliance could, individually or in the aggregate, have a Material Adverse Effect with respect to VCAM. VCAM and its Subsidiaries have confirmed, or intend to confirm, with all material third party suppliers and/or clients that communicate electronically with VCAM and its Subsidiaries that such communications will not be disrupted and will continue to function properly prior to, during and after the calendar year 2000 and that such communications during the aforesaid time periods will not disrupt the Technology Systems or the operations of VCAM and its Subsidiaries, except to the extent that the failure to so function would not, individually or in the aggregate, have a Material Adverse Effect with respect to VCAM.


      (cc) INSURANCE. (i) Section 3.1(cc)(i) of the VCAM Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, workers compensation, and bond and surety arrangements) under which VCAM or any of its Subsidiaries has been an insured, a named insured or otherwise the principal beneficiary of coverage at any time within the past three years (except policies (other than workers compensation policies) for the year ended December 31, 1995, in which case Schedule 3.1(cc)(i) of the VCAM Disclosure Schedule sets forth the following information only to the extent set forth therein):


       (A) the name, address and telephone number of the agent or broker;


       (B) the name of the insurer and the names of the principal insured and each named insured;


       (C) the policy number and the period of coverage (specifying in each such case, the expiration date for each such insurance policy and whether such policy would terminate or be terminable as a result of the consummation of the transactions contemplated by this Agreement);


       (D) the type, scope (including an indication of whether the coverage was on a claims made, occurrence or other basis) and amount (including a description of how deductibles, retentions and aggregates are calculated and operate) of coverage; and


       (E) the premium charged for the policy, including, without limitation, a description of any retroactive premium adjustments or other loss-sharing arrangements.


       (ii) Except as set forth in Section 3.1(cc)(ii) of the VCAM Disclosure Schedule, with respect to each such insurance policy: (A) the policy is legal, valid, binding and enforceable in accordance with its terms and, except for policies that have expired under their terms in the ordinary course, is in full force and effect; (B) neither VCAM nor any of its Subsidiaries is in breach or default (including any breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination or modification, under the policy; (C) all premiums charged for such policy have been paid when payment has become due and payable thereunder and, there are no unfunded or unpaid premiums, loss costs or retentions outstanding; (D) all liabilities with respect to such policy are fully and adequately reflected in accordance with GAAP on the VCAM Financial Statements as of the respective dates thereof; (E) no party to the policy has repudiated, or given notice of an intent to repudiate, any provision thereof, (F) to the knowledge of VCAM, no insurer on the policy has been declared insolvent or placed into receivership, conservatorship or liquidation or currently has a rating of "B+" or below from A.M. Best & Co. or a claims paying ability rating of "BBB" or below from Standard & Poors, Inc ("Qualified Carriers") and (G) there is no oral or written agreement or understanding which amends, modifies or otherwise changes the terms of such policy.


       (iii) Section 3.1(cc)(iii) of the VCAM Disclosure Schedule sets forth, with respect to worker's compensation, all risks against which VCAM and each of its Subsidiaries is self-insured or subject to a deductible and details for the last three full calendar years (and the period from the end of the last such calendar year to the Business Day Second preceding the date hereof) of VCAM and each of its Subsidiaries' loss experience with respect to such risks.


       (iv) Except as set forth in Section 3.1(cc)(iv) of the VCAM Disclosure Schedule, all "tail" liabilities relating to workers' compensation claims or related liabilities are (i) reinsured with insurance with Qualified Carriers and (ii) to the extent required, reflected in the VCAM Financial Statements. Except with respect to the United States Employer Consumer Self-Insurance Fund of Florida, neither VCAM nor any of its Subsidiaries has any relationship with or liability or assessment (whether individually or jointly or severally with others) arising out of any self-insurance arrangements.


       (v) At no time subsequent to January 1, 1996 has VCAM or any of its Subsidiaries (x) been denied any material insurance or indemnity bond coverage which it has requested, (y) made any material reduction in the scope or amount of its insurance coverage, or, except as set forth in Section 3.1(cc)(v) of the VCAM Disclosure Schedule, received written notice from any of its insurance carriers that any insurance premiums will be subject to increase in an amount materially disproportionate to the amount of the increases with respect thereto (or with respect to similar insurance) in prior years or that any insurance coverage listed in Section 3.1(cc)(i) of the VCAM Disclosure Schedule will not be available in the future substantially on the same terms as are now in effect or (z) suffered any extraordinary increase in premium for renewed coverage. Except as set forth in Section 3.1(cc)(v) of the VCAM Disclosure Schedule, since January 1, 1996, no insurance carrier has canceled, failed to renew or materially reduced any material insurance coverage for VCAM or any of its Subsidiaries or given any written notice, not renew or reduce any such coverage.


      (dd) FULL DISCLOSURE. All documents, Contracts, instruments, certificates, notices, consents, affidavits, letters, statements, schedules (including Schedules to this Agreement), exhibits and any other papers whatsoever delivered by or on behalf of VCAM or any of its Subsidiaries in connection with this Agreement and the transactions contemplated hereby are complete and authentic. No (I) representation or warranty (x) of VCAM contained in this Agreement or (y) of any stockholder in the Voting Agreement (A) with respect to record ownership by each such stockholder of shares of VCAM Common Stock (based on inquiry of the stock transfer agent of VCAM) and (B) with respect to beneficial ownership (as determined pursuant to Rule 13(d)-3 under the Exchange Act) by each such stockholder of shares of VCAM Common Stock (based on a review of filings made with the SEC by such stockholders), and (II) no certificate furnished by or on behalf of VCAM or any of its Subsidiaries to ADP pursuant to this Agreement contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made, in the context in which made, not materially false or misleading.


     3.2 REPRESENTATIONS AND WARRANTIES OF ADP AND SUB. ADP and Sub represent and warrant to VCAM as follows:


      (a) ORGANIZATION, STANDING AND CORPORATE POWER; SUBSIDIARIES. Each of ADP, Sub and each of ADP's Significant Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.


      (b) CERTIFICATE OF INCORPORATION AND BY-LAWS. Complete and correct copies of the Certificate of Incorporation and By-laws, each as amended to date, of ADP and Sub have been delivered to VCAM. The Certificates of Incorporation and By-laws of ADP and Sub are in full force and effect. Neither ADP nor Sub is in violation of any provision of its Certificate of Incorporation or By-laws.


      (c) CAPITALIZATION. As of the date hereof, (i) the authorized capital stock of ADP consists of (A) 1,000,000,000 shares of ADP Common Stock, 302,102,291 of which are issued and outstanding as of October 31, 1998, and are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights and (B) 300,000 shares of preferred stock, par value $1.00 per share of ADP, none of which are issued and outstanding and (ii) the authorized capital stock of Sub consists of 1,000 shares of Sub Common Stock, 1,000 shares of which are issued and outstanding and are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.


      (d) SEC DOCUMENTS; FINANCIAL STATEMENTS. ADP has made available to VCAM a true and complete copy of each form, report, schedule and registration statement filed with the SEC by ADP since June 30, 1997 (as such documents have since the time of their filing been amended or supplemented, the "ADP SEC DOCUMENTS"), which are all the documents (other than preliminary material) that ADP or its respective Subsidiaries was required to file with the SEC since such date. As of their respective dates, the ADP SEC Documents (other than preliminary material) complied in all material respects with the requirements of the Securities Act or the Exchange Act as applicable, and the rules and regulations of the SEC thereunder applicable to such ADP SEC Documents, and none of the ADP SEC Documents (including all financial statements included therein and exhibits and schedules thereto and documents incorporated by reference therein) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of ADP and each Subsidiary of ADP included in the ADP SEC Documents comply as to form in all material respects with applicable accounting requirements and with the rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited financial statements, as permitted by the Exchange Act) and fairly present in all material respects (subject, in the case of the unaudited financial statements, to normal, recurring audit adjustments that, individually and in the aggregate, were and will not be not material) the consolidated financial position of ADP and/or the applicable Subsidiaries of ADP and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

      (e) AUTHORITY. ADP and Sub have all requisite corporate power and authority to enter into this Agreement and to perform their obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of ADP and Sub and no other corporate proceedings on the part of ADP or Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by ADP and Sub and constitutes a valid and binding obligation of ADP and Sub enforceable against ADP in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws limiting creditors' rights generally and to general equitable principles.

      (f) GOVERNMENT APPROVALS; REQUIRED CONSENTS.

       (i) No material consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity on the part of ADP or Sub is required in connection with the execution or delivery by ADP or Sub of this Agreement, and the consummation by ADP and Sub of the transactions contemplated hereby or compliance by ADP and Sub with the provisions hereof, other than (A) the filing of the Articles of Merger with the Secretary of State of Florida in accordance with the FBCA, (B) filings with the SEC and any applicable national security exchange,

(C) filings under State securities or "Blue Sky" laws, (D) filings under the HSR Act, (E) such consents, approvals, authorizations, declarations, filings or notices required under any federal or state statute or regulation affecting professional employer organizations or health care providers and (F) as otherwise set forth in Section 3.2(f)(i) of the disclosure schedules delivered to VCAM by ADP on or prior to the date hereof (the "ADP DISCLOSURE SCHEDULE") (any such consents, approvals, authorizations, declarations, filings or notices specified in clauses (A) through (F) being referred to as "ADP GOVERNMENTAL APPROVALS").

       (ii) No material consent, approval or action of, or filing with, or notice to, any Person (other than a Governmental Entity) shall be required in connection with the execution or delivery by ADP or Sub of this Agreement, the consummation by ADP and Sub of the transactions contemplated hereby or compliance by ADP and Sub with the provisions hereof, other than as set forth in Section 3.2(f)(ii) of the ADP Disclosure Schedule (the "ADP REQUIRED CONSENTS").

      (g) NON-CONTRAVENTION. The execution and delivery of this Agreement by ADP and Sub does not, and the consummation of the transactions contemplated hereby and compliance by ADP and Sub with the provisions hereof will not, (i) conflict with or result in any violation of any provision of the Certificate of Incorporation or By-laws, in each case as amended and/or restated, of ADP and its Subsidiaries; (ii) if the ADP Required Consents are obtained, result in any violation or breach of, or result in a modification of the effect of, or constitute (with or without notice or lapse of time or both) a default under or give rise to any right of termination, cancellation or acceleration under, any contracts to which ADP and its Subsidiaries are a party or by or to which any of them or any of their properties may be bound or subject, or result in the creation of any Lien upon the properties of ADP and its Subsidiaries in each case pursuant to the terms of any such Contract; or (iii) if the ADP Governmental Approvals are obtained, result in any violation of any law, statute, regulation, order, writ, judgment or decree of any Governmental Entity applicable to ADP and its Subsidiaries other than with respect to clauses (ii) and (iii) above, any such violations, breaches, modifications, defaults, terminations, cancellations, accelerations, Liens, revocations or suspensions that, individually and in the aggregate, would not have a Material Adverse Effect with respect to ADP.

      (h) INFORMATION SUPPLIED. None of the information supplied or to be supplied by ADP for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

      (i) BROKERS OR FINDERS. No agent, broker, investment banker, financial advisor or other Person retained by or on behalf of ADP is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except Lehman Brothers whose fees and expenses will be paid by ADP in accordance with ADP's agreement with such firm.

      (j) MATERIAL ADVERSE CHANGE. Since June 30, 1998, there has not been a material adverse change in the business, assets, properties, results of operations, prospects or financial condition of ADP and its Subsidiaries taken as a whole.


      (k) ACCOUNTING MATTERS. Neither ADP nor, to its knowledge, any of its Affiliates, has taken or agreed to take any action that would prevent ADP from accounting for the business combination to be effected by the Merger as a pooling-of-interests.


      (l) TAX MATTERS. Neither ADP nor Sub has taken or agreed to take any action, or knows of any circumstances, that (without regard to any action taken or agreed to be taken by VCAM or any of its Subsidiaries) would prevent the Merger from qualifying as a reorganization within the meaning of Sections 368(a)(1)(A) or 368(a)(2)(E) of the Code.



                                  ARTICLE IV


                                   COVENANTS


     4.1 MUTUAL COVENANTS OF ADP AND VCAM. Each of ADP and VCAM agrees that, except as expressly contemplated or permitted by this Agreement, it shall (and shall cause each of its Subsidiaries to) comply with the following covenants:


      (a) CONFIDENTIALITY. From and after the date hereof, each party shall, and shall use its best efforts to cause its Affiliates and its and their respective Agents to keep secret and hold in strictest confidence any and all documents and information relating to the other party and its respective Affiliates furnished to such first party (whether before or after the date hereof) in connection with the transactions contemplated hereunder, other than the following: (i) information that has become generally available to the public other than as a result of a wrongful disclosure by such party, its Affiliates or its Agents; (ii) information that becomes available to such party or an Agent of such party on a nonconfidential basis from a third party having no obligation of confidentiality to a party to this Agreement and which has not to the knowledge of the receiving party itself received such information directly or indirectly in breach of any such obligation of confidentiality;
(iii) information that is required to be disclosed by applicable law, judicial order or pursuant to any listing agreement with, or the rules or regulations of, any securities exchange on which securities of such party or any such Affiliate are listed or traded; provided that the party making such disclosure or whose Affiliates or Agents are making such disclosure shall notify the other party as promptly as practicable (and, if possible, prior to making such disclosure) and shall use its reasonable best efforts to limit the scope of such disclosure and seek confidential treatment of the information to be disclosed; and (iv) disclosures made by any party as shall be reasonably necessary in connection with obtaining the ADP Required Consents and/or the VCAM Required Consents. Notwithstanding the foregoing, ADP and VCAM agree that the Confidentiality Agreement, dated as of October 5, 1998 (the "CONFIDENTIALITY

AGREEMENT"), between ADP and VCAM shall remain in full force and effect and shall control to the extent of any conflict between the terms of this Section 4.1(a) and the Confidentiality Agreement.

      (b) PUBLICITY. Except as otherwise required by applicable law or the rules or regulations of any securities exchange on which the securities of such party or any Affiliate of such party are listed or traded as determined in the good faith opinion of the disclosing person's counsel, until the earlier of (i) the date on which this Agreement ceases to be in effect and (ii) the Closing Date, no party shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party and in any event each party agrees that it will give the other party reasonable opportunity to review and comment upon any such release or announcement prior to publication of the same.


      (c) PREPARATION OF THE PROXY STATEMENT AND THE REGISTRATION STATEMENT.
As soon as practicable following the date of this Agreement, at the direction of, and with all reasonably necessary assistance from, VCAM, ADP shall prepare and cause to be filed with the SEC the Registration Statement, in which the Proxy Statement will be included as part of a Proxy Statement/Prospectus. Each party shall provide the other party and its Agents with reasonable opportunity to review and comment upon the Registration Statement, including all amendments thereto and all supplements to the Proxy Statement contained therein, prior to the filing thereof with the SEC and/or the distribution thereof to the stockholders of VCAM, and shall make all reasonable changes thereto requested by such other party or its Agents. Each party hereto shall use its reasonable commercial efforts to have the Registration Statement declared effective by the SEC as promptly as practicable consistent with a desired Effective Time of on or prior to February 28, 1999; PROVIDED, that the failure of the Effective Time to have occurred on or prior to February 28, 1999 shall not be considered to be a breach of this Agreement. Each party shall provide and shall be deemed to have provided the other party with the information concerning it required to be included in the Registration Statement. ADP shall take any action required to be taken under any applicable state securities laws in connection with the issuance of the Shares of ADP Common Stock to be issued in the Merger pursuant to this Agreement.

      (d) SATISFACTION OF CONDITIONS; ADDITIONAL AGREEMENTS. Subject to the terms and conditions of this Agreement, each party hereto agrees to use its reasonable commercial efforts to cause the conditions set forth in Article VI of this Agreement to be satisfied, and to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement consistent with a desired Effective Time of on or prior to February 28, 1999, including obtaining any VCAM Required Consents or VCAM Governmental Approvals and cooperating fully with the other party, including by provision of information and making of all necessary filings in connection with, among other things, the HSR Act; PROVIDED, that the failure of the Effective Time to have occurred on or prior to February 28, 1999 shall not be considered to be a breach of this Agreement. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, each party shall take all such necessary action.

      (e) OTHER ACTIONS. From the date hereof through the Closing Date, each of ADP and VCAM shall not, and shall cause its Subsidiaries not to, take any action that would or is reasonably likely to result in any of the representations and warranties of ADP or VCAM, as the case may be, set forth in this Agreement being untrue in any material respect as of the date made, or in any of the conditions to the Closing set forth in Article VI of this Agreement not being satisfied. ADP shall take all actions reasonably necessary to comply with Rule 144(c) under the Securities Act.

      (f) ADVICE OF CHANGES; SEC DOCUMENTS. Subject to applicable law, each party shall confer on a regular and frequent basis with the other, report on operational matters and promptly advise the other orally and in writing of (i) any material notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement; (ii) any material notice or other communication from any regulatory authority or national securities exchange in connection with the transactions contemplated by this Agreement; and (iii) any claims, actions, proceedings or investigations commenced or, to the best of such party's knowledge, threatened, involving or affecting such party or any of its Subsidiaries, or any of its property or assets, or, to the best of such party's knowledge, any employee, consultant, director or officer, in his or her capacity as such, of such party or any of its Subsidiaries, which relates to the consummation of the Merger or the other transactions contemplated by this Agreement.

      (g) LEGAL CONDITIONS TO MERGER. Each of VCAM, ADP and Sub will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Merger (including furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with the Merger. Each of VCAM, ADP and Sub will, and will cause its Subsidiaries to, take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by ADP, Sub or VCAM or any of its Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement or the Stock Option Agreement.

     4.2 COVENANTS OF VCAM. During the period from the date of this Agreement and continuing until the Closing Date, VCAM agrees that, except as expressly contemplated or permitted by this Agreement, or to the extent that ADP shall otherwise consent in writing (which consent may be withheld in its sole discretion):

      (a) ACCESS TO INFORMATION. Subject to Section 4.1(a), upon reasonable notice, VCAM shall, and shall cause its Subsidiaries to, afford to ADP and its Agents, access, during normal business hours during the period prior to the Closing Date, to all its properties, books, Contracts, commitments and records and, during such period, VCAM shall, and shall cause its Subsidiaries to, promptly furnish or otherwise make available to ADP (i) a copy of each report, schedule, registration statement and other document filed or received by any of them during such period pursuant to the requirements of Federal securities laws and
(ii) all other information concerning its business, properties and personnel as ADP may reasonably request.


      (b) ORDINARY COURSE. VCAM shall, and shall cause its Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use its commercially reasonable efforts to preserve intact their current business organizations, retain and keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, contractors, distributors, licensors, licensees and others having business dealings with them to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at the Closing Date (it being understood and agreed by ADP and VCAM that this Section 4.2(b) is a material covenant and ADP is relying on VCAM's compliance with the provisions of this covenant between the date hereof and the Closing Date for purposes of Section 6.2(b) hereof). Without limiting the generality of the foregoing, and except as otherwise required by law, neither VCAM nor any of its Subsidiaries shall:


       (i) (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock (except dividends and distributions by a direct or indirect wholly owned Subsidiary of VCAM to its parent), (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire any shares of capital stock of VCAM or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;


       (ii) authorize for issuance, issue, deliver, sell or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), pledge or otherwise encumber any shares of its capital stock or the capital stock of any of its Subsidiaries, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents (including without limitation stock appreciation rights) (other than (x) issuances upon exercise of stock options or warrants outstanding on the date hereof and listed in Section 3.1(c) of the VCAM Disclosure Schedule and (y) issuances of up to 70,000 options to acquire shares of VCAM Common Stock at the then-current market price for VCAM Common Stock as of the time of the grant of any such options in accordance with the terms of The Vincam Group, Inc. 1996 Long Term Incentive Plan or The Vincam Group, Inc. 1998 Long Term Incentive Plan;


       (iii) except as set forth on Section 4.2(b)(iii) of the VCAM Disclosure Schedule and with respect to annual bonuses made in the ordinary course of business consistent with past practice, adopt or amend in any material respect any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, pension, retirement, employment or other employee benefit agreement, trust, plan or other arrangement for the benefit or welfare of any director, officer or employee of VCAM or any of its Subsidiaries or increase in any manner the compensation or fringe benefits of any director, officer or employee of VCAM or any of its Subsidiaries or pay any benefit not required by any existing agreement or place any assets in any trust for the benefit of any director, officer or employee of VCAM or any of its Subsidiaries (in each case, except with respect to employees (other than directors or officers) in the ordinary course of business consistent with past practice);


       (iv) amend its certificate of incorporation, by-laws or equivalent organizational documents or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any Subsidiary of VCAM;


       (v) except as set forth on Section 4.2(b)(v) of the VCAM Disclosure Schedule, sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its material properties or assets, except sales or licenses of assets in the ordinary course of business consistent with past practice;


       (vi) except as set forth on Section 4.2(b)(vi) of the VCAM Disclosure Schedule and except for borrowings under credit facilities or other agreements filed as exhibits to the VCAM SEC Documents, incur any Debt, issue or sell any debt securities or warrants or other rights to acquire any debt securities of VCAM or any of its Subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person, or make any loans, advances or capital contributions to, or investments in, any other Person, other than to VCAM or any direct or indirect wholly owned Subsidiary of VCAM;


       (vii) change any accounting principle used by it, unless required by the SEC or the Financial Accounting Standards Board;


       (viii) enter into any transaction or series of transactions with any Affiliate of VCAM (other than a wholly owned Subsidiary of VCAM) or otherwise that would be required to be disclosed pursuant to Item 404 of Regulation S-K other than on terms and conditions substantially as favorable to VCAM or such Subsidiary as would be obtainable by VCAM or such Subsidiary at the time of such transaction with a Person that is not an Affiliate of VCAM; and


       (ix) enter into or amend, modify, supplement or waive any material provision of any contract, agreement or arrangement with any client or potential client if, in the aggregate, the terms of such contracts, agreements or arrangements as entered into or so amended, modified, supplemented or waived differ in any materially adverse respects from the terms set forth in the forms of client contracts attached to Section 4.2(b)(ix) of the VCAM Disclosure Schedule or would not otherwise be in the ordinary course of VCAM's business.

      (c) MEETINGS; FIDUCIARY DUTIES. VCAM shall, promptly after the date hereof and consistent with a desired Effective Time of on or prior to February 28, 1999, take all action necessary in accordance with the FBCA and its Certificate of Incorporation and By-laws to convene a meeting of its stockholders as promptly as practicable after the effectiveness of the Form S-4, among other things, consider and vote upon this Agreement and the Merger (the "STOCKHOLDERS' MEETING"), and VCAM shall consult with ADP in connection therewith; provided, that the failure of the Effective Time to have occurred on or prior to February 28, 1999 shall not be considered to be a breach of this Agreement. VCAM will use its best efforts to obtain the requisite stockholder approval as soon as practicable after the date hereof. Without limiting the generality of the foregoing, VCAM agrees that its obligations pursuant to the first two sentences of this Section 4.2(c) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to ADP of any Transaction Proposal or (ii) the withdrawal or modification by the Board of Directors of VCAM of its approval or recommendation of this Agreement or the Merger. Subject to the provisions of Sections 4.2(d) and 4.2(e) hereof, the Board of Directors of VCAM shall recommend that VCAM's stockholders vote in favor of the adoption and approval of this Agreement (the "RECOMMENDATION") and the Board of Directors of VCAM shall not withdraw, condition or modify or propose to withdraw, condition or modify in a manner adverse to ADP, the Recommendation, except as provided in Section 4.2(e). VCAM shall use its best efforts to solicit from stockholders of VCAM proxies in favor of the approval and adoption of this Agreement and to secure the vote or the consent of the stockholders required by the FBCA to approve and adopt this Agreement.


      (d) NO SOLICITATION. Neither VCAM nor any of its Subsidiaries shall, nor shall it or any of its Subsidiaries authorize or permit any of their respective Agents to, (i) solicit, initiate, encourage (including by way of furnishing information or assistance) or take any other action to facilitate, any inquiry or the making of any proposal which constitutes, or may reasonably be expected to lead to, any acquisition or purchase of a substantial amount of assets of, or any equity interest in, VCAM or any of its Subsidiaries or any tender offer (including a self tender offer) or exchange offer, merger, consolidation, business combination, sale of substantially all assets, sale of securities, recapitalization, liquidation, dissolution or similar transaction involving VCAM or any of its Subsidiaries (other than the transactions contemplated by this Agreement) or any other material corporate transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the Merger (collectively, "TRANSACTION PROPOSALS") or agree to or endorse any Transaction Proposal or (ii) propose, enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any other Person any information with respect to its business, properties or assets or any of the foregoing, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing; PROVIDED, HOWEVER, that the foregoing clauses (i) and (ii) shall not prohibit VCAM from, prior to the Stockholders' Meeting (A) furnishing information pursuant to an appropriate confidentiality letter concerning VCAM and its businesses, properties or assets to a third party which has made an unsolicited

Qualified Transaction Proposal (as defined below), (B) engaging in discussions or negotiations with such a third party which has made an unsolicited Qualified Transaction Proposal or (C) following receipt of an unsolicited Qualified Transaction Proposal, taking and disclosing to its shareholders a position with respect to such Qualified Transaction Proposal, but in each case referred to in the foregoing clauses (A) through (C) only after the Board of Directors of VCAM concludes in good faith, following receipt of a written opinion addressed to VCAM from outside counsel, that such action is necessary for the Board of Directors of VCAM to comply with its fiduciary obligations to stockholders under applicable law and that the third party which made the unsolicited Qualified Transaction Proposal has the ability and the financial wherewithal to consummate a Superior Acquisition Proposal (as defined below). If the Board of Directors of VCAM receives a Transaction Proposal, then VCAM shall immediately (and in any event within 24 hours) inform ADP of the material terms and conditions of such proposal and the identity of the Person making it and shall keep ADP fully informed regarding any significant details or developments with respect to any such Transaction Proposal and of all significant steps it is taking in response to such Transaction Proposal. For purposes of this Agreement, the term "QUALIFIED TRANSACTION PROPOSAL" shall mean a Transaction Proposal that the Board of Directors of VCAM determines in good faith after consultation with its outside financial advisors, is reasonably capable of being financed and is not subject to any material contingencies relating to financing. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 4.2(d) by (or at the direction of) an officer, director of or any investment banker, attorney, accountant, Agent or other advisor or representative of VCAM or any of VCAM's Subsidiaries, whether or not such person is purporting to act on behalf of VCAM, an VCAM Subsidiary or otherwise, shall be deemed to be a breach of this paragraph by VCAM. VCAM immediately shall cease and cause to be terminated all existing discussions or negotiations with any persons conducted heretofore with respect to, or that could reasonably be expected to lead to, any Qualified Transaction Proposal.


      (e) SUPERIOR ACQUISITION PROPOSAL. Neither the Board of Directors of VCAM nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to ADP, the Recommendation or any approval or recommendation by the Board of Directors of VCAM or any committee thereof of this Agreement or the Merger or (ii) approve or recommend, or propose to approve or recommend, any Qualified Transaction Proposal. Notwithstanding the foregoing, the Board of Directors of VCAM, to the extent it concludes in good faith, following receipt of a written opinion addressed to VCAM from outside counsel, that such action is necessary for the Board of Directors of VCAM to comply with its fiduciary obligations to stockholders under applicable law, may approve or recommend (and, in connection therewith, withdraw or modify the Recommendation or its approval of this Agreement or the Merger) a Superior Acquisition Proposal (as defined below). For purposes of this Agreement, "SUPERIOR ACQUISITION PROPOSAL" means a bona fide written proposal made by a third party to acquire VCAM pursuant to a tender or exchange offer, a merger, a share exchange, a sale of all or substantially all of its assets or otherwise, in any such case, on terms which a majority of the members of the Board of Directors of VCAM determines in their good faith judgment (after consultation with independent financial advisors) to be more favorable to VCAM and its stockholders than the Merger and for which financing, to the extent required, is then fully committed or which, in the good faith judgment of a majority of such members (after consultation with independent financial advisors), is reasonably capable of being financed by such third party.


      (f) AFFILIATES. Concurrently with the execution of this Agreement, VCAM is delivering to ADP (i) a letter identifying all Persons who, to the knowledge of VCAM, may be deemed to be "affiliates" of VCAM under Rule 145 under the Securities Act, including, without limitation, all directors and executive officers of VCAM, and (ii) not later than 30 days prior to the Stockholders' Meeting copies of letter agreements, each in the form prepared by ADP and reasonably acceptable to VCAM, executed by each such Person so identified as an "affiliate" of VCAM (the letters described in clauses (i) and (ii) being collectively referred to as "AFFILIATE LETTERS").


      (g) COMPLIANCE WITH LAWS. VCAM agrees to conduct its businesses and cause the businesses of its Subsidiaries to be conducted in material compliance with all applicable laws and regulations.


      (h) ADVICE OF CHANGES. VCAM shall promptly advise ADP in writing of any claims, actions, proceedings or investigations commenced or, to the best of VCAM's knowledge, threatened, involving or affecting VCAM or any of its Subsidiaries, or any of VCAM's property or assets, or, to the best of VCAM's knowledge, any employee, consultant, director or officer, in his or her capacity as such, of VCAM or any of its Subsidiaries, which, if pending on the date of this Agreement, would have been required to have been disclosed in the VCAM Disclosure Schedule.


      (i) POOLING LETTERS. VCAM shall use commercially reasonable efforts to cause Price Waterhouse Coopers LLP to deliver a letter dated the Closing Date stating in their opinion that VCAM is a poolable entity for accounting purposes and VCAM shall deliver a letter addressed to Deloitte & Touche LLC to the same effect.


     4.3 LISTING. ADP shall use its best efforts to cause the shares of ADP Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance.



                                   ARTICLE V


                             ADDITIONAL AGREEMENTS


     5.1 INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE.


      (a) VCAM shall, and from and after the Effective Time, ADP and the Surviving Corporation (each, an "INDEMNIFYING PARTY") shall, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer, director or employee of VCAM or any of its Subsidiaries (collectively, the "INDEMNIFIED PARTIES") against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the Indemnifying Party (which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of VCAM or any Subsidiary and arising out of actions or omissions, occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("INDEMNIFIED LIABILITIES") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby; PROVIDED, that in the case of clauses (i) and (ii) above, each Indemnifying Party shall only be required to indemnify an Indemnified Party pursuant to this Section 5.1 to the extent a corporation is permitted under the law of the state of incorporation of the Indemnifying Party to indemnify its own directors, officers and employees, as the case may be (and ADP and the Surviving Corporation, as the case may be, will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law upon receipt of any undertaking required or contemplated by applicable law). In addition, the articles of incorporation and by-laws of the Surviving Corporation and its successors and assigns shall contain provisions with respect to indemnification no less favorable in all material respects to the present and former directors and officers of VCAM than those in effect in the Articles of Incorporation of VCAM and the By-laws of VCAM as in effect on the date of this Agreement.


      (b) Each Indemnified Party under this Section 5.1 will, promptly after the receipt of notice of the commencement of any action or other proceeding against such Indemnified Party in respect of which indemnity may be sought from an Indemnifying Party under this Section 5.1, notify the Indemnifying Party in writing of the commencement thereof. The omission of any Indemnified Party so to notify an Indemnifying Party of any such action shall not relieve such Indemnifying Party from any liability which it may have to such Indemnified Party other than pursuant to this Section 5.1 or, unless, and only to the extent that, such omission results in such Indemnifying Party's forfeiture of substantive rights or defenses. In case any such action or other proceeding shall be brought against any Indemnified Party and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party; PROVIDED, HOWEVER, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action or proceeding in which both the Indemnifying Party and an Indemnified Party is, or is reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the Indemnifying Party's expense and to control its own defense of such action or proceeding if, in the reasonable written opinion of counsel to such Indemnified Party, (a) there are or may be legal defenses available to such Indemnified Party or to other Indemnified Parties that are different from or additional to those available to the Indemnifying Party or (b) any conflict or potential conflict exists between the Indemnifying Party and such Indemnified Party that would make such separate representation advisable; PROVIDED, HOWEVER, that in no event shall the Indemnifying Party be required to pay fees and expenses under this Section 5.1 for more than one firm of attorneys in any jurisdiction in any one legal action or group of related legal actions. The Indemnifying Party shall not, without the consent of the Indemnified Party (which consent shall not be unreasonably withheld), consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation or which requires action other than the payment of money by the Indemnifying Party. The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.

      (c) For not less than six years after the Effective Time, ADP, or the Surviving Corporation or their respective successors or assigns shall maintain in effect directors' and officers' liability insurance with respect to claims arising from facts or events arising prior to and including the Effective Time covering the Indemnified Parties (which may include including such persons in ADP's existing plans) who are currently covered by VCAM's existing directors' and officers' liability insurance, on terms and conditions no less favorable to such directors and officers than those in effect on the date hereof with respect to ADP's officers and directors; PROVIDED, HOWEVER, that in no event shall ADP or the Surviving Corporation be required to expend pursuant to this
Section 5.1(c) more than an amount equal to 200% of the current annual premiums paid by VCAM for such insurance.

      (d) The provisions of this Section 5.1 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

     5.2 ADDITIONAL AGREEMENTS; REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject to the appropriate vote of stockholders of VCAM described in Section 6.1(a), including cooperating fully with the other party, including by provision of information and making of all necessary filings in connection with, among other things, under the HSR Act. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any party to this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action.

     5.3 ACCOUNTING TREATMENT. ADP and VCAM shall use reasonable best efforts and shall cooperate fully to allow the Merger and other transactions contemplated by this Agreement to be accounted for as a "pooling-of-interests" in accordance with GAAP acceptable to the SEC.

     5.4 TAX TREATMENT. Each of ADP, Sub and VCAM shall use reasonable commercial efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code, including, without limitation, forebearing from taking any action that would cause the Merger not to qualify as a reorganization under the provisions of Section 368(a) of the Code.


     5.5 EMPLOYEE MATTERS.


      (a) ADP agrees that individuals who are employed by VCAM or any of VCAM's Subsidiaries (other than client employees) immediately prior to the Closing Date shall remain employees of VCAM or such Subsidiary as of the Closing Date (each such employee, an "AFFECTED EMPLOYEE"); PROVIDED, HOWEVER, that nothing contained herein shall confer upon any Affected Employee the right to continued employment by VCAM or any of its Subsidiaries for any period of time after the Closing Date which is not otherwise required by law or contract.


      (b) To the extent that any Affected Employees are moved by ADP to any employee benefit plan maintained by ADP or any of its Subsidiaries, (i) ADP shall, or shall cause such Subsidiary to, give such Affected Employees full credit solely for the purposes of eligibility and vesting under such employee benefits plans for such Affected Employee's service with ADP, VCAM or any affiliate thereof to the same extent recognized immediately prior to the Closing Date and (ii) such Affected Employees will not be subject to any limitations regarding preexisting conditions under any such employee benefit plan; PROVIDED, that the entry dates into such employee benefit plans for such Affected Employees will be in the normal course of such plan's administration, which may be the beginning of the plan year.


      (c) After the Effective Time, until the date ADP determines in its discretion to move Affected Employees to ADP employee health and welfare benefit plans, ADP shall cause VCAM to maintain employee health and welfare plans (but not bonus or equity-based plans) that are substantially comparable to the health and welfare plans maintained by VCAM on the date hereof.


                                  ARTICLE VI


                             CONDITIONS PRECEDENT


     6.1 CONDITIONS TO THE OBLIGATIONS OF ADP AND VCAM TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:


      (a) STOCKHOLDER APPROVAL. This Agreement shall have been approved and adopted by the affirmative vote of a majority of the votes that the holders of the outstanding shares of VCAM Common Stock are entitled to cast.


      (b) REGISTRATION STATEMENT. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

      (c) BLUE SKY LAWS. ADP shall have received all state securities or "Blue Sky" permits and other authorizations, if any, necessary to issue the shares of ADP Common Stock.


      (d) LISTING. The ADP Common Stock to be issued in the Merger pursuant to this Agreement shall have been authorized for listing on the NYSE or any other national securities exchange or automated quotation system approved by ADP and VCAM, in each case, subject to official notice of issuance.


      (e) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "INJUNCTION") restraining or preventing the consummation of the Merger or subjecting any party or any of its Affiliates to substantial damages as a result of the consummation of the Merger shall be in effect; PROVIDED, HOWEVER, that the party invoking this condition shall have used reasonable best efforts to have vacated such Injunction.


      (f) HSR ACT. All HSR Act waiting periods shall have expired or been terminated.


      (g) GOVERNMENTAL AND REGULATORY CONSENTS. All filings required to be made prior to the Effective Time with, and all consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from, Governmental Entities, including, without limitation, those set forth in the ADP Disclosure Schedule and/or the VCAM Disclosure Schedule, in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by ADP and VCAM will have been made or obtained (as the case may be) other than those failures which could not reasonably be expected to have a Material Adverse Effect on VCAM.


     6.2 CONDITIONS TO THE OBLIGATIONS OF ADP. The obligations of ADP under this Agreement to consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions, the imposition of which is solely for the benefit of ADP and any one of more of which may be expressly waived by ADP, in its sole discretion, except as otherwise required by law:


      (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of VCAM contained herein modified by the phrase "Material Adverse Effect" or any similar materiality modifier shall have been true and correct in all respects when made, and shall be true and correct in all respects at and as of the Closing Date as though made on and as of the Closing Date, and the other representations and warranties of VCAM contained herein shall have been true and correct in all material respects when made, and shall be true and correct in all material respects at and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty had by its terms been made as of a specific date, in which case such representation and warranty shall have been true and correct as of such specific date). ADP shall have received a certificate dated the Closing Date signed by an executive officer of VCAM certifying to the fulfillment of this condition.

      (b) PERFORMANCE OF AGREEMENTS. VCAM shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions contained in this Agreement or otherwise contemplated hereby to be performed and complied with by it at or prior to the Closing Date. ADP shall have received a certificate dated the Closing Date signed by an executive officer of VCAM certifying to the fulfillment of this condition.


      (c) NO MATERIAL ADVERSE CHANGE. There shall have been no Material Adverse Change.


      (d) AUDITORS' LETTER. ADP shall have received a letter dated the Closing Date, from its auditors, Deloitte & Touche LLP, stating in effect that in their opinion ADP may treat the transaction contemplated by this Agreement as a pooling-of-interests for accounting purposes in accordance with generally accepted accounting principles.


      (e) AFFILIATE LETTERS.  ADP shall have received the Affiliate Letters.


      (f) VCAM REQUIRED CONSENTS. The VCAM Required Consents shall have been obtained and be in full force and effect, except for those the failure of which to be obtained would not have a Material Adverse Effect with respect to VCAM and its Subsidiaries (and ADP shall have received evidence thereof reasonably satisfactory to it).

      (g) EMPLOYMENT AGREEMENTS. Carlos Saladrigas and Jose Sanchez shall have executed and delivered employment agreements with VCAM, in substantially the form attached hereto as Exhibits A and B, respectively.

     6.3 CONDITIONS TO THE OBLIGATIONS OF VCAM. The obligations of VCAM to consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions, the imposition of which is solely for the benefit of VCAM and any one or more of which may be expressly waived by VCAM, in its sole discretion, except as otherwise required by law:

      (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of ADP contained herein modified by the phrase "Material Adverse Effect" or any similar materiality modifier shall have been true and correct in all respects when made, and shall be true and correct in all respects at and as of the Closing Date as though made on and as of the Closing Date, and the other representations and warranties of ADP contained herein shall have been true and correct in all material respects when made, and shall be true and correct in all material respects at and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty had by its terms been made as of a specific date, in which case such representation and warranty shall have been true and correct as of such specific date). VCAM shall have received a certificate dated the Closing Date signed by an executive officer of ADP certifying to the fulfillment of this condition.

      (b) PERFORMANCE OF AGREEMENTS. ADP shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions contained in this Agreement to be performed and complied with by it at or prior to the Closing Date. VCAM shall have received a certificate dated the Closing Date signed by an executive officer of ADP certifying to the fulfillment of this condition.


      (c) FAIRNESS OPINIONS. VCAM shall have received the opinion of Goldman, Sachs & Co., as of the date the Proxy Statement is mailed to VCAM stockholders, to the effect that the Exchange Ratio (as determined pursuant to Section 2.1(b)) is fair to the VCAM stockholders from a financial point of view.


      (d) TAX OPINION. VCAM shall have received an opinion from Steel Hector & Davis LLP, counsel to VCAM, dated as of the Closing Date, in form and substance reasonably satisfactory to VCAM, substantially to the effect that the Merger will constitute a reorganization for U.S. federal income tax purposes within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel to VCAM shall be entitled to rely upon representations contained in a certificate of VCAM substantially in the form of the VCAM Tax Certificate attached to the VCAM Disclosure Schedule, a certificate of ADP substantially in the form of the ADP Tax Certificate attached hereto as Exhibit C and representations contained in other appropriate certificates of VCAM, ADP, certain shareholders of VCAM, and others.


      (e) EMPLOYMENT AGREEMENTS. VCAM shall have executed and delivered the employment agreements with Carlos Saladrigas and Jose Sanchez, in substantially the form attached hereto as Exhibits A and B.


                                  ARTICLE VII


                           TERMINATION AND AMENDMENT


     7.1 TERMINATION. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time whether before or after approval by the stockholders of ADP or VCAM:


      (a) by mutual written consent of ADP and VCAM;


      (b) (x) by ADP if there has been a material breach of any representation, warranty, covenant or agreement on the part of VCAM, set forth in this Agreement which breach, if not a wilful breach, has not been cured within fifteen (15) Business Days following receipt by the breaching party of notice of such breach or (y) by VCAM if there has been a material breach of any representation, warranty, covenant or agreement on the part of ADP set forth in this Agreement which breach, if not a wilful breach, has not been cured within fifteen (15) Business Days following receipt by the breaching party of notice of such breach, but in the case of either (x) or (y), only if the terminating party is not then itself in material breach of any representation, warranty, covenant or agreement hereunder.


      (c) by either ADP or VCAM if the Merger shall not have been consummated before June 30, 1999 (or such later date as may be agreed to by ADP and VCAM);

PROVIDED, HOWEVER, that neither party may terminate this Agreement under this
Section 7.1(c) if the failure has been caused by such party's material breach of this Agreement;


      (d) by either ADP or VCAM, if this Agreement shall fail to receive the requisite vote for approval and adoption by the stockholders of VCAM at the Stockholders' Meetings;


      (e) by VCAM, in the manner specified in Section 2.1(b)(v);


      (f) by ADP, if (i) the Board of Directors of VCAM shall withdraw, modify, condition or change the Recommendation in a manner adverse to ADP or shall have resolved to do any of the foregoing; (ii) the Board of Directors of VCAM shall have recommended to the stockholders of VCAM a Superior Transaction Proposal;
(iii) VCAM shall have entered into any agreement with respect to a Qualified Transaction Proposal (other than a confidentiality agreement as contemplated hereby); (iv) a tender offer (including a self-tender offer) or exchange offer for shares of capital stock of VCAM, which would result in the beneficial ownership by any Person or any "group" (as defined in Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than 30% of the outstanding shares of any class of capital stock of VCAM, is commenced, and the Board of Directors of VCAM recommends that the stockholders of VCAM tender their shares in such tender or exchange offer; or (v) any Person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or, except in connection with the execution and delivery of the Voting Agreement, any "group" shall have been formed which beneficially owns, or has the right to acquire "beneficial ownership" of, more than 30% of the then outstanding shares of any class of capital stock of VCAM; and


      (g) by ADP or VCAM if a court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the consummation of the Merger and such order, decree, ruling or other action shall have become final and nonappealable.


     7.2 EFFECT OF TERMINATION. In the event this Agreement is terminated and the Merger abandoned pursuant to Section 7.1, all further obligations of the parties hereunder shall terminate except that the obligations set forth in Sections 4.1(a) and 4.1(b), this Section 7.2 and Section 8.5 shall survive; PROVIDED that, if this Agreement is so terminated by a party because one or more of the conditions to such party's obligations hereunder is not satisfied as a result of the other party's willful or knowing failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies for breach of contract or otherwise, including, without limitation, damages relating thereto, shall also survive such termination unimpaired.

                                 ARTICLE VIII


                              GENERAL PROVISIONS


     8.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth in this Section:


     "AFFECTED EMPLOYEE" has the meaning set forth in Section 5.5(a).


     "AFFILIATE" means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.


     "AFFILIATE LETTERS" has the meaning set forth in Section 4.2(f).


     "AGENT" means, with respect to any Person, such Person's officers, directors, employees, attorneys, accountants, investment bankers, financial advisors or other representatives or agents.


     "AGREEMENT" has the meaning set forth in the introductory paragraph.


     "ADP" has the meaning set forth in the introductory paragraph.


     "ADP COMMON STOCK" has the meaning set forth in Section 2.1(b).


     "ADP DISCLOSURE SCHEDULE" has the meaning set forth in Section 3.2(f).


     "ADP GOVERNMENTAL APPROVALS" has the meaning set forth in Section
3.1(f)(i).


     "ADP REQUIRED CONSENTS" has the meaning set forth in Section 3.1(f)(ii).


     "ADP SEC DOCUMENTS" has the meaning set forth in Section 3.2.


     "ARTICLES OF MERGER" has the meaning set forth in Section 1.3.


     "AVERAGE ADP STOCK PRICE" means the average of the daily closing sale prices of the ADP Common Stock as reported on the NYSE Composite Transactions Tape (as reported by THE WALL STREET JOURNAL (national edition) or, if not reported thereby, as reported by another authoritative source as mutually agreed by ADP and VCAM) for the 10 consecutive trading days ending on the third Business Day (including such third Business Day) immediately prior to the Stockholders Meeting.


     "BUSINESS COMBINATION" has the meaning set forth in Section 8.5(d).


     "BUSINESS DAY" means any day other than a day on which (i) banks in the State of New York are authorized or obligated to be closed or (ii) the NYSE is closed.


     "CERTIFICATES" has the meaning set forth in Section 2.2(b).


     "CLOSING" has the meaning set forth in Section 1.2.

     "CLOSING DATE" has the meaning set forth in Section 1.2.


     "COBRA" has the meaning set forth in Section 3.1(l)(viii).


     "CODE" has the meaning set forth in the fourth Whereas clause of this Agreement.


     "COMMON SHARES TRUST" has the meaning set forth in Section 2.2(e)(iii)


     "CONFIDENTIALLY AGREEMENT" has the meaning set forth in Section 4.1(a).


     "CONTRACTS" has the meaning set forth in Section 3.1(h).


     "DEBT" of any Person means, without duplication, (A) all indebtedness of such Person for borrowed money; (B) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments; (C) all obligations of such Person as lessees under leases that have been or should be, in accordance with GAAP, recorded as capital leases; (D) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities; (E) all Debt of others referred to in clauses (i) through (iv) above guaranteed directly or indirectly in any manner by such Person; and (F) all Debt of others referred to in clauses (i) through (v) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.


     "DOCUMENTS" has the meaning set forth in Section 3.1(dd).


     "EFFECTIVE TIME" has the meaning set forth in Section 1.3.


     "EMPLOYEE BENEFIT PLANS" has the meaning set forth in Section 3.1(l)(i).


     "ENVIRONMENTAL LAWS" has the meaning set forth in Section 3.1(n).


     "ERISA" has the meaning set forth in Section 3.1(l)(i).


     "ERISA AFFILIATES" has the meaning set forth in Section 3.1(l)(iii).


     "EXCESS SHARES" has the meaning set forth in Section 2.2(e)(ii).


     "EXCHANGE ACT" has the meaning set forth in Section 3.1(d).


     "EXCHANGE AGENT" has the meaning set forth in Section 2.2(a).


     "EXCHANGE FUND" has the meaning set forth in Section 2.2(a).


     "EXCHANGE RATIO" has the meaning set forth in Section 2.1.


     "FBCA" has the meaning set forth in Section 1.1.


     "FLEET" has the meaning set forth in Section 3.1(q)(iii).

     "GAAP" has the meaning set forth in Section 3.1(d).


     "GOVERNMENTAL ENTITY" means any foreign, federal, state, municipal or other governmental or regulatory department, commission, board, bureau, agency or instrumentality.


     "HAZARDOUS MATERIALS" means all hazardous substances, wastes, materials or constituents, solid wastes, special wastes, toxic substances, pollutants, contaminants, petroleum or petroleum derived substances or wastes, radioactive materials, urea formaldehyde, polychlorinated biphenyls, radon gas and related materials, including, without limitation, any such materials defined, listed, identified under or described in any applicable Environmental Laws.


     "HEADQUARTERS FACILITY" has the meaning set forth in Section 3.1(q)(i).


     "HSR ACT" has the meaning set forth in Section 3.1(g).


     "INDEMNIFIED LIABILITIES" has the meaning set forth in Section 5.1(a).


     "INDEMNIFIED PARTIES" has the meaning set forth in Section 5.1(a).


     "INDEMNIFYING PARTY" has the meaning set forth in Section 5.1(a).


     "INJUNCTION" has the meaning set forth in Section 6.1(e).


     "INVESTMENT COMPANY ACT" has the meaning set forth in Section 3.1(v).


     "IRS" has the meaning set forth in Section 3.1(j)(v).


     "LIENS" has the meaning set forth in Section 3.1(a).


     "MATERIAL ADVERSE CHANGE" means any event, occurrence, fact, condition, change, development or effect occurring after September 30, 1998 and resulting in or reasonably likely to result in a material adverse change in the consolidated financial condition, results of operations, assets, business, properties, or prospects of VCAM and its Subsidiaries taken as a whole, other than: (i) those specified in the VCAM Disclosure Schedule, (ii) those specified in the periodic financial statements and the related management, discussion and analysis section of the VCAM SEC Documents filed from January 1, 1998 through the date hereof, (iii) those known to Russ Fradin, Terri Lecamp, Michael Rooney, Thomas Hall, Richard Burke and Cecil R. House on the date hereof as a result of ADP's due diligence investigation, and (iv) those reasonably resulting from the execution of this Agreement or the announcement or the consummation of the transactions contemplated hereby.


     "MATERIAL ADVERSE EFFECT" means, with respect to any Person, any change or effect that is or is reasonably likely to be materially adverse to the consolidated financial condition, business, results of operations or prospects of such Person and its Subsidiaries taken as a whole or materially and adversely affects the ability of such Person to consummate the transactions contemplated by this Agreement in any material respect.

     "MERGER" has the meaning set forth in the first Whereas clause of this Agreement.


     "NASDAQ" means the NASDAQ National Market, Inc.


     "NYSE" means the New York Stock Exchange, Inc.


     "OUTSTANDING DILUTED VCAM STOCK AMOUNT" shall equal the sum of (i) 16,190,804 plus (ii) as of the close of the Business Day immediately prior to the Stockholders' Meeting, the in-the-money portion of the number of shares (using a $17.50 market price) of VCAM Common Stock issuable with respect to all VCAM Stock Options, warrants and other convertible securities which are granted by VCAM after the date hereof (other than any options to acquire VCAM Common Stock granted by VCAM pursuant to and not in violation of Section 4.2(b)(ii)(y)) and, as of such date, have an exercise or conversion price which is less than $17.50 plus (iii) the number of shares of VCAM Common Stock issued after the date hereof (other than in connection with the exercise or conversion of any VCAM Stock Options or warrants outstanding on the date hereof and listed in Section 3.1(c) of the VCAM Disclosure Schedule).


     "PENSION PLAN" has the meaning set forth in Section 3.1(l)(iv).


     "PERSON" means any individual, corporation, partnership, firm, group (as such term is used in Section 13(d)(3) of the Exchange Act), joint venture, association, trust, limited liability company, unincorporated organization, estate, trust or other entity.


     "PROXY STATEMENT" has the meaning set forth in Section 3.1(p).


     "QUALIFIED STOCK OPTIONS" has the meaning set forth in Section 2.3(a).


     "QUALIFIED TRANSACTION PROPOSAL" has the meaning set forth in Section
4.2(d).


     "RECOMMENDATION" has the meaning set forth in Section 4.2(c).


     "REGISTRATION STATEMENT" has the meaning set forth in Section 3.1(p).


     "SEC" means the Securities and Exchange Commission.


     "SECURITIES ACT" has the meaning set forth in Section 3.1(d).


     "SIGNIFICANT SUBSIDIARY" shall have the meaning ascribed to such term in
Section 1-02(v) of Regulation S-X under the Securities Act and, shall include, with respect to ADP, Sub.


     "STOCKHOLDERS' MEETING" has the meaning set forth in Section 4.2(c).


     "SUB" has the meaning set forth in the introductory paragraph.


     "SUB COMMON STOCK" has the meaning set forth in Section 2.1(a).

     "SUBSIDIARY" of any Person means any corporation, partnership, joint venture or other legal entity of which such Person (either directly or through or together with any other Subsidiary of such Person), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or similar governing body of such corporation, partnership, joint venture or other legal entity.


     "SUPERIOR ACQUISITION PROPOSAL" has the meaning set forth in Section
4.2(e).


     "SURVIVING CORPORATION" has the meaning set forth in Section 1.1.


     "TAXES" has the meaning set forth in Section 3.1(j)(i).


     "TAX RETURN" has the meaning set forth in Section 3.1(j)(ii).


     "TAX SHARING AGREEMENT AMOUNTS" has the meaning set forth in Section 3.1(j)(i).


     "TECHNOLOGY SYSTEMS" has the meaning set forth in Section 3.1(bb).


     "TERMINATION NOTICE" has the meaning set forth in Section 2.1(v).


     "THIRD PARTY INTELLECTUAL PROPERTY RIGHTS" has the meaning set forth in
Section 3.1(r)(i).


     "TOPPED-UP EXCHANGE RATIO" has the meaning set forth in Section 2.1(v).


     "TOP-UP REQUEST NOTICE" has the meaning set forth in Section 2.1(v).


     "TRANSACTION PROPOSALS" has the meaning set forth in Section 4.2(f).


     "VCAM" has the meaning set forth in the introductory paragraph.


     "VCAM COMMON STOCK" has the meaning set forth in the second Whereas clause of this Agreement.


     "VCAM DISCLOSURE SCHEDULE" has the meaning set forth in Section 3.1(a).


     "VCAM FINANCIAL STATEMENTS" has the meaning set forth in Section 3.1(s).


     "VCAM GOVERNMENTAL APPROVALS" has the meaning set forth in Section
3.1(g)(i).


     "VCAM INTELLECTUAL PROPERTY RIGHTS" has the meaning set forth in Section 3.1(r)(ii).


     "VCAM PERMITS" means all permits, registrations, licenses (including, without limitation, all licenses or registrations required as professional employer organizations and/or as control persons thereof), variances, exemptions, orders and approvals of all Governmental Entities that are necessary or appropriate to the operation of the business of VCAM and its Subsidiaries or which are required as a result of the activities of VCAM and its Subsidiaries other than those by the absence of which would not have a Material Adverse Effect on VCAM.

     "VCAM REAL PROPERTY LEASES" has the meaning set forth in Section
3.1(q)(ii).


     "VCAM REQUIRED CONSENTS" has the meaning set forth in Section 3.1(g)(ii).


     "VCAM SEC DOCUMENTS" has the meaning set forth in Section 3.1(d).


     "VCAM STOCK OPTION" has the meaning set forth in Section 2.3(a).


     "VCAM STOCK PLANS" means, collectively, The Vincam Group, Inc. 1995 Stock Option Plan, The Vincam Group, Inc. 1996 Long Term Incentive Plan and The Vincam Group, Inc. 1998 Long Term Incentive Plan.


     "VOTING AGREEMENT" has the meaning set forth in the sixth Whereas clause of this Agreement.


     "WARN" has the meaning set forth in Section 3.1(f).


     "YEAR 2000 COMPLIANCE" has the meaning set forth in Section 3.1(bb).


     "Y2K PLAN" has the meaning set forth in Section 3.1(bb).


     8.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon a receipt of a transmittal confirmation if sent by facsimile or like transmission, and on the next Business Day when sent by Federal Express, Express Mail or similar overnight courier service to the parties at the following addresses or facsimile numbers (or at such other address or facsimile number for a party as shall be specified by like notice):


     (a) If to The Vincam Group, Inc., to:


         The Vincam Group, Inc.
         10200 Sunset Drive
         Attention: General Counsel
         Facsimile: 305-630-3010

         with a copy to:


         Steel Hector & Davis LLP
         200 S. Biscayne Blvd.
         Miami, FL 33131-2398
         Attention: Ira N. Rosner, P.A.
         Facsimile: (305) 577-7001

     (b) If to Automatic Data Processing, Inc. or ADP Acquisition Corp.
         (FLORIDA):


         Automatic Data Processing, Inc.
         One ADP Blvd.
         Roseland, N.J. 07068
         Attention: General Counsel
         Facsimile: 973-535-6199

         with a copy to:


         Paul, Weiss, Rifkind, Wharton & Garrison
         1285 Avenue of the Americas
         New York, New York 10019-6064
         Attention: Richard S. Borisoff, Esq.
         Facsimile: (212) 757-3990

     8.3 INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. Dollar amounts referred to in this Agreement shall not be deemed to establish any standard of materiality.

     8.4 WAIVERS AND AMENDMENTS. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by written instruments signed by the parties to this Agreement, or in the case of a waiver, by the party waiving compliance. Except where a specific period for action or inaction is provided herein, no delay on the part of a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Neither any waiver on the part of a party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, shall preclude any further exercise thereof or the exercise of any other such right, power or privilege.

     8.5 EXPENSES AND OTHER PAYMENTS.

      (a) The parties to this Agreement shall, except as otherwise specifically provided herein, bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of their respective Agents.

      (b) VCAM agrees that if this Agreement shall be terminated pursuant to:

       (i) Section 7.1(b) and (A) such termination is the result of (x) a material breach by VCAM of any representation or warranty contained herein or
(y) a willful
and material breach by VCAM of any covenant or agreement contained herein, which, in the case of (x) or (y), is not cured, and (B) within 12 months after the date of termination of this Agreement, a Business Combination (as hereinafter defined) shall have occurred or VCAM shall have entered into a definitive agreement providing for a Business Combination;

       (ii) Section 7.1(d) and the Board of Directors of VCAM shall have on or prior to the date of the Stockholders' Meeting withdrawn, modified or changed the Recommendation in a manner adverse to ADP or shall have resolved to do any of the foregoing or any of the stockholders that are a party to the Voting Agreement shall not have voted in favor of the Merger at the Stockholders Meeting; or

       (iii) Section 7.1(f);


then, in the case of clauses (i), (ii) or (iii), VCAM shall pay to ADP an amount equal to $8,500,000 (which amount, in the case of clause (i) to the extent such termination results from a material breach of a representation or warranty that is not wilful, or clauses (ii) and (iii), shall be ADP's sole remedy hereunder and shall be deemed to include the reimbursement of all of ADP's out-of-pocket fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby including, without limitation, legal, accounting and investment banking fees and expenses).

      (c) Any payment required to be made pursuant to Section 8.5(b) shall be made as promptly as practicable but not later than two Business Days after termination of this Agreement and shall be made by wire transfer of immediately available funds to an account designated by ADP, except that any payment to be made as the result of an event described in Section 8.5(b)(i) shall be made as promptly as practicable but not later than two Business Days after the earlier to occur of the Business Combination or the execution of the definitive agreement providing for a Business Combination.

      (d) For purposes of this Section 8.5, the term "BUSINESS COMBINATION" shall mean (i) a merger, consolidation, share exchange, business combination or similar transaction involving VCAM; (ii) a sale, lease, exchange, transfer or other disposition of 50% or more of the assets of VCAM and its Subsidiaries taken as a whole, in a single transaction or series of transactions; or (iii) the acquisition by any Person or "group" (as defined in Section 13(d) of the Exchange Act and the rules and regulations thereunder) of "beneficial ownership" of 50% or more of VCAM Common Stock whether by tender offer or exchange offer or otherwise.

     8.6 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     8.7 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement and the Confidentiality Agreement (including the documents and the instruments referred to herein) (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) other than Section 5.1 is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.


     8.8 REPRESENTATIONS AND WARRANTIES. None of the representations and warranties of the parties made in this Agreement or in any instrument delivered hereunder shall survive the Closing. The inclusion of any item or matter in the VCAM Disclosure Schedule is in respect of an abundance of caution and shall not be construed or deemed to be an admission that such item meets any particular standard of materiality set forth in this Agreement.


     8.9 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state, except to the extent that the laws of the State of Florida mandatorily apply.


     8.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first above written.


                                 AUTOMATIC DATA PROCESSING, INC.



                                 By: /s/ James B. Benson
                                     -------------------------------------------
                                     Name: James B. Benson
                                     Title: Vice President



                                 ADP ACQUISITION CORP. (FLORIDA)



                                 By: /s/ James B. Benson
                                     -------------------------------------------
                                     Name: James B. Benson
                                     Title: President



                                 THE VINCAM GROUP, INC.



                                 By: /s/ Carlos A. Saladrigas
                                     -------------------------------------------
                                     Name: Carlos A. Saladrigas
                                     Title: Chairman and Chief Executive Officer

                                                                      EXHIBIT A


                FORM OF CARLOS SALADRIGAS EMPLOYMENT AGREEMENT


     EMPLOYMENT AGREEMENT, dated [the Closing Date] between The Vincam Group, Inc., a Florida corporation (the "Company") with its principal office at 10200 Sunset Drive, Miami, Florida 33173, and Carlos Saladrigas (the "Employee"), residing at 1100 South West 83rd Avenue, Miami, Florida 33156.



                                  WITNESSETH:


     WHEREAS, in connection with the consummation of the transactions
contemplated by the Agreement and Plan of Merger, dated December   , 1998,
between the Company and Automatic Data Processing, Inc. ("ADP"), (the "Merger Agreement"), the Company wishes to secure the continued employment of the Employee and the Employee desires to accept such continued employment in accordance with the terms of this Employment Agreement;


     WHEREAS, it is a condition precedent to the consummation of the transactions contemplated under the Merger Agreement that the parties hereto shall have entered into this Employment Agreement; and


     WHEREAS, the Employee and the Company will terminate any prior employment, whether written or verbal, between the Company and the Employee (the "Prior Employment Agreement").


     NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties made herein and of the mutual benefits to be derived herefrom, the parties hereto agree as follows:


     1. PRIOR EMPLOYMENT AGREEMENT. The Employee and the Company agree that any and all Prior Employment Agreements are hereby terminated effective the date hereof.


     2. EMPLOYMENT; EMPLOYEE'S TITLE AND RESPONSIBILITIES. (a) The Company hereby employs the Employee and the Employee hereby agrees to enter into the employ of the Company, pursuant to the terms and conditions of this Employment Agreement, effective from the date hereof through the third anniversary of the date of this Employment Agreement unless this Employment Agreement shall be earlier terminated as provided in Section 5 hereof (the "Employment Period"). During the Employment Period, the Employee's duties will be to lead ADP's professional employer organization ("PEO") activities.


     (b) During the Employment Period, the Employee shall devote his full business time, energy and skill, on a best efforts and exclusive basis, to the business and affairs of the Company and will use his full business time, energy and skill to promote the business and interests of the Company.

     3. BASE SALARY AND BENEFITS. (a) The Company shall pay to the Employee as compensation for the services to be provided by the Employee hereunder a salary of $265,000 per annum (the "Base Salary"), payable monthly. The Company shall review the Employee's performance annually to determine if the Employee shall be granted an annual increase in the Base Salary.


     (b) During the Employment Period, commencing as soon as practicable following the date hereof subject to the transition policies of ADP in accordance with its benefit plans, the Employee shall be entitled to participate in and shall be a beneficiary of all of ADP's then current pension, 401(k), medical and health, life, accident and disability insurance, stock purchase and stock option plans, pursuant to the terms and conditions of such plans and arrangements and in accordance with applicable law and ADP's then current policies. The level and extent of the Employee's participation in and benefits under any plans and arrangements shall be equivalent to that of other executives of ADP of equivalent position and seniority, taking into account, solely for eligibility and vesting purposes, the Employee's prior service with the Company.


     (c) During the Employment Period, the Company will provide the Employee with a leased automobile, or at the Company's option, an automobile allowance, in accordance with ADP's policies applicable to other executives of ADP of equivalent position and seniority.


     4. BONUS; STOCK OPTIONS; RESTRICTED SHARES. (a) In addition to the Base Salary described in Section 3(a) hereof, the Employee shall be eligible to receive an annual cash bonus based upon the Employee's achievement of performance objectives to be determined by the Employee and the Company each year (the "Annual Cash Bonus"). The targeted Annual Cash Bonus shall be $90,000. If the Annual Cash Bonus, if any, becomes payable, it will be paid within 90 days after the end of the Company's applicable fiscal year (if December 31, but in the event such fiscal year becomes a year end prior to December 31 then such Annual Cash Bonus shall be pro-rated for such partial year) provided that the Employee is an employee of the Company on the last day of such fiscal year.


     (b) As soon as practicable after the date of this Employment Agreement, the Company shall recommend to ADP's stock option committee that the Employee be granted an option to purchase 40,000 shares of ADP's common stock(1) (the "Option Grant") subject to the terms and conditions of such option grant and vesting schedule. The option exercise price for all such shares shall be the fair market value thereof at the time the option is granted. The option agreement for the Option Grant shall provide that 100% of the shares of ADP common stock subject to the Option Grant shall vest upon the third anniversary of this Employment Agreement, subject to accelerated vesting for a portion of such Option Grant under certain circumstances as set forth in Section 5 hereof.

----------------
(1) After giving effect to ADP's December stock split

     (c) (i) As soon as practicable after the date hereof, the Employee shall be awarded 20,000 shares of ADP's common stock(2) pursuant to the terms of a Restricted Stock Purchase Agreement to be executed by ADP and the Employee, in substantially the form attached hereto as Exhibit A (the "RSPA"). Subject to the acceleration of the cessation of the restrictions on sales applicable to the shares identified in clause (A) below in certain circumstances as set forth in Section 5 hereof, the restrictions on sales and other voluntary or involuntary transfers of such restricted common stock shall cease to apply in accordance with the following schedule:


    (A) on the third anniversary of the date of this Employment Agreement, with respect to 6,667 of such shares;


    (B) on the fourth anniversary of the date of this Employment Agreement, with respect to 6,667 of such shares; and


    (C) on the fifth anniversary of the date of this Employment Agreement, with respect to 6,666 of such shares.


     (ii) In the event of any inconsistency or conflict between the terms of this Employment Agreement and the RSPA, the terms of this Employment Agreement shall prevail.


     5. TERMINATION OF EMPLOYMENT. (a) The Company may terminate the Employee's employment hereunder for any reason whatsoever. The Employee's employment with the Company shall cease and terminate upon the earlier to occur of the following dates (the "Employment Termination Date"): (i) the date of death of the Employee or, in the event the Employee shall be unable by reason of physical or mental disability to continue the proper performance of his duties hereunder and such disability shall have continued for a period of at least four months (such circumstances are referred to herein as "Disability"), the date of Disability, (ii) the date that the Company terminates the Employee's employment hereunder in accordance with Section 5(d) hereof, (iii) the date that the Employee terminates his employment hereunder in accordance with Section 5(e) or 5(f) hereof, and (iv) in the event that the Employee shall
(x) be convicted of a criminal act, or fail or refuse to perform any obligation hereunder and such failure or refusal shall continue during the 20 day period following the receipt by the Employee of written notice from the Company of such failure or refusal, (y) commit any act of negligence in the performance of his duties hereunder and fail to take appropriate corrective action during the 20 day period following the receipt by the Employee of written notice from the Company of such negligence, or (z) commit any act of willful misconduct (such circumstances set forth in this subsection (iv) are referred to herein as "Cause"), and the Company shall elect to terminate the Employee's employment hereunder for Cause, in each such case, the date on which the Company shall give written notice to the Employee of such election.

----------------
(2) After giving effect to ADP's December stock split

     (b) In the event of the termination of the Employee's employment for death or Disability, the Employee (or his beneficiary or estate in the event of death of the Employee) shall only be entitled to receive in addition to any other benefits to which the Employee is entitled pursuant to the terms of the employee benefit plans of the Company applicable to the Employee, within thirty days of such termination, (i) all salary accrued to the Employment Termination Date, (ii) a pro-rata share of the Annual Cash Bonus accrued to the Employment Termination Date for the fiscal year in which the Employment Termination Date occurred (based upon the targeted Annual Cash Bonus for such fiscal year), and
(iii) all disability or death benefits payable in accordance with the employee benefit plans of the Company in which the Employee is entitled to participate.


     (c) If the Company terminates the Employee's employment hereunder for Cause, the Employee shall only be entitled to receive, within thirty days of such termination, in addition to any other benefits to which the Employee is entitled pursuant to the terms of any employee benefit plans of the Company applicable to the Employee, all salary accrued to the Employment Termination Date.


     (d) If the Company terminates the Employee's employment hereunder during the Employment Period for any reason other than as provided in Section 5(a)(iv) hereof, the Employee shall only be entitled to receive, in addition to any other benefits to which the Employee is entitled pursuant to the terms of any employee benefit plans of the Company applicable to the Employee, (i) his salary payable when such salary would otherwise have been paid to the Employee until the earlier of (x) the third anniversary hereof and (y) the date which is six months following the Employment Termination Date, (ii) the targeted Annual Cash Bonus which would otherwise be payable to the Employee for the fiscal year in which the Employment Termination Date occurred, payable when such bonus would otherwise have been paid to the Employee, (iii) an accelerated vesting of a pro-rata portion of the Option Grant representing (I) the term of the Employee's employment from the date hereof through the Employment Termination Date divided by (II) three years, and (iv) all of the restrictions on sales or transfers of a pro-rata portion of the ADP common stock referred to in Section 4(c)(i)(A) hereof shall cease representing (I) the term of the Employee's employment from the date hereof through the Employment Termination Date divided by (II) three years. Any payments or grants made to the Employee pursuant to this Section 5(d) are expressly conditioned upon the Employee's execution of a general release in favor of the Company and its affiliates.


     (e) If the Employee voluntarily terminates his employment hereunder during the Employment Period for any reason other than as provided in Section 5(f) hereof, the Employee shall only be entitled to receive, within thirty days of such termination, in addition to any other benefits to which the Employee is entitled pursuant to the terms of any employee benefit plans of the Company applicable to the Employee, all salary accrued and unused accrued vacation to the Employment Termination Date.


     (f) If the Employee voluntarily terminates his employment hereunder during the Employment Period because, without the Employee's prior consent, (i) the Employee is required to relocate to an office that is more than 50 miles from the Company's current office located at 10200 Sunset Drive, Miami, Florida 33173 or (ii) there is a change of control of ADP's PEO business, then such voluntary termination shall be treated as a constructive termination by the Company under this Section 5(f) and the Employee shall be entitled to receive, in addition to any other benefits to which the Employee is entitled pursuant to the terms of any employee benefit plans of the Company applicable to the Employee, (w) his salary payable when such salary would otherwise have been paid to the Employee until the earlier of (I) the third anniversary hereof and (II) the date which is six months following the Employment Termination Date, (x) the targeted Annual Cash Bonus which would otherwise be payable to the Employee for the fiscal year in which the Employment Termination Date occurred, payable when such bonus would otherwise have been paid to the Employee, and (y) an accelerated vesting of a pro-rata portion of the Option Grant representing (I) the term of the Employee's employment from the date hereof through the Employment Termination Date divided by (II) three years, and (z) all of the restrictions on sales or transfers of a pro-rata portion of the ADP common stock referred to in Section 4(c)(i)(A) hereof shall cease representing (I) the term of the Employee's employment from the date hereof through the Employment Termination Date divided by (II) three years.


     6. NON-COMPETITION; NON-DISCLOSURE; NON-HIRE. (a) NON-COMPETITION. The Employee agrees that during the period commencing on the date hereof and ending three years after the Employment Termination Date (the "Non-Competition Period"), he will not, except on behalf of the Company or any of its affiliates, directly or indirectly, whether as an officer, director, stockholder, investor, partner, proprietor, business associate, employee, representative or otherwise, do any of the following acts: (i) provide services that are competitive with the businesses of the Company, or promote, market, or acquire an interest in, or associate in a business relationship with, any other person, corporation, firm, partnership or other entity whatsoever whose business or services are competitive with the businesses or services of the Company, or (ii) solicit or refer, directly or indirectly, any client or prospective clients of any services and/or products that are similar to those offered by the Company to another provider of such services, or (iii) promote, market or participate in the sale, lease or licensing of any equipment or software by which services and/or products similar to those provided by the Company can be performed, to, for or with any person, corporation, firm, partnership or other entity whatsoever.


     (b) NON-DISCLOSURE. The Employee agrees that he will not, during the Non-Competition Period, disclose, furnish or make accessible to any person, corporation, firm, partnership or other entity whatsoever (except ADP or any of its affiliates), or to any officer, director, stockholder, partner, associate, employee, agent or representative of any such entity, any proprietary information which is not in the public domain (including, without limitation, any customer lists, business methods, procedures, pricing and marketing structure and strategy, source or object codes, experimental or research work, names and addresses of current, former and prospective clients or employees, or any other trade secrets, technical data, or know-how of any kind) relating to the businesses of the Company or any of its affiliates that was learned by the Employee at any time during his association with the

Company or after the date hereof. Upon termination of the Employee's employment with the Company for any reason whatsoever, the Employee shall immediately return to the Company all documents and notes (including all copies thereof) of any and all information and materials belonging or relating to the businesses of the Company or any of its affiliates (whether or not such materials were prepared by the Employee or another person).


     (c) NON-HIRE. The Employee agrees that he will not, during the Non-Competition Period, directly or indirectly, hire or employ, or encourage to leave the employ of ADP or any of its affiliates, any person who is now or hereafter becomes an employee of ADP or any of its affiliates until such person has ceased to be an employee of any of such companies for a period of at least one year.


     (d) INJUNCTIVE RELIEF. The Employee agrees that a violation of the foregoing covenants not to compete, not to disclose and not to hire contained herein will cause irreparable injury to the Company and any of its affiliates, and that the Company and its affiliates shall be entitled, in addition to any other rights and remedies they may have, at law or in equity, to an injunction enjoining and restraining the Employee from doing or continuing to do any such act and any other violations or threatened violations of this Section 6.


     7. TERMINATION OF AGREEMENT. Upon termination of this Employment Agreement, for any reason whatsoever, all rights and obligations of the parties hereunder shall cease (with the exception of those set forth in Sections 5 and 6 above, which shall survive such termination).


     8. BUSINESS JUDGMENT. Nothing contained herein shall in any way limit, restrict or interfere with the determination of the officers and directors of the Company as to the manner in which the business of the Company shall be run.


     9. EMPLOYMENT FORMS. At the Company's request, the Employee shall complete and execute such other customary employment applications and other similar forms that the Company generally requires of all of its employees, provided, however, that, except with respect to the terms and conditions pursuant to which stock options may be granted to the Employee, in the event of a conflict between the terms and conditions of this Employment Agreement and the terms and conditions of any such other employment applications or other forms, during the Employment Period the terms of this Employment Agreement shall take precedence.

     10. COUNTERPARTS. This Employment Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11. ENTIRE AGREEMENT. This Employment Agreement sets forth the entire agreement among the parties relating to the Employee's employment by the Company and there are no representations, agreements or understandings between the parties except as set forth or specifically referred to herein.

     12. NOTICES. All notices shall be sent to the parties by hand delivery or by certified or registered mail at the addresses set forth above or to any changed address which may be given in writing hereafter. All notices to the Company shall include copies to the Company c/o Automatic Data Processing, Inc., One ADP Boulevard, Roseland, NJ 07068, Attention: Russ Fradin and to Automatic Data Processing, Inc., One ADP Boulevard, Roseland, NJ 07068 to the attention of the General Counsel. Unless hand delivered, notices shall be deemed given three business days following the date deposited in any general or branch United States Post Office or one business day following the date of delivery to a nationally recognized overnight courier service.

     13. SEVERABILITY. In the event that this Employment Agreement or any provision hereof is declared invalid, unenforceable or illegal by any court, agency, commission or arbitrator(s) having jurisdiction over the subject matter hereof, neither party hereto shall have any cause of action or claim against the other by reason of such declaration of invalidity, unenforceability or illegality; and any such declaration concerning any provision hereof shall not affect, impair or invalidate the remainder of this Employment Agreement, but shall be confined in its operation to that provision hereof only and the remainder of this Employment Agreement shall remain in full force and effect. The parties hereto agree to substitute the invalid, unenforceable or illegal provision by a valid, enforceable or legal one which corresponds to the spirit and purpose of the invalid, unenforceable or illegal provision to the greatest extent possible.

     14. AMENDMENT. This Employment Agreement may not be changed, modified or amended in any manner except by an instrument in writing signed by all parties hereto.

     15. ASSIGNMENT. This Employment Agreement is personal to each of the parties hereto and no party hereto may assign or delegate any of such party's rights or obligations hereunder without first obtaining the written consent of the other party hereto; PROVIDED, HOWEVER, that no consent shall be required hereunder in the event that the Company assigns this Employment Agreement to any other affiliate of the Company.

     16. HEADINGS. The headings contained in this Employment Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Employment Agreement.

     17. WAIVER. No failure or delay on the part of any party hereto in the exercise of any right hereunder in enforcing or requiring the compliance or performance by the other party of any of the terms and conditions of this Employment Agreement shall operate as a waiver of any such right, or constitute a waiver of a breach of any such terms and conditions, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right, nor shall any of the aforementioned failures or delays affect or impair such rights generally in any way. The waiver by any party of a breach of any term or condition of this Employment Agreement by another party shall not operate as nor be construed as a waiver of any subsequent breach thereof.

     18. GOVERNING LAW. This Employment Agreement and its validity, construction and performance shall be governed in all respects by the laws of the State of Florida.

     IN WITNESS WHEREOF, the parties hereto have signed this Employment Agreement as of the date first above written.


                                        THE VINCAM GROUP, INC.


                                        By
                                          --------------------------------------

                                           Name:
                                           Title:



                                        CARLOS SALADRIGAS

                                          --------------------------------------

RESTRICTED STOCK PURCHASE AGREEMENT DATED THIS       DAY OF      , 199 ,
BETWEEN AUTOMATIC DATA PROCESSING, INC., ONE ADP BOULEVARD, ROSELAND. NEW
JERSEY 07068 ("ADP"), AND                  ("PURCHASER").


Purchaser is a key employee of ADP or one of its subsidiaries.


ADP wishes to provide Purchaser with an additional incentive to exert maximum efforts on behalf of ADP and its business.


ADP and Purchaser agree as follows:


    1. ADP is selling to Purchaser       shares of ADP common stock, par value
       $.10 per share, at a price of $.10 per share. Purchaser agrees to hold such shares subject to all the terms and conditions of this agreement. Certificates representing the shares are being delivered to Purchaser and in exchange for their full purchase price.


    2. Purchaser represents that all such ADP shares are being purchased for his/her own account for investment and not with a view to the resale or other distribution thereof and agrees not to dispose of any of such shares in violation of the applicable securities laws.


    3. All of such shares shall be held by Purchaser under the following further restrictions and agreements:


      (a) Purchaser will not at any time prior to the release dates specified in Paragraph 3(e) below sell, assign, pledge, encumber or otherwise transfer any or all of such shares, voluntarily or involuntarily, to anyone other than ADP.

      (b) If at any time hereafter, but before       Purchaser wishes to sell
          or otherwise transfer any such shares in excess of the number, if any, then released from restrictions pursuant to Paragraph 3(e) below, such shares will be first offered to ADP at a price of $.10 per share, plus 6% per annum interest calculated from the date of this agreement. ADP shall have the option, but not the obligation, exercisable by notice given within 60 days after Purchasers notice, to buy all of such offered shares. If ADP does not exercise such option Purchaser shall be free to sell such offered shares during a period of 30 days thereafter.

      (c) If Purchasers employment by ADP or any subsidiary thereof, or any
          successor thereto, shall terminate for any reason prior to      , ADP
          shall buy from Purchaser all of the shares sold to Purchaser hereunder in excess of the number, if any, then released from restrictions pursuant to Paragraph 3(e) below at the purchase price of $.10 per share, plus 6% per annum interest calculated from the date of this agreement.

      (d) If at any time hereafter but before      , Purchaser should make or
          attempt to make any transfer of such shares in excess of the number, if any, then released from restrictions pursuant to Paragraph 3(e) below, whether or not for value, or if any involuntary transfer of such shares shall be made or attempted in violation of the provisions of Paragraph 3(a) above the making of, or the attempt to make, any such voluntary or involuntary transfer shall be deemed instead to be an offer for sale of such excess number of shares to ADP by Purchaser or his assigns or legal representatives, at the purchase price of $.10 per share, plus 6% per annum interest calculated from the date of this agreement. An offer for sale to ADP deemed made under this Paragraph 3(d) shall be deemed made on the date on which ADP receives notice of the making of, or the attempt to make, such voluntary or involuntary transfer.


      (e) The restrictions on sales and other voluntary or involuntary transfers contained in this Paragraph 3(e) shall cease to apply:


         (i)  on       with respect to       of the shares delivered to
              Purchaser hereunder;


         (ii)  on       with respect to       of the shares delivered to
               Purchaser hereunder;


         (iii) on       with respect to       of the shares delivered to
               Purchaser hereunder.


    4. Nothing in this agreement shall confer upon Purchaser any right to continue in the employ of ADP or any of its subsidiaries or shall affect ADP's right to terminate Purchaser's employment as would exist in the absence of this agreement.


    5. All of the certificates representing ADP shares transferred to Purchaser pursuant to this agreement shall bear the following legend:


        "The stock represented by this certificate is issued, accepted and held
        subject to the terms of an agreement dated       199  between the
        registered holder and Automatic Data Processing, Inc. A copy of such agreement has been filed with the Secretary of the Corporation. Neither this certificate nor the stock represented hereby may be sold, assigned, transferred or otherwise disposed of or encumbered except as provided in such agreement; to all of which the holder hereof, by the acceptance hereof, agrees."


    6. This agreement shall apply also to any shares of capital stock of ADP of any class or series received in respect of shares sold pursuant to this agreement as a result of any stock split, stock dividend, reclassification, or recapitalization and the number of shares and purchase prices herein shall be appropriately adjusted. This agreement shall not, however, be deemed to prevent the exchange of the shares of ADP common stock (purchased pursuant to Paragraph 1 above, or received pursuant to any stock split, stock dividend, reclassification or recapitalization) in a tax-free reorganization exchange to which ADP is a party, provided that the representations and restrictions of this agreement shall continue to apply to the shares into which the shares of ADP common stock covered by this agreement are converted or exchanged.


    7. This agreement shall bind and benefit Purchaser and his/her heirs, legal representatives and assigns, and ADP, its legal representatives, successors and assigns.


    8. All notices and other communications required or permitted to be given under this agreement or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been duly given if delivered or mailed first class, postage prepaid or certified mail, as follows:


        If to ADP:


                Automatic Data Processing, Inc.
                One ADP Boulevard
                Roseland, New Jersey 07068
                Attention: General Counsel


        If to Purchaser:


       or to such other address as any of the parties hereto shall designate by notice to the other party given as provided in this paragraph 8.


IN WITNESS WHEREOF, ADP and Purchaser have signed this agreement as of the date first above written.


                                          AUTOMATIC DATA PROCESSING, INC.


                                          BY:
                                             ----------------------------------

---------------------                     -------------------------------------
Social Security No.                       Purchaser:

                                                                       EXHIBIT B


                   FORM OF JOSE SANCHEZ EMPLOYMENT AGREEMENT


     EMPLOYMENT AGREEMENT, dated [the Closing Date] between The Vincam Group, Inc., a Florida corporation (the "Company") with its principal office at 10200 Sunset Drive, Miami, Florida 33173, and Jose Sandhez (the "Employee"), residing
at [          ].



                                  WITNESSETH:


     WHEREAS, in connection with the consummation of the transactions
contemplated by the Agreement and Plan of Merger, dated December   , 1998,
between the Company and Automatic Data Processing, Inc. ("ADP"), (the "Merger Agreement"), the Company wishes to secure the continued employment of the Employee and the Employee desires to accept such continued employment in accordance with the terms of this Employment Agreement;


     WHEREAS, it is a condition precedent to the consummation of the transactions contemplated under the Merger Agreement that the parties hereto shall have entered into this Employment Agreement; and


     WHEREAS, the Employee and the Company will terminate any prior employment, whether written or verbal, between the Company and the Employee (the "Prior Employment Agreement").


     NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties made herein and of the mutual benefits to be derived herefrom, the parties hereto agree as follows:


     1. PRIOR EMPLOYMENT AGREEMENT. The Employee and the Company agree that any and all Prior Employment Agreements are hereby terminated effective the date hereof.


     2. EMPLOYMENT; EMPLOYEE'S TITLE AND RESPONSIBILITIES. (a) The Company hereby employs the Employee and the Employee hereby agrees to enter into the employ of the Company, pursuant to the terms and conditions of this Employment Agreement, effective from the date hereof through the third anniversary of the date of this Employment Agreement unless this Employment Agreement shall be earlier terminated as provided in Section 5 hereof (the "Employment Period"). During the Employment Period, the Employee's duties will be to lead ADP's professional employer organization ("PEO") activities in South Florida.


     (b) During the Employment Period, the Employee shall devote his full business time, energy and skill, on a best efforts and exclusive basis, to the business and affairs of the Company and will use his full business time, energy and skill to promote the business and interests of the Company.

     3. BASE SALARY AND BENEFITS. (a) The Company shall pay to the Employee as compensation for the services to be provided by the Employee hereunder a salary of $265,000 per annum (the "Base Salary"), payable monthly. The Company shall review the Employee's performance annually to determine if the Employee shall be granted an annual increase in the Base Salary.


     (b) During the Employment Period, commencing as soon as practicable following the date hereof subject to the transition policies of ADP in accordance with its benefit plans, the Employee shall be entitled to participate in and shall be a beneficiary of all of ADP's then current pension, 401(k), medical and health, life, accident and disability insurance, stock purchase and stock option plans, pursuant to the terms and conditions of such plans and arrangements and in accordance with applicable law and ADP's then current policies. The level and extent of the Employee's participation in and benefits under any plans and arrangements shall be equivalent to that of other executives of ADP of equivalent position and seniority, taking into account, solely for eligibility and vesting purposes, the Employee's prior service with the Company.


     (c) During the Employment Period, the Company will provide the Employee with a leased automobile, or at the Company's option, an automobile allowance, in accordance with ADP's policies applicable to other executives of ADP of equivalent position and seniority.


     4. BONUS; STOCK OPTIONS; RESTRICTED SHARES. (a) In addition to the Base Salary described in Section 3(a) hereof, the Employee shall be eligible to receive an annual cash bonus based upon the Employee's achievement of performance objectives to be determined by the Employee and the Company each year (the "Annual Cash Bonus"). The targeted Annual Cash Bonus shall be $90,000. If the Annual Cash Bonus, if any, becomes payable, it will be paid within 90 days after the end of the Company's applicable fiscal year (if December 31, but in the event such fiscal year becomes a year end prior to December 31 then such Annual Cash Bonus shall be pro-rated for such partial year) provided that the Employee is an employee of the Company on the last day of such fiscal year.


     (b) As soon as practicable after the date of this Employment Agreement, the Company shall recommend to ADP's stock option committee that the Employee be granted an option to purchase 40,000 shares of ADP's common stock(1) (the "Option Grant") subject to the terms and conditions of such option grant and vesting schedule. The option exercise price for all such shares shall be the fair market value thereof at the time the option is granted. The option agreement for the Option Grant shall provide that 100% of the shares of ADP common stock subject to the Option Grant shall vest upon the third anniversary of this Employment Agreement, subject to accelerated vesting for a portion of such Option Grant under certain circumstances as set forth in Section 5 hereof.

----------------
(1) After giving effect to ADP's December stock split

     (c) (i) As soon as practicable after the date hereof, the Employee shall be awarded 20,000 shares of ADP's common stock(2) pursuant to the terms of a Restricted Stock Purchase Agreement to be executed by ADP and the Employee, in substantially the form attached hereto as Exhibit A (the "RSPA"). Subject to the acceleration of the cessation of the restrictions on sales applicable to the shares identified in clause (A) below in certain circumstances as set forth in Section 5 hereof, the restrictions on sales and other voluntary or involuntary transfers of such restricted common stock shall cease to apply in accordance with the following schedule:


    (A) on the third anniversary of the date of this Employment Agreement, with respect to 6,667 of such shares;


    (B) on the fourth anniversary of the date of this Employment Agreement, with respect to 6,667 of such shares; and


    (C) on the fifth anniversary of the date of this Employment Agreement, with respect to 6,666 of such shares.


     (ii) In the event of any inconsistency or conflict between the terms of this Employment Agreement and the RSPA, the terms of this Employment Agreement shall prevail.


     5. TERMINATION OF EMPLOYMENT. (a) The Company may terminate the Employee's employment hereunder for any reason whatsoever. The Employee's employment with the Company shall cease and terminate upon the earlier to occur of the following dates (the "Employment Termination Date"): (i) the date of death of the Employee or, in the event the Employee shall be unable by reason of physical or mental disability to continue the proper performance of his duties hereunder and such disability shall have continued for a period of at least four months (such circumstances are referred to herein as "Disability"), the date of Disability, (ii) the date that the Company terminates the Employee's employment hereunder in accordance with Section 5(d) hereof, (iii) the date that the Employee terminates his employment hereunder in accordance with Section 5(e) or 5(f) hereof, and (iv) in the event that the Employee shall
(x) be convicted of a criminal act, or fail or refuse to perform any obligation hereunder and such failure or refusal shall continue during the 20 day period following the receipt by the Employee of written notice from the Company of such failure or refusal, (y) commit any act of negligence in the performance of his duties hereunder and fail to take appropriate corrective action during the 20 day period following the receipt by the Employee of written notice from the Company of such negligence, or (z) commit any act of willful misconduct (such circumstances set forth in this subsection (iv) are referred to herein as "Cause"), and the Company shall elect to terminate the Employee's employment hereunder for Cause, in each such case, the date on which the Company shall give written notice to the Employee of such election.
----------------
(2) After giving effect to ADP's December stock split

     (b) In the event of the termination of the Employee's employment for death or Disability, the Employee (or his beneficiary or estate in the event of death of the Employee) shall only be entitled to receive in addition to any other benefits to which the Employee is entitled pursuant to the terms of the employee benefit plans of the Company applicable to the Employee, within thirty days of such termination, (i) all salary accrued to the Employment Termination Date, (ii) a pro-rata share of the Annual Cash Bonus accrued to the Employment Termination Date for the fiscal year in which the Employment Termination Date occurred (based upon the targeted Annual Cash Bonus for such fiscal year), and
(iii) all disability or death benefits payable in accordance with the employee benefit plans of the Company in which the Employee is entitled to participate.


     (c) If the Company terminates the Employee's employment hereunder for Cause, the Employee shall only be entitled to receive, within thirty days of such termination, in addition to any other benefits to which the Employee is entitled pursuant to the terms of any employee benefit plans of the Company applicable to the Employee, all salary accrued to the Employment Termination Date.


     (d) If the Company terminates the Employee's employment hereunder during the Employment Period for any reason other than as provided in Section 5(a)(iv) hereof, the Employee shall only be entitled to receive, in addition to any other benefits to which the Employee is entitled pursuant to the terms of any employee benefit plans of the Company applicable to the Employee, (i) his salary payable when such salary would otherwise have been paid to the Employee until the earlier of (x) the third anniversary hereof and (y) the date which is six months following the Employment Termination Date, (ii) the targeted Annual Cash Bonus which would otherwise be payable to the Employee for the fiscal year in which the Employment Termination Date occurred, payable when such bonus would otherwise have been paid to the Employee, (iii) an accelerated vesting of a pro-rata portion of the Option Grant representing (I) the term of the Employee's employment from the date hereof through the Employment Termination Date divided by (II) three years, and (iv) all of the restrictions on sales or transfers of a pro-rata portion of the ADP common stock referred to in Section 4(c)(i)(A) hereof shall cease representing (I) the term of the Employee's employment from the date hereof through the Employment Termination Date divided by (II) three years. Any payments or grants made to the Employee pursuant to this Section 5(d) are expressly conditioned upon the Employee's execution of a general release in favor of the Company and its affiliates.


     (e) If the Employee voluntarily terminates his employment hereunder during the Employment Period for any reason other than as provided in Section 5(f) hereof, the Employee shall only be entitled to receive, within thirty days of such termination, in addition to any other benefits to which the Employee is entitled pursuant to the terms of any employee benefit plans of the Company applicable to the Employee, all salary accrued and unused accrued vacation to the Employment Termination Date.


     (f) If the Employee voluntarily terminates his employment hereunder during the Employment Period because, without the Employee's prior consent, (i) the Employee is required to relocate to an office that is more than 50 miles from the Company's current office located at 10200 Sunset Drive, Miami, Florida 33173 or (ii) there is a change of control of ADP's PEO business, then such voluntary termination shall be treated as a constructive termination by the Company under this Section 5(f) and the Employee shall be entitled to receive, in addition to any other benefits to which the Employee is entitled pursuant to the terms of any employee benefit plans of the Company applicable to the Employee, (w) his salary payable when such salary would otherwise have been paid to the Employee until the earlier of (I) the third anniversary hereof and (II) the date which is six months following the Employment Termination Date, (x) the targeted Annual Cash Bonus which would otherwise be payable to the Employee for the fiscal year in which the Employment Termination Date occurred, payable when such bonus would otherwise have been paid to the Employee, and (y) an accelerated vesting of a pro-rata portion of the Option Grant representing (I) the term of the Employee's employment from the date hereof through the Employment Termination Date divided by (II) three years, and (z) all of the restrictions on sales or transfers of a pro-rata portion of the ADP common stock referred to in Section 4(c)(i)(A) hereof shall cease representing (I) the term of the Employee's employment from the date hereof through the Employment Termination Date divided by (II) three years.


     6. NON-COMPETITION; NON-DISCLOSURE; NON-HIRE. (a) NON-COMPETITION. The Employee agrees that during the period commencing on the date hereof and ending three years after the Employment Termination Date (the "Non-Competition Period"), he will not, except on behalf of the Company or any of its affiliates, directly or indirectly, whether as an officer, director, stockholder, investor, partner, proprietor, business associate, employee, representative or otherwise, do any of the following acts: (i) provide services that are competitive with the businesses of the Company, or promote, market, or acquire an interest in, or associate in a business relationship with, any other person, corporation, firm, partnership or other entity whatsoever whose business or services are competitive with the businesses or services of the Company, or (ii) solicit or refer, directly or indirectly, any client or prospective clients of any services and/or products that are similar to those offered by the Company to another provider of such services, or (iii) promote, market or participate in the sale, lease or licensing of any equipment or software by which services and/or products similar to those provided by the Company can be performed, to, for or with any person, corporation, firm, partnership or other entity whatsoever.


     (b) NON-DISCLOSURE. The Employee agrees that he will not, during the Non-Competition Period, disclose, furnish or make accessible to any person, corporation, firm, partnership or other entity whatsoever (except ADP or any of its affiliates), or to any officer, director, stockholder, partner, associate, employee, agent or representative of any such entity, any proprietary information which is not in the public domain (including, without limitation, any customer lists, business methods, procedures, pricing and marketing structure and strategy, source or object codes, experimental or research work, names and addresses of current, former and prospective clients or employees, or any other trade secrets, technical data, or know-how of any kind) relating to the businesses of the Company or any of its affiliates that was learned by the Employee at any time during his association with the

Company or after the date hereof. Upon termination of the Employee's employment with the Company for any reason whatsoever, the Employee shall immediately return to the Company all documents and notes (including all copies thereof) of any and all information and materials belonging or relating to the businesses of the Company or any of its affiliates (whether or not such materials were prepared by the Employee or another person).


     (c) NON-HIRE. The Employee agrees that he will not, during the Non-Competition Period, directly or indirectly, hire or employ, or encourage to leave the employ of ADP or any of its affiliates, any person who is now or hereafter becomes an employee of ADP or any of its affiliates until such person has ceased to be an employee of any of such companies for a period of at least one year.


     (d) INJUNCTIVE RELIEF. The Employee agrees that a violation of the foregoing covenants not to compete, not to disclose and not to hire contained herein will cause irreparable injury to the Company and any of its affiliates, and that the Company and its affiliates shall be entitled, in addition to any other rights and remedies they may have, at law or in equity, to an injunction enjoining and restraining the Employee from doing or continuing to do any such act and any other violations or threatened violations of this Section 6.


     7. TERMINATION OF AGREEMENT. Upon termination of this Employment Agreement, for any reason whatsoever, all rights and obligations of the parties hereunder shall cease (with the exception of those set forth in Sections 5 and 6 above, which shall survive such termination).


     8. BUSINESS JUDGMENT. Nothing contained herein shall in any way limit, restrict or interfere with the determination of the officers and directors of the Company as to the manner in which the business of the Company shall be run.


     9. EMPLOYMENT FORMS. At the Company's request, the Employee shall complete and execute such other customary employment applications and other similar forms that the Company generally requires of all of its employees, provided, however, that, except with respect to the terms and conditions pursuant to which stock options may be granted to the Employee, in the event of a conflict between the terms and conditions of this Employment Agreement and the terms and conditions of any such other employment applications or other forms, during the Employment Period the terms of this Employment Agreement shall take precedence.

     10. COUNTERPARTS. This Employment Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11. ENTIRE AGREEMENT. This Employment Agreement sets forth the entire agreement among the parties relating to the Employee's employment by the Company and there are no representations, agreements or understandings between the parties except as set forth or specifically referred to herein.

     12. NOTICES. All notices shall be sent to the parties by hand delivery or by certified or registered mail at the addresses set forth above or to any changed address which may be given in writing hereafter. All notices to the Company shall include copies to the Company c/o Automatic Data Processing, Inc., One ADP Boulevard, Roseland, NJ 07068, Attention: Russ Fradin and to Automatic Data Processing, Inc., One ADP Boulevard, Roseland, NJ 07068 to the attention of the General Counsel. Unless hand delivered, notices shall be deemed given three business days following the date deposited in any general or branch United States Post Office or one business day following the date of delivery to a nationally recognized overnight courier service.

     13. SEVERABILITY. In the event that this Employment Agreement or any provision hereof is declared invalid, unenforceable or illegal by any court, agency, commission or arbitrator(s) having jurisdiction over the subject matter hereof, neither party hereto shall have any cause of action or claim against the other by reason of such declaration of invalidity, unenforceability or illegality; and any such declaration concerning any provision hereof shall not affect, impair or invalidate the remainder of this Employment Agreement, but shall be confined in its operation to that provision hereof only and the remainder of this Employment Agreement shall remain in full force and effect. The parties hereto agree to substitute the invalid, unenforceable or illegal provision by a valid, enforceable or legal one which corresponds to the spirit and purpose of the invalid, unenforceable or illegal provision to the greatest extent possible.

     14. AMENDMENT. This Employment Agreement may not be changed, modified or amended in any manner except by an instrument in writing signed by all parties hereto.

     15. ASSIGNMENT. This Employment Agreement is personal to each of the parties hereto and no party hereto may assign or delegate any of such party's rights or obligations hereunder without first obtaining the written consent of the other party hereto; PROVIDED, HOWEVER, that no consent shall be required hereunder in the event that the Company assigns this Employment Agreement to any other affiliate of the Company.

     16. HEADINGS. The headings contained in this Employment Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Employment Agreement.

     17. WAIVER. No failure or delay on the part of any party hereto in the exercise of any right hereunder in enforcing or requiring the compliance or performance by the other party of any of the terms and conditions of this Employment Agreement shall operate as a waiver of any such right, or constitute a waiver of a breach of any such terms and conditions, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right, nor shall any of the aforementioned failures or delays affect or impair such rights generally in any way. The waiver by any party of a breach of any term or condition of this Employment Agreement by another party shall not operate as nor be construed as a waiver of any subsequent breach thereof.

     18. GOVERNING LAW. This Employment Agreement and its validity, construction and performance shall be governed in all respects by the laws of the State of Florida.

     IN WITNESS WHEREOF, the parties hereto have signed this Employment Agreement as of the date first above written.


                                        THE VINCAM GROUP, INC.


                                        By
                                          -------------------------------------

                                           Name:
                                           Title:



                                        JOSE SANCHEZ

                                        ---------------------------------------

RESTRICTED STOCK PURCHASE AGREEMENT DATED THIS       DAY OF      , 199 ,
BETWEEN AUTOMATIC DATA PROCESSING, INC., ONE ADP BOULEVARD, ROSELAND. NEW
JERSEY 07068 ("ADP"), AND                  ("PURCHASER").


Purchaser is a key employee of ADP or one of its subsidiaries.


ADP wishes to provide Purchaser with an additional incentive to exert maximum efforts on behalf of ADP and its business.


ADP and Purchaser agree as follows:


    1. ADP is selling to Purchaser       shares of ADP common stock, par value
       $.10 per share, at a price of $.10 per share. Purchaser agrees to hold such shares subject to all the terms and conditions of this agreement. Certificates representing the shares are being delivered to Purchaser and in exchange for their full purchase price.


    2. Purchaser represents that all such ADP shares are being purchased for his/her own account for investment and not with a view to the resale or other distribution thereof and agrees not to dispose of any of such shares in violation of the applicable securities laws.


    3. All of such shares shall be held by Purchaser under the following further restrictions and agreements:


      (a) Purchaser will not at any time prior to the release dates specified in Paragraph 3(e) below sell, assign, pledge, encumber or otherwise transfer any or all of such shares, voluntarily or involuntarily, to anyone other than ADP.

      (b) If at any time hereafter, but before       Purchaser wishes to sell
          or otherwise transfer any such shares in excess of the number, if any, then released from restrictions pursuant to Paragraph 3(e) below, such shares will be first offered to ADP at a price of $.10 per share, plus 6% per annum interest calculated from the date of this agreement.
          ADP shall have the option, but not the obligation, exercisable by notice given within 60 days after Purchasers notice, to buy all of such offered shares. If ADP does not exercise such option Purchaser shall be free to sell such offered shares during a period of 30 days thereafter.

      (c) If Purchasers employment by ADP or any subsidiary thereof, or any
          successor thereto, shall terminate for any reason prior to      , ADP
          shall buy from Purchaser all of the shares sold to Purchaser hereunder in excess of the number, if any, then released from restrictions pursuant to Paragraph 3(e) below at the purchase price of $.10 per share, plus 6% per annum interest calculated from the date of this agreement.

      (d) If at any time hereafter but before      , Purchaser should make or
          attempt to make any transfer of such shares in excess of the number, if any, then released from restrictions pursuant to Paragraph 3(e) below, whether or not for value, or if any involuntary transfer of such shares shall be made or attempted in violation of the provisions of Paragraph 3(a) above the making of, or the attempt to make, any such voluntary or involuntary transfer shall be deemed instead to be an offer for sale of such excess number of shares to ADP by Purchaser or his assigns or legal representatives, at the purchase price of $.10 per share, plus 6% per annum interest calculated from the date of this agreement. An offer for sale to ADP deemed made under this Paragraph 3(d) shall be deemed made on the date on which ADP receives notice of the making of, or the attempt to make, such voluntary or involuntary transfer.


      (e) The restrictions on sales and other voluntary or involuntary transfers contained in this Paragraph 3(e) shall cease to apply:


         (i)  on       with respect to       of the shares delivered to
              Purchaser hereunder;


         (ii)  on       with respect to       of the shares delivered to
               Purchaser hereunder;


         (iii) on       with respect to       of the shares delivered to
               Purchaser hereunder.


    4. Nothing in this agreement shall confer upon Purchaser any right to continue in the employ of ADP or any of its subsidiaries or shall affect ADP's right to terminate Purchaser's employment as would exist in the absence of this agreement.


    5. All of the certificates representing ADP shares transferred to Purchaser pursuant to this agreement shall bear the following legend:


        "The stock represented by this certificate is issued, accepted and held
        subject to the terms of an agreement dated       199  between the
        registered holder and Automatic Data Processing, Inc. A copy of such agreement has been filed with the Secretary of the Corporation. Neither this certificate nor the stock represented hereby may be sold, assigned, transferred or otherwise disposed of or encumbered except as provided in such agreement; to all of which the holder hereof, by the acceptance hereof, agrees."


    6. This agreement shall apply also to any shares of capital stock of ADP of any class or series received in respect of shares sold pursuant to this agreement as a result of any stock split, stock dividend, reclassification, or recapitalization and the number of shares and purchase prices herein shall be appropriately adjusted. This agreement shall not, however, be deemed to prevent the exchange of the shares of ADP common stock (purchased pursuant to Paragraph 1 above, or received pursuant to any stock split, stock dividend, reclassification or recapitalization) in a tax-free reorganization exchange to which ADP is a party, provided that the representations and restrictions of this agreement shall continue to apply to the shares into which the shares of ADP common stock covered by this agreement are converted or exchanged.


    7. This agreement shall bind and benefit Purchaser and his/her heirs, legal representatives and assigns, and ADP, its legal representatives, successors and assigns.


    8. All notices and other communications required or permitted to be given under this agreement or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been duly given if delivered or mailed first class, postage prepaid or certified mail, as follows:


        If to ADP:


                Automatic Data Processing, Inc.
                One ADP Boulevard
                Roseland, New Jersey 07068
                Attention: General Counsel


        If to Purchaser:


       or to such other address as any of the parties hereto shall designate by notice to the other party given as provided in this paragraph 8.


IN WITNESS WHEREOF, ADP and Purchaser have signed this agreement as of the date first above written.


                                          AUTOMATIC DATA PROCESSING, INC.


                                          BY:
                                          -------------------------------------

---------------------------------         -------------------------------------
Social Security No.                       Purchaser:

                                                                       EXHIBIT C

                             APPLE TAX CERTIFICATE

     In connection with the tax opinion of Steel Hector & Davis LLP dated
     , 199 , regarding certain federal income tax consequences of the merger (the "Merger") of Apple Sub Inc., a Florida corporation ("Apple Sub"), with and into Orange, a Florida corporation ("Orange"), pursuant to the Agreement and Plan of Merger, dated as of November, 1998, as amended (the "Merger Agreement"), among Apple, a Delaware corporation ("Apple"), Apple Sub, and Orange, and recognizing that you will rely on this Tax Certificate in delivering said opinion, the undersigned officer of Apple hereby represents on behalf of Apple and Apple Sub that to the best knowledge and belief of such officer, after due inquiry and investigation, the facts relating to the Merger, as such facts are described in the Registration Statement on Form S-4, File No.
     , filed by [Apple] with the Securities and Exchange Commission (the "Commission"), and all amendments thereto, are, insofar as such facts pertain to Apple and Apple Sub, true, correct, and complete in all material respects in accordance with applicable rules of the Commission.

     The undersigned further represents on behalf of Apple and Apple Sub to the best of his knowledge the following:

     1. The fair market value of Apple stock and other consideration received by each Orange shareholder will be approximately equal to the fair market value of the Orange stock surrendered in the exchange.

     2. Following the Merger, Orange will hold at least 90 percent of the fair market value of Orange's net assets and at least 70 percent of the fair market value of Orange's gross assets and at least 90 percent of the fair market value of Apple Sub's net assets and at least 70 percent of the fair market value of Apple Sub's gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by Orange or Apple Sub to shareholders who receive cash or other property, amounts used by Orange or Apple Sub to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Orange will be included as assets of Orange or Apple Sub, respectively, immediately prior to the Merger

     3. Prior to the Merger, Apple will be in control of Apple Sub within the meaning of section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code").

     4. Apple Sub was formed solely for the purpose of effecting this transaction and has not conducted any business since incorporation other than matters incident to its organization and matters incident to the Plan of Merger.

     5. Apple has no plan or intention, prior to and in connection with the plan of Merger to reacquire any Apple stock issued in the Merger. In addition, Apple will cause all persons related to Apple (within the meaning of Treasury Regulation Section 1.368-1(e)(3)) not to redeem, purchase, exchange or otherwise acquire, directly or indirectly, a number of Apple shares to be received by Orange shareholders in connection with the Merger that would reduce the Orange shareholders' ownership of Apple stock to a number of shares having a value, as of the Effective Time, of less than 50 percent of the value of Orange stock immediately prior to the Effective Time.

     6. Apple has no plan or intention to liquidate Orange; to merge Orange with or into another corporation; to sell or otherwise dispose of the stock of Orange except for transfers of stock to corporations controlled by Apple; or to cause Orange to sell or otherwise dispose of any of its assets or of any of the assets acquired from Apple Sub, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by Orange.

     7. Apple Sub will have no liabilities assumed by Orange, and will not transfer any assets subject to liabilities, in the Merger.

     8. Following the Merger, Orange will continue its historic business or use a significant portion of its historic business assets in a business.

     9. Apple and Apple Sub will pay their expenses, if any, incurred in connection with the Merger.

     10. There is no intercorporate indebtedness existing between Apple and Orange, or between Apple Sub and Orange, that was issued, acquired, or will be settled at a discount.

     11. In the Merger, shares of Orange stock representing control of Orange, as defined in section 368(c) of the Code, will be exchanged solely for voting stock of Apple; for purposes of this representation, shares of Orange stock exchanged for cash or other property originating with Apple will be treated as outstanding Orange stock on the date of the Merger.

     12. Apple does not own, directly or indirectly, nor has it owned during the last 5 years, directly or indirectly, any shares of the stock of Orange.

     13. Neither Apple nor Apple Sub is an "investment company" as defined in section 368(a)(2)(F)(iii) and (iv) of the Code.

     14. The payment of cash in lieu of fractional shares of Orange common stock is solely for the purpose of avoiding the expense and inconvenience to Apple of issuing fractional shares and does not represent separately bargained for consideration.

     15. The Merger Agreement represents the full and complete agreement among Apple, Apple Sub, and Orange regarding the Merger, and there are no other written or oral agreements regarding the Merger other than those expressly referred to in the Merger Agreement.

     IN WITNESS WHEREOF, I have, on behalf of Apple and Apple Sub, signed this
Tax Certificate on this       day of      , 199 .

                                        APPLE AND APPLE SUB


                                        By:
                                           -------------------------------------

                                            Name:
                                            Title:

                                                                      APPENDIX B



                           [GOLDMAN SACHS LETTERHEAD]




PERSONAL AND CONFIDENTIAL


February 8, 1999


Board of Directors
The Vincam Group, Inc.
10200 Sunset Drive
Miami, FL 33173


Gentlemen:


     You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of Common Stock, par value $0.001 per share (the "Shares"), of The Vincam Group, Inc. (the "Company") of the Exchange Ratio (as defined below) pursuant to the Agreement and Plan of Merger, dated as of December 3, 1998, among Automatic Data Processing, Inc. ("Buyer"), ADP Acquisition Corp. (Florida) ("Sub"), a wholly owned subsidiary of Buyer, and the Company (the "Agreement"). Pursuant to the Agreement, Sub will be merged with and into the Company and each outstanding Share will be converted into and exchangeable for the right to receive a certain number (the "Exchange Ratio") of shares of Common Stock, par value $0.10 per share, of Buyer (the "Buyer Common Stock") as follows (after giving effect to the two-for-one stock split of Buyer Common Stock effective January 1, 1999): in the event that the Average ADP Stock Price (as defined in the Agreement) is equal to or greater than $34.3905 and less than or equal to $42.0325, the Exchange Ratio shall be equal to 0.458; in the event that the Average ADP Stock Price is greater than $42.0325 but less than or equal to $45.854, the Exchange Ratio shall be equal to $19.25 divided by the Average ADP Stock Price; in the event that the Average ADP Stock Price is greater than $45.854, the Exchange Ratio shall be equal to 0.4198; in the event that the Average ADP Stock Price is greater than or equal to $30.569 but less than $34.3905, the Exchange Ratio shall be equal to $15.75 divided by the Average ADP Stock Price; and if the Average ADP Stock Price is less than $30.569, then the Exchange Ratio shall be equal to 0.5152, provided, however, that in such circumstance the Company has the right to request that Buyer increase the Exchange Ratio to such a number that, when multiplied by the Average ADP Stock Price, would equal $15.75, and should Buyer not so increase the Exchange Ratio, the Company will have the right to terminate the Agreement.


     Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. Goldman, Sachs & Co. provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of the Company or Buyer for its own account and for the accounts of customers.


     In connection with this opinion, we have reviewed, among other things, the Agreement; the Voting Agreement, dated as of December 3, 1998, among Buyer and the shareholders listed on Schedule 1 thereto; the Registration Statement on Form S-1 of the Company relating to the initial public offering of the Shares in May 1996, including the related Prospectus; Annual Reports to Shareholders and Annual Reports on Form 10-K of the Company for the two years ended December 31, 1997; Annual Reports to Shareholders and Annual Reports on Form 10-K of Buyer for the five fiscal years ended June 30, 1998; certain interim reports to shareholders and Quarterly Reports on Form 10-Q of the Company and Buyer; certain other communications from the Company and Buyer to their respective shareholders; and certain internal financial analyses and forecasts for the Company prepared by its management. We have also held discussions with members of the senior management of the Company and Buyer regarding the strategic rationale for, and the potential benefits of, the transaction contemplated by the Agreement and the past and current business operations, financial condition and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for the Shares and the Buyer Common Stock, compared certain financial and stock market information for the Company and Buyer with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the professional employer organization industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.


     We have relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. As you are aware, Buyer did not make available to us its projections of expected future performance. Accordingly, our review of such information for purposes of rendering our opinion was limited to discussions with management of Buyer of certain research analysts' estimates of Buyer for fiscal years 1999 and 2000. We have assumed with your consent that the transaction contemplated by the Agreement will be accounted for as a pooling-of-interests under generally accepted accounting principles. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or Buyer or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such transaction.


     Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Exchange Ratio pursuant to the Agreement is fair from a financial point of view to the holders of Shares.


Very truly yours,


/s/ Goldman, Sachs & Co.


GOLDMAN, SACHS & CO.

VOTING FORM
                             THE VINCAM GROUP, INC.
                               10200 SUNSET DRIVE
                             MIAMI, FLORIDA 33173

SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO
                          BE HELD ON MARCH 11, 1999.
     The undersigned hereby appoints Carlos A. Saladrigas and Carlos A. Rodriguez, and each of them, each with full power of substitution, as proxies or proxy of the undersigned and hereby authorizes them to represent and vote as designated below all shares of Common Stock, par value $.001 per share, of The Vincam Group, Inc. (the "Corporation") held of record by the undersigned at the close of business on January 20, 1999 at the Special Meeting of Shareholders (the "Special Meeting") to be held on March 11, 1999 at the Corporation's principal executive offices located at 10200 Sunset Drive, Miami, Florida 33173, or any adjournment or postponement thereof, and, in their discretion, upon all matters incident to the conduct of the Special Meeting and such other matters as may properly be brought before the Special Meeting.

     This signed Voting Form revokes all proxies previously given by the undersigned to vote at the Special Meeting of Shareholders or any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement/Prospectus relating to the Special Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL.

     To approve the Agreement and Plan of Merger, dated as of December 3, 1998, among Automatic Data Processing, Inc., ADP Acquisition Corp. (Florida) and the Corporation.

FOR [ ]  AGAINST [ ]  ABSTAIN [ ]

WHEN PROPERLY EXECUTED, THIS VOTING FORM WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS VOTING FORM WILL BE VOTED FOR THE FOREGOING PROPOSAL.

PLEASE SIGN EXACTLY AS NAME APPEARS BELOW.

                                                      Dated________________ 1999


                                                      __________________________
                                                             Signature


                                                       _________________________
                                                      Signature, if held jointly

                                                      Please sign exactly as
                                                      your name appears on this
                                                      Voting Form. If shares
                                                      are registered in more
                                                      than one name, the
                                                      signatures of all such
                                                      persons are required. A
                                                      corporation should sign
                                                      in its full corporate
                                                      name by a duly authorized
                                                      officer, stating such
                                                      officer's title.
                                                      Trustees, guardians,
                                                      executors and
                                                      administrators should
                                                      sign in their official
                                                      capacity giving their
                                                      full title as such. A
                                                      partnership should sign
                                                      in the partnership name
                                                      by an authorized person,
                                                      stating such person's
                                                      title and relationship to
                                                      the partnership.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS VOTING FORM PROMPTLY, USING THE ENCLOSED ENVELOPE.

     [ ] I HAVE READ THE ABOVE AND WOULD LIKE TO ATTEND THE SPECIAL MEETING IN PERSON. PLEASE SEND ME A TICKET FOR ADMISSION TO THE MEETING.